UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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PulteGroup, Inc.
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3004

2025 ANNUAL MEETING OF SHAREHOLDERS & PROXY STATEMENT

PULTEGROUP

Pulte HOMES

Centex Del Webb

March 14, 2025

Dear Shareholders of PulteGroup:

In speaking for the entire Board of Directors, I want to affirm our commitment to providing diligent oversight of PulteGroup’s management team as they work to build shareholder value through ongoing execution of the Company’s long-term strategic plan. Operating against this plan, PulteGroup continues to deliver high returns while allocating capital to its business, to shareholders and to maintaining an outstanding balance sheet.

We are pleased to report that our PulteGroup management team delivered another year of exceptional operating and financial results that are in alignment with its strategic initiatives:

•Driven by a 9% year-over-year increase in home closings, the Company reported record 2024 home sale revenues of $17 billion and record earnings of $14.69 per share on a diluted basis. Record net income helped drive cash flow from operations of $1.7 billion, after investing $5.3 billion into the business through land acquisition and development.
•Generated a return on equity of 27.5%* for 2024, helping to raise its average annual ROE to just shy of 22% over the past decade. Returned $1.4 billion to shareholders through share repurchases and dividends. The Company also brought in over $300 million in outstanding debt, as it lowered its debt-to-capital ratio to 11.8%.
•Organizationally, completed a seamless leadership transition as Jim Ossowski, SVP Finance, was promoted to CFO following Bob O’Shaughnessy announcing his plan to retire after a successful 13-year career. Also, filled a critical technology role with the hiring of Mike Guhl to be Senior Vice President and CIO. Mike joined us from HD Supply, one of the largest industrial distributors in North America, and now oversees the Company’s entire IT function.

Given the interest rate volatility of 2024, and resulting impact on affordability and buyer demand, we want to recognize the exceptional job the entire PulteGroup organization did to navigate the dynamic market conditions.

We look forward to your participation in PulteGroup’s 2025 Annual Meeting of Shareholders which will be held on April 30, 2025, at 1:00 p.m. ET. Our board of directors has fixed the close of business on March 6, 2025, as the record date for determining those holders of our common stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders and any adjournments or postponements thereof.

Given the opportunity for expanded shareholder participation, PulteGroup’s 2025 Annual Meeting will again be held virtually. You will be able to access the live audio webcast of the meeting by visiting www.virtualshareholdermeeting.com/PHM2025. At the time of the meeting, you will be able to vote your shares electronically and submit your questions through the virtual meeting platform. To participate in the meeting, you must have your 16-digit control number that is shown on your Notice of Internet Availability of Proxy Materials or on your proxy card if you elected to receive proxy materials by mail. Please note that in-person attendance at the 2025 Annual Meeting cannot be accommodated.

The Notice of Annual Meeting of Shareholders and Proxy Statement, both of which accompany this letter, provide details regarding the business to be conducted at the meeting, including proposals for: the election of directors; the ratification of the appointment of Ernst & Young LLP as our independent registered accounting firm for 2025; an advisory vote to approve the compensation of our name executive officers; and two shareholder proposals, if properly presented at the meeting.

Our board of directors recommends that you vote “FOR” the ten director nominees named in this Proxy Statement, “FOR” each of Proposals 2 and 3, and “AGAINST” each of Proposals 4 and 5. Each proposal is described in more detail in this Proxy Statement.

Your vote is very important, so please vote your shares promptly, whether or not you expect to attend the meeting. You may vote over the Internet, as well as by telephone, or, if you requested to receive printed proxy materials, by mailing a proxy card or voting instruction form, as applicable.

Sincerely,

Thomas J. Folliard
Non-Executive Chairman of the Board of Directors

* The Company's return on equity is calculated as net income for the trailing twelve months divided by average shareholders' equity, where average shareholders' equity is the sum of ending shareholders' equity balances of the trailing five quarters divided by five.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	i

NOTICE OF 2025 ANNUAL MEETING OF SHAREHOLDERS

When:	Wednesday, April 30, 2025 at 1:00 P.M., Eastern Time

Where:	Via the internet at: www.virtualshareholdermeeting.com/PHM2025

Items of Business:
Proposal 1 – Election of ten nominees for director named in this Proxy Statement

Proposal 2 – Ratification of appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025

Proposal 3 –Say-on-pay: Advisory vote to approve executive compensation

Proposals 4-5 – Two shareholder proposals, each only if properly presented at the meeting

In addition, any other business as may properly come before the meeting

Who Can Vote:	Shareholders of record at the close of business on Thursday, March 6, 2025

Who Can Participate:
Shareholders who wish to attend the virtual meeting should review pages 76 - 78. To be admitted electronically to the annual meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/PHM2025, and enter the 16-digit control code included in your proxy materials. Shareholders participating in the virtual meeting are deemed to be present in person at the annual meeting. Further instructions on how to participate in and vote at the annual meeting are available at www.virtualshareholdermeeting.com/PHM2025.

Date of Mailing:	On or about Friday, March 14, 2025, a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting are being mailed or made available to our shareholders containing instructions on how to access this Proxy Statement and our 2024 Annual Report on Form 10-K and vote online, as well as instructions on how to receive paper copies of these documents for shareholders who so elect.

Shareholder List:
A list of shareholders entitled to vote at the annual meeting will be available at www.virtualshareholdermeeting.com/PHM2025 for examination during the annual meeting. Shareholders will need their 16-digit control code to access the list.

Questions:
You may submit questions online during the annual meeting at www.virtualshareholdermeeting.com/PHM2025. The Company reserves the right to edit or reject any questions deemed duplicative, profane or inappropriate.

How To Vote In Advance
Your vote is important. We encourage you to vote promptly, whether or not you plan to attend the meeting. In accordance with the rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials, we are furnishing proxy materials to our shareholders over the internet. Make sure to have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting in hand and follow the instructions.

By Telephone: You can vote your shares by calling 1-800-690-6903 within the USA, US territories and Canada on a touchtone phone

By Internet: You can vote your shares online at www.proxyvote.com

By Mail: If you received a proxy card by mail, you can vote your shares by signing and returning the proxy card in the postage-paid envelope.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2025. The Company’s Proxy Statement for the 2025 Annual Meeting of Shareholders and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at: www.virtualshareholdermeeting.com/PHM2025.
By Order of the Board of Directors

TODD N. SHELDON
Executive Vice President, General Counsel and Corporate Secretary
Atlanta, Georgia
March 14, 2025

ii	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PROXY SUMMARY
This summary highlights selected information about the items to be voted on at the 2025 annual meeting of shareholders (“annual meeting”) of PulteGroup, Inc. (“PulteGroup,” the “Company,” “we” or “our”). This summary does not contain all of the information that you should consider in deciding how to vote. You should read the entire Proxy Statement before voting.
Meeting Agenda and Voting Recommendations

PROPOSAL ONE
Election of Directors

The Board recommends a vote FOR each of the director nominees named in this Proxy Statement.
•    Slate of directors with broad and diverse leadership experience
•    Significant experience in relevant industries (including real estate and consumer markets) and public company leadership experience, among other key competencies
•    Ongoing refreshment and succession process of Board composition
•    Proactive shareholder engagement

See pages 4 - 10 for further information
DIRECTOR NOMINEES

			Current Committee Memberships
Name	Principal Professional Experience	Years of Tenure	Independence	Audit	Comp	Finance	Nom/ Gov

KRISTEN ACTIS-GRANDE	Executive Vice President and Chief Financial Officer, MSC Industrial Direct Co., Inc.	1		●		●

BRIAN P. ANDERSON	Former Chief Financial Officer, Baxter International Inc.	20		●		●

BRYCE BLAIR	Former Chairman of the Board and Chief Executive Officer, AvalonBay Communities, Inc.	14				●	C

THOMAS J. FOLLIARD Non-Executive Chairman	Non-Executive Chairman of the Board and Former President and Chief Executive Officer, CarMax, Inc.	13

CHERYL W. GRISÉ	Former Executive Vice President, Northeast Utilities (now known as Eversource Energy)	17		●	C

ANDRÉ J. HAWAUX	Former Executive Vice President, Chief Financial Officer and Chief Operating Officer, Dick’s Sporting Goods, Inc.	12		C			●

RYAN R. MARSHALL	President and Chief Executive Officer, PulteGroup, Inc.	9				●

JOHN R. PESHKIN	Founder and Managing Partner, Vanguard Land, LLC	9			●	C

SCOTT F. POWERS	Former President and Chief Executive Officer, State Street Global Advisors	9				●	●

LILA SNYDER	Chief Executive Officer, Bose Corporation	7			●	●

Audit = Audit Committee	Finance = Finance and Investment Committee
Comp = Compensation and Management Development Committee	Nom/Gov = Nominating and Governance Committee
C = Chair of Committee

PULTEGROUP, INC. | 2025 PROXY STATEMENT	iii

PROXY SUMMARY

BOARD NOMINEE HIGHLIGHTS

Significant corporate leadership experience at public companies in relevant industries	Broad governance experience by service on other public company boards	Mix of seasoned directors and fresh perspectives

● ● ● ● ● ● ● ● ● ●	● ● ● ● ● ● ● ● ● ●	● ● ● ● ● ● ● ● ● ●

SIX OF OUR NOMINEES HAVE EXPERIENCE IN THE REAL ESTATE OR CONSUMER MARKETS	EIGHT OF OUR NOMINEES HAVE OTHER PUBLIC COMPANY BOARD EXPERIENCE	FIVE OF OUR NOMINEES HAVE JOINED THE BOARD IN THE LAST NINE YEARS

GOVERNANCE HIGHLIGHTS
PulteGroup has a long-standing commitment to strong corporate governance and throughout the years has evolved its governance framework to align with evolving best practices. In particular, we believe that the following corporate governance features help us best serve the interests of our shareholders:

Shareholder Rights

    Annual election of all directors

    Majority vote standard in uncontested director elections

    Right to call a special meeting for shareholders with 20% or more of outstanding shares

    Right to take action by written consent for shareholders

    Active engagement with the Company’s top 20 largest shareholders

Independent Oversight

    Strong Non-Executive Chairman role

    Audit Committee, Compensation and Management Development Committee and Nominating and Governance Committee each comprised solely of independent directors

    All directors are independent except the Chief Executive Officer

    Committees have authority to retain independent advisors

Good Governance
    Frequent cross-committee and Board communications

    Regular Board, committee and director evaluation processes

    Code of ethical business conduct and code of ethics

    Director orientation and continuing education programs

    Meaningful share ownership guidelines for executive officers and directors

    Prohibition against hedging and pledging Company securities by all employees and directors

Charter of Nominating and Governance Committee expresses strong commitment to inclusion of diverse knowledge, experience and viewpoints in selection of Board nominees

iv	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PROXY SUMMARY

PROPOSAL TWO
Ratification of Appointment of Ernst & Young LLP as the Independent Registered Public Accountant for 2025

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountant for 2025.

•    Independent firm with a reputation for integrity and competence

•    Provides significant financial reporting expertise

• Few ancillary services and reasonable fees	See pages 62 - 62 for further information

PROPOSAL THREE
Say-on-Pay: Advisory Vote to Approve Executive Compensation

The Board recommends a vote FOR this proposal.

•    Ongoing review of compensation practices by Compensation and Management Development Committee with assistance from an independent compensation consultant

•    Compensation programs designed to reward executives for performance against established performance objectives and improving shareholder returns

• Adherence to commonly viewed executive compensation best practices	See pages 63 - 64 for further information

PROPOSALS FOUR AND FIVE

The Board recommends a vote AGAINST shareholder proposals four and five. See pages 65 - 70 for further information

PULTEGROUP, INC. | 2025 PROXY STATEMENT	v

PROXY SUMMARY

EXECUTIVE COMPENSATION HIGHLIGHTS
Our executive compensation program is designed to reward executives for producing sustainable growth and improving shareholder returns consistent with our strategic plan and to align compensation with the long-term interests of our shareholders. In accordance with this pay for performance philosophy, PulteGroup compensates its named executive officers using a mix of cash and equity compensation elements with an emphasis on short-term and long-term performance:

Element	Description	Further Information (pages)

BASE SALARY	Provides base pay levels that are competitive with market practices to attract and retain top executive talent.	33

ANNUAL INCENTIVE	Provides annual incentive opportunities competitive with market practices to attract, motivate and retain top executive talent. Rewards executives for annual performance results relative to pre-established goals deemed critical to the success of the Company and its strategy and for relative performance in adjusted pre-tax income. Focuses on key annual results that we believe will position the Company for success over time, in keeping with the interests of shareholders. Retention of talent over performance period	34

LONG-TERM INCENTIVE PROGRAM	Provides equity incentives competitive with market practices in order to attract, motivate and retain top executive talent. Focuses executives on long-term performance of the Company. Directly aligns interests of executives with those of our shareholders. Retention of talent over performance / vesting period. All performance metrics are based on relative performance to peer group	38

RESTRICTED SHARE UNITS	Provides equity incentives competitive with market practices in order to attract, motivate and retain top executive talent. Focuses executives on long-term performance of the Company. Directly aligns interests of executives with those of our shareholders. Retention of talent over performance / vesting period.	40
PulteGroup is also committed to having strong governance standards with respect to our executive compensation program, policies and practices. Consistent with this focus, we maintain the following policies and practices that we believe demonstrate our commitment to executive compensation best practices.

vi	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PROXY SUMMARY

WHAT WE DO	WHAT WE DO NOT DO
    Annual say-on-pay vote
    Shareholder engagement
    Compensation and Management Development Committee comprised entirely of independent directors
    Independent outside compensation consultant
    Pay for performance—CEO pay approximately 93% variable
    Multi-year vesting schedule for equity awards
    Meaningful share ownership guidelines
    Clawback policies for both financial restatements and executive misconduct
    Market comparison of executive compensation against a relevant peer group
    Primarily use different metrics for short-term and long-term incentive programs

    Prohibition on hedging and pledging Company securities
    No dividends or dividend equivalents paid on unearned performance-based equity awards
    No automatic single-trigger vesting of equity awards upon a change-in-control
    No change-in-control tax gross-ups for named executive officers
    No excessive perquisites
    No service-based defined benefit pension plan
    Plan prohibits re-pricing of underwater stock options
    Plan prohibits granting discounted stock options
    No fixed term employment agreements

PULTEGROUP, INC. | 2025 PROXY STATEMENT	vii

PULTEGROUP, INC. | 2025 PROXY STATEMENT

PROXY STATEMENT
The board of directors (the “Board” or “Board of Directors”) of PulteGroup, Inc. (“PulteGroup,” the “Company,” “we” or “our”) is soliciting proxies on behalf of the Company to be used at the annual meeting of shareholders (the “annual meeting”) to be held on Wednesday, April 30, 2025, at 1:00 P.M. Eastern Time, via the internet at: www.virtualshareholdermeeting.com/PHM2025. The annual meeting will be held in a virtual meeting format only, and you will not be able to attend the annual meeting in person. See pages 76 - 78 for additional information on attending the annual meeting. In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and the Company’s Annual Report on Form 10-K (“Annual Report”) available to our shareholders electronically via the internet. In addition, the Company is using the SEC’s Notice and Access Rules to provide shareholders with more options for receipt of these materials. Accordingly, on or about March 14, 2025, the Company will mail a Notice of Internet Availability of Proxy Materials and Notice of Annual Meeting (the “Notice”) to our shareholders containing instructions on how to access this Proxy Statement and the Company’s Annual Report on the internet, how to vote online or by telephone, and how to receive paper copies of the documents and a proxy card.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	1

BOARD OF DIRECTORS INFORMATION
Board of Directors Qualifications and Attributes
The Board annually reviews the skills and experiences that it believes should be represented on the Board. As a result of this ongoing review, the Board developed the following matrix, which sets forth the collective experiences and qualifications of the director nominees that the Board believes are critical in order to continue to drive effective oversight of the Company:

Name	Public Company Leadership	Public Company Board Experience	Real Estate and Housing	Financial Expertise	Consumer Markets Experience	Corporate Governance	Human Capital	Strategic Risk Management

KRISTEN ACTIS-GRANDE

BRIAN P. ANDERSON

BRYCE BLAIR

THOMAS J. FOLLIARD

CHERYL W. GRISÉ

ANDRÉ J. HAWAUX

RYAN R. MARSHALL

JOHN R. PESHKIN

SCOTT POWERS

LILA SNYDER
In addition to these competencies and experiences, the Board also believes that integrity, business judgment, leadership skills, dedication, and collaboration are personal attributes that are vital to the Board’s ability to effectively oversee the Company and act in the best interests of the Company’s shareholders. In addition to these personal characteristics and qualifications, PulteGroup highly values the collective experience and qualifications of the directors. PulteGroup believes that the diverse set of collective experiences, viewpoints, and perspectives of its directors results in a Board with the commitment and energy to advance the interests of PulteGroup’s shareholders. The Nominating and Governance Committee has committed to the inclusion of diverse groups, knowledge, and viewpoints in its selection of Board nominees. When adding new Board members or filling vacancies, the Nominating and Governance Committee will conduct its search consistent with this commitment. All searches conducted since this commitment was adopted have been conducted in a manner consistent with this commitment.
The Board also continues to maintain policies that help to enhance its Board refreshment efforts. For example, our Corporate Governance Guidelines provide that no director shall stand for election after the age of 75. This policy promotes refreshment of the Board, providing more vacancies and therefore more opportunities to enhance the collective experiences and qualifications of our Board.
Independence
Under the Company’s Corporate Governance Guidelines, which are available to shareholders at https://www.pultegroupinc.com/investor-relations/corporate-governance/governance-documents/default.aspx, a substantial majority of the members of our Board must be independent. The Company has established director qualification standards to assist the Nominating and Governance Committee in determining director independence, which either meet or exceed the independence requirements of the NYSE corporate governance listing standards. The Board will consider all relevant facts and circumstances in making an independence determination. To be considered “independent”, the Board must affirmatively determine that the director has no material relationship with the Company, directly or as an officer, shareholder or partner of an organization that has a relationship with the Company, and that the director is otherwise independent under NYSE listing standards. In each case, the Board shall broadly consider all relevant facts and circumstances and shall apply the standards set forth below. A director will be determined to be independent if (in addition to having no material relationship with the Company, director or as an officer, shareholder or partner of an organization that has a relationship with the Company, and satisfying the independence requirements under the NYSE listing standards) the director:
    has not been an employee of the Company for at least three years;

2	PULTEGROUP, INC. | 2025 PROXY STATEMENT

BOARD OF DIRECTORS INFORMATION
    has not, during the last three years, been employed as an executive officer by a company for which an executive officer of the Company concurrently served as a member of such company’s compensation committee;
    has no immediate family members (i.e., spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than employees) who shares the director’s home) who did not satisfy the foregoing criteria during the last three years; provided, however, that such director’s immediate family member may have served as an employee but not as an executive officer of the Company during such three-year period so long as such immediate family member shall not have received, during any twelve-month period within such three-year period, more than $120,000 in direct compensation from the Company for such employment;
    is not a current partner or employee of the Company’s internal or external audit firm, and the director was not within the past three years a partner or employee of such a firm who personally worked on the Company’s internal or external audit within that time;
    has no immediate family member who (i) is a current partner of a firm that is the Company’s internal or external auditor, (ii) is a current employee of such a firm and personally works on the Company’s internal or external audit or (iii) was within the past three years a partner or employee of such a firm and personally worked on the Company’s audit within that time;
    has not received, and has no immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company (other than (i) director and committee fees, and (ii) pensions and other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service));
    is not a current employee, and has no immediate family member who is a current executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;
    does not serve, and has no immediate family member who has served, during the last three years as an executive officer or general partner of an entity that has received an investment from the Company or any of its subsidiaries, unless such investment is less than the greater of $1 million or 2% of such entity’s total invested capital in any of the last three years; and
    has not been, and has no immediate family member who has been, an executive officer of a charitable or educational organization for which the Company contributed more than the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues, in any of the last three years.
In addition, Audit Committee members may not have any direct or indirect financial relationship whatsoever with the Company other than as directors.
Furthermore, in affirmatively determining the independence of any director who will serve on the Compensation and Management Development Committee, the Board will consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a member of the Compensation and Management Development Committee, including, but not limited to, (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director and (ii) whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.
The Board considered all relevant facts and circumstances in assessing director independence. In connection with this assessment, the Board affirmatively determined that Kristen Actis-Grande, Brian P. Anderson, Bryce Blair, Thomas J. Folliard, Cheryl W. Grisé, André J. Hawaux, J. Phillip Holloman, John R. Peshkin, Scott F. Powers, and Lila Snyder are independent in accordance with the Company’s Corporate Governance Guidelines. In reaching this determination, the Board considered the relationship with respect to Mr. Folliard described in the section entitled “Certain Relationships and Related Transactions” and determined that such relationship is immaterial as it relates to Mr. Folliard’s independence. The Board further determined that Ryan R. Marshall, who is a current PulteGroup employee, is not independent within the meaning of the Company’s categorical standards and the NYSE listing standards.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	3

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board recommends a vote FOR each of the director nominees named in this Proxy Statement.

•    Slate of directors with broad and diverse leadership experience

•    Significant experience in relevant industries (including real estate and consumer markets) and public company leadership experience, among other key competencies

•    Ongoing refreshment and succession process of Board composition

•    Proactive shareholder engagement

The Restated Articles of Incorporation, as amended, of the Company (the “Articles of Incorporation”), require that we have at least three, but no more than 15, directors. The exact number of directors is set by the Board and is currently eleven. All directors will be elected on an annual basis for one-year terms. The eleven directors comprising the Board, all of whose terms are expiring at the annual meeting, are Kristen Actis-Grande, Brian P. Anderson, Bryce Blair, Thomas J. Folliard, Cheryl W. Grisé, André J. Hawaux, J. Phillip Holloman, Ryan R. Marshall, John R. Peshkin, Scott F. Powers, and Lila Snyder. On March 13, 2025, Mr. Holloman informed the Board that he will not stand for re-election at the annual meeting due to other time commitments. The Board and the Company wish to thank Mr. Holloman for his years of dedicated service on the Board. The size of the Board will be reduced from eleven to ten as of the annual meeting. Proxies cannot be voted for a greater number of persons than the nominees named. The Amended and Restated By-laws of the Company (the “By-laws”) provide that a nominee for director at the annual meeting shall be elected by the affirmative vote of a majority of the votes cast with respect to that director’s election. A majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election). If a nominee for director, who is an incumbent director, is not elected, the director shall promptly tender his or her resignation to the Board. The Nominating and Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the resignation, taking into account the committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days following certification of the election results. The director who tenders his or her resignation will not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation.
The ten persons listed below are the nominees to serve a one-year term expiring at the Company’s 2026 annual meeting of shareholders, and each has agreed to be named in this Proxy Statement and to serve the one-year term for which he or she has been nominated, if elected. Each director will hold office until his or her successor is elected and qualified or until the director’s earlier death, resignation, retirement, disqualification or removal. Please see below for a description of the occupations and recent business experience of all director nominees. In addition, the specific experience, qualifications, attributes, or skills that led the Nominating and Governance Committee to conclude that each of the director nominees should serve as a director of the Company are included in the descriptions below.

BOARD NOMINEE EXPERIENCE AND SKILLS

4	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees to Serve a One-Year Term Expiring at the 2026 Annual Meeting of Shareholders	▶

Kristen Actis-Grande
Director Since: 2024 Age: 44 Committees: • Audit • Finance and Investment
Biography
Ms. Actis-Grande has significant financial experience as a chief financial officer of a large public company and through serving in increasing roles of responsibility within the finance function of a large public multi-national manufacturer of products used in residential, commercial and industrial applications. Ms. Actis-Grande has extensive knowledge of the preparation and review of complex financial reporting statements as well as experience in internal controls, risk management and risk assessment. Her experience as a senior executive for one of the largest manufacturers of heating and cooling systems for residential applications gives her unique insights into the homebuilding industry and the broader economy.

Relevant Business Experience:
Since 2020 Ms. Actis-Grande has served as Executive Vice President and Chief Financial Officer of MSC Industrial Direct Co., Inc., a leading North American distributor of a broad range of metalworking and maintenance repair and operations (MRO) products and services. At MSC, in addition to the leadership of all finance related functions, Ms. Actis-Grande is also responsible for corporate strategy, mergers and acquisitions, and investor relations. Prior to joining MSC, Ms. Actis-Grande served in various finance-related roles for seventeen years at Ingersoll Rand Inc., a provider of flow creation and industrial products, including as Chief Financial Officer for their Compression Technologies and Services Division from 2018 to 2020 and Chief Financial Officer for their Residential HVAC and Supply division from 2016 to 2018 which included the Trane and American Standard brands. Ms. Actis-Grande is an audit committee financial expert for purposes of the SEC’s rules.

Brian P. Anderson
Director Since: 2005 Age: 74 Committees: • Audit • Finance and Investment
Biography
Mr. Anderson has significant experience as a chief financial officer of two large multinational companies and as a director of several large public companies. In addition, he has held finance positions including chief financial officer, corporate controller and vice president of audit and was an audit partner at an international public accounting firm. Mr. Anderson has significant experience in the preparation and review of complex financial reporting statements as well as experience in risk management and risk assessment. Mr. Anderson also previously served on the board of directors of Stericycle, Inc., and W.W. Grainger, Inc., among other public companies.

Relevant Business Experience:
Mr. Anderson is the former Executive Vice President of Finance and Chief Financial Officer of OfficeMax Incorporated, a distributor of business-to-business and retail office products. Prior to assuming this position in 2004, Mr. Anderson was Senior Vice President and Chief Financial Officer of Baxter International Inc., a global diversified medical products and services company, a position he assumed in 1998. Mr. Anderson has extensive experience sitting on and chairing the audit committees of public companies. Mr. Anderson also brings to the Board meaningful experience based on his service as the former Lead Director of W.W. Grainger, Inc. and former Chairman of A.M. Castle & Co., as well as his service as a Governing Board Member at the Center for Audit Quality. Mr. Anderson is an audit committee financial expert for purposes of the SEC’s rules.

Public Company Board Experience:

	• W.W. Grainger, Inc. (1999 - 2022) • James Hardie Industries plc (2006 - 2020)	• Stericycle, Inc. (2017 - 2024) • A.M. Castle & Co. (2005 - 2016)

PULTEGROUP, INC. | 2025 PROXY STATEMENT	5

PROPOSAL 1 - ELECTION OF DIRECTORS

Bryce Blair
Director Since: 2011 Age: 66 Committees: • Finance and Investment • Nominating and Governance Committee (Chair)
Biography
Mr. Blair has substantial experience in real estate development and investment, including having spent over ten years as Chairman and Chief Executive Officer of a public real estate investment trust. In addition, in his former role as chief executive officer of AvalonBay Communities, Inc., Mr. Blair was responsible for day-to-day operations, and he was regularly involved in the preparation and review of complex financial reporting statements. Mr. Blair also brings to the Board meaningful experience based on his service on the boards of directors of AvalonBay Communities, Inc., Regency Centers Corp., and Invitation Homes, Inc., where he served as Non-Executive Chairman of the board.

Relevant Business Experience:
Mr. Blair is the Manager of Harborview Associates, LLC, a company that holds and manages investments in various real estate properties. Mr. Blair is also the former Chairman of the Board and the former Chief Executive Officer of AvalonBay Communities, Inc. In addition, Mr. Blair served in a number of senior leadership positions with AvalonBay Communities, Inc., including Chief Executive Officer from February 2001 through December 2011, President from September 2000 through February 2005 and Chief Operating Officer from February 1999 to February 2001. He is a member of the Advisory Board of Navitas Capital, a venture capital firm focused on technology for the real estate sector. Mr. Blair also serves on the Advisory Board of the Boston College Center for Real Estate and Urban Action. Mr. Blair is also a past member of the National Association of Real Estate Investment Trusts, where he served as Chairman and was on the Executive Committee and the Board of Governors, and the Urban Land Institute, where he is past Chairman of the Multifamily Council and is a past Trustee.

Public Company Board Experience:

	• Invitation Homes Inc. (2017 - 2021) • Regency Centers Corp. (2014 - present)	• AvalonBay Communities, Inc. (2002 - 2013)

Thomas J. Folliard
Director Since: 2012 Age: 60 Committees: None (Mr. Folliard is the Non-Executive Chairman)
Biography
Mr. Folliard has extensive experience as Chief Executive Officer of a large, consumer-focused public company. In connection with that role, Mr. Folliard has significant experience in operational matters and business strategy, which adds a valuable perspective for the Board’s decision-making. Mr. Folliard also brings to the Board of Directors meaningful experience based on his service on the board of directors of CarMax, Inc., currently as Non-Executive Chairman, and as a member of the Chairman of the Board of Trustees of both Baron Investment Funds and Baron Select Funds.

Relevant Business Experience:
Mr. Folliard currently serves as a Trustee to Baron Investment Funds Trust and Baron Select Funds and has been in such positions since August 2017. Mr. Folliard served as President and Chief Executive Officer of CarMax, Inc., the largest retailer of used autos in the United States, from 2006 until his retirement on August 31, 2016. He continues to serve CarMax as Non-Executive Chairman of the board. He joined CarMax, Inc. in 1993 as the Senior Buyer and became the Director of Purchasing in 1994. Mr. Folliard was promoted to Vice President of Merchandising in 1996, Senior Vice President of Store Operations in 2000 and Executive Vice President of Store Operations in 2001.

Public Company Board Experience:

	• Baron Investment Funds Trust (2017 - present) • Baron Select Funds (2017 - present)	• CarMax, Inc. (2006 - present)

6	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

Cheryl W. Grisé
Director Since: 2008 Age: 72 Committees: • Compensation and Management Development (Chair) • Audit
Biography
Ms. Grisé has significant experience as a director of several large public corporations and as a former executive officer of a public utility holding company. Ms. Grisé’s substantial executive and operational experience, along with earlier experience as general counsel, corporate secretary and chief human resources executive, provide her with a unique perspective on the complex legal, governance, human capital and other issues that affect companies in regulated industries, as well as the effective functioning of the Company’s corporate governance structures. Ms. Grisé also brings to the Board meaningful experience based on her service as Lead Director of MetLife, Inc. and her service on the boards of directors of several other public companies, including her current service as Chair of the Compensation Committee of Dollar Tree, Inc.

Relevant Business Experience:
Ms. Grisé was Executive Vice President of Northeast Utilities (now Eversource Energy), a public utility holding company, from December 2005 until her retirement effective July 2007; Chief Executive Officer of its principal operating subsidiaries from September 2002 to January 2007; President of the Utility Group of Northeast Utilities Service Company from May 2001 to January 2007; and Senior Vice President, Secretary and General Counsel of Northeast Utilities from 1998 to 2001.

Public Company Board Experience:

	• MetLife, Inc. (2004 - present) • ICF International, Inc. (2012 - 2024)	• Dollar Tree, Inc. (2022 - present) • Pall Corporation (2007 - 2015)

André J. Hawaux
Director Since: 2013 Age: 64 Committees: • Audit (Chair) • Nominating and Governance
Biography
Mr. Hawaux has significant experience serving as a senior officer of several corporations, including as executive vice president and chief financial officer of a large, consumer-focused public company. In connection with that role, Mr. Hawaux has extensive experience in operational matters and business strategy, which adds a valuable perspective for the Board’s decision-making. In addition, Mr. Hawaux has significant experience in the preparation and review of complex financial reporting statements as well as experience in risk management and risk assessment. Mr. Hawaux also serves on the boards of directors of Lamb Weston Holdings, Inc. where he is a Chair of the audit and finance committees and Tractor Supply Company where he is a member of the audit and nominating & governance committees.

Relevant Business Experience:
Mr. Hawaux is the Former Executive Vice President, Chief Financial Officer, and Chief Operating Officer of Dick’s Sporting Goods, Inc. Mr. Hawaux joined Dick’s Sporting Goods, Inc., a leading omni-channel sporting goods retailer, in June 2013 as Executive Vice President, Finance Administration and Chief Financial Officer and also served as its Executive Vice President, Chief Operating Officer through August 2017. Mr. Hawaux served as president of the Consumer Foods business of ConAgra Foods, Inc. (now ConAgra Brands Inc.), one of North America’s leading packaged food companies, from 2009 until May 2013. He joined ConAgra as Executive Vice President and Chief Financial Officer in 2006, and prior to ConAgra, he served as general manager of a large U.S. division of PepsiAmericas. Mr. Hawaux also previously served as Chief Financial Officer for Pepsi-Cola North America and Pepsi International’s China business unit. Mr. Hawaux is an audit committee financial expert for purposes of the SEC’s rules.

Public Company Board Experience:

	• Lamb Weston Holdings, Inc. (2017 - present)	• Tractor Supply Company (2022 - present)

PULTEGROUP, INC. | 2025 PROXY STATEMENT	7

PROPOSAL 1 - ELECTION OF DIRECTORS

Ryan R. Marshall
Director Since: 2016 Age: 50 Committees: • Finance and Investment
Biography
Mr. Marshall brings significant insight to the Board from his tenure at PulteGroup, including in his position as President and Chief Executive Officer and his management of many of the Company’s largest operations. Mr. Marshall’s extensive experience at the Company through various financial and operational roles prior to his appointment as the Chief Executive Officer of the Company provides an in-depth understanding of PulteGroup’s operations and complexity and adds a valuable perspective for Board decision-making. Mr. Marshall also serves on the board of directors of Floor & Decor Holdings, Inc. where he sits on the audit committee.

Relevant Business Experience:
Mr. Marshall is President and Chief Executive Officer of PulteGroup, Inc. Mr. Marshall has served as the President and Chief Executive Officer of PulteGroup, Inc. since September 8, 2016, and as the President since February 15, 2016. Prior to becoming CEO, Mr. Marshall most recently had the responsibility for the Company’s homebuilding operations and its marketing and strategy departments. Prior to being named President, Mr. Marshall was Executive Vice President of Homebuilding Operations since May 2014. Other previous roles included Area President for the Company’s Southeast Area since November 2012, Area President for Florida, Division President in both South Florida and Orlando and Area Vice President of Finance. In those roles, he has managed various financial and operating functions including financial reporting, land acquisition and strategic market risk and opportunity analysis.

Public Company Board Experience:
• Floor & Decor Holdings, Inc. (2020 - present)

John R. Peshkin
Director Since: 2016 Age: 64 Committees: • Compensation and Management Development • Finance and Investment (Chair)
Biography
Mr. Peshkin has significant experience as a founder and managing partner at a leading real estate investment group. In addition, Mr. Peshkin also has significant experience in the real estate and home building industries as a successful senior executive, as an investor and as a board member at two of the nation’s top builders, which brings valuable industry knowledge and insight to the Board. Mr. Peshkin also brings to the Board meaningful experience based on his service on the board of directors of for-profit companies and non-profit institutions.

Relevant Business Experience:
Mr. Peshkin is the founder and Managing Partner at Vanguard Land, LLC, a private real estate investment group focused on the acquisition and development of residential and commercial properties throughout Florida since 2008. He was previously the founder and Chief Executive Officer of Starwood Land Ventures, an affiliate of Starwood Capital Group Global, a real estate private equity firm, until 2008. Mr. Peshkin spent 24 years with Taylor Woodrow plc, a national homebuilder, serving as its North American CEO and President from 2000 to 2006. Mr. Peshkin is an audit committee financial expert for purposes of the SEC’s rules.

Public Company Board Experience:

• Standard Pacific Corp. (subsequently CalAtlantic Group, Inc., which was then acquired by Lennar Corporation) (2012 - 2015)

8	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

Scott F. Powers
Director Since: 2016 Age: 65 Committees: • Finance and Investment • Nominating and Governance
Biography
Mr. Powers has significant experience as a financial services executive executing growth strategies, managing operations and leading efforts in risk and crisis management. Mr. Powers brings additional skills to the Board honed through a career of managing through financial industry change. Mr. Powers also has public company board experience as a current member of the boards of directors of Sun Life Financial, Inc., where he also serves as Non-Executive Chairman of the Board, and Automatic Data Processing, Inc. where he serves as a member of the Nominating Committee / Corporate Governance Committee and Chair of the Compensation and Management Development Committee.

Relevant Business Experience:
Mr. Powers is the Former President and Chief Executive Officer of State Street Global Advisors. Mr. Powers held leadership positions at State Street Corporation, a financial holding company that performs banking services through its subsidiaries, from 2008 to 2015, most recently as Executive Vice President of State Street Corp, President and Chief Executive Officer of State Street Global Advisors. Mr. Powers also served as a member of the State Street Management Committee. In addition, he previously served as President and Chief Executive Officer of Old Mutual USA and Old Mutual Asset Management from 2001 to 2008. He also held executive roles at Mellon Financial Corporation and Boston Company Asset Management.

Public Company Board Experience:

	• Automatic Data Processing, Inc. (2018 - present) • Sun Life Financial, Inc. (2015 - present)	• Whole Foods Market, Inc. (2017)

Lila Snyder
Director Since: 2018 Age: 52 Committees: • Compensation and Management Development • Finance and Investment
Biography
Ms. Snyder has significant experience as a consultant and corporate executive in a wide variety of industries. Ms. Snyder has advised on and led innovation initiatives in the areas of digital technology, media, cybersecurity and communications. Ms. Snyder also brings significant skills to the Board relating to strategy, operations, marketing and sales as a current chief executive officer of a large multi-national private company and as a former C-level executive of a Fortune 1000 Company.

Relevant Business Experience:
Ms. Snyder has served as Chief Executive Officer of Bose Corporation, a manufacturer of audio equipment, since August 2020. Prior to her current role, Ms. Snyder held numerous senior leadership positions at Pitney Bowes, Inc., including Executive Vice President and President, Commerce Services from October 2017 to August 2020, President of Global Ecommerce from June 2015 to October 2017, and President of Document Messaging Technologies from November 2013 to June 2015. Prior to joining Pitney Bowes, Inc., Ms. Snyder was a partner at global consultancy firm McKinsey & Company, Inc., where she led McKinsey’s Stamford office and served clients in the technology, media and communications sectors.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	9

PROPOSAL 1 - ELECTION OF DIRECTORS

The Board of Directors recommends that shareholders vote “FOR” the election of these ten nominees.

If a nominee is unable to stand for election, the Board may reduce the number of directors or choose a substitute. If the Board chooses a substitute, shares represented by proxies will be voted for the substitute. If a director retires, resigns, dies or is unable to serve for any reason, the Board may reduce the number of directors or appoint a new director to fill the vacancy. The new director would serve until the Company’s next annual meeting of shareholders.

10	PULTEGROUP, INC. | 2025 PROXY STATEMENT

COMMITTEES OF THE BOARD OF DIRECTORS
The Board has four standing committees to facilitate and assist the Board in the execution of its responsibilities. The committees are currently the Audit Committee, Compensation and Management Development Committee, Nominating and Governance Committee and Finance and Investment Committee. Charters for all of these committees are available on the Company’s website at www.pultegroupinc.com. The table below shows current membership for each of the standing Board committees.

Director Name	Audit Committee	Compensation and Management Development Committee	Nominating and Governance Committee	Finance and Investment Committee
KRISTEN ACTIS-GRANDE	●			●

BRIAN P. ANDERSON	●			●

BRYCE BLAIR			C	●

THOMAS J. FOLLIARD*

CHERYL W. GRISÉ	●	C

ANDRÉ J. HAWAUX	C		●

J. PHILLIP HOLLOMAN+	●	●

RYAN R. MARSHALL				●

JOHN R. PESHKIN		●		C

SCOTT F. POWERS			●	●

LILA SNYDER		●		●
C = Chair
*    Non-Executive Chairman
+    Mr. Holloman is not standing for re-election at the annual meeting.
Board Committee Refreshment
On at least an annual basis, the Nominating and Governance Committee reviews committee assignments and discusses whether rotation of committee members and committee chairs is appropriate to introduce fresh perspectives and to broaden and diversify the views and experiences represented on the Board’s Committees. The Board made the following committee changes effective May 2024: (i) Ms. Actis-Grande began serving on the Audit Committee and the Finance and Investment Committee, (ii) Ms. Grisé became chair of the Compensation and Management Development Committee and a member of the Audit Committee, (iii) Mr. Powers and Mr. Blair became members of the Finance and Investment Committee, (iv) Mr. Hawaux became a member of the Nominating and Governance Committee, and (v) Mr. Holloman and Mr. Peshkin became members of the Compensation and Management Development Committee.
Audit Committee
The Audit Committee met eight times in 2024. The Audit Committee represents and assists the Board with the oversight of the integrity of the Company’s financial statements and financial reporting process, the Company’s system of internal accounting and financial controls, the performance of the Company’s internal audit function, the annual independent audit of the Company’s financial statements, the engagement of the independent auditors, the evaluation of the independent auditor’s qualifications, independence and performance, the Company’s compliance with legal and regulatory requirements, and the Company’s management of significant financial and technological risks. The Audit Committee is also responsible for preparing the report of the Audit Committee required to be included in the Company’s annual proxy statement.
The Audit Committee is responsible for selecting (subject to ratification by our shareholders) the independent auditor as well as setting the compensation for and overseeing the work of the independent auditor and approving audit services to be provided by the independent auditor. The Board has determined that each of the members of the Audit Committee is independent within the meaning of the Company’s categorical standards and the applicable NYSE and SEC rules and financially literate as defined by the NYSE rules, and

PULTEGROUP, INC. | 2025 PROXY STATEMENT	11

COMMITTEES OF THE BOARD OF DIRECTORS
that Kristen Actis-Grande, Brian P. Anderson and André J. Hawaux are audit committee financial experts for purposes of the SEC’s rules.
Compensation and Management Development Committee
The Compensation and Management Development Committee met four times in 2024. The Compensation and Management Development Committee is responsible for the review, approval and administration of the compensation and benefit programs for the Chief Executive Officer and the other named executive officers. It also reviews and makes recommendations regarding the Company’s general compensation philosophy and incentive plans and certain other compensation plans; reviews the Company’s leadership development programs and initiatives; discusses performance, leadership development and succession planning for key officers with the Chief Executive Officer, as appropriate; develops and implements policies with respect to the recovery or “clawback” of any excess incentive-based compensation paid to any of the Company’s officers as required by law and in other circumstances deemed to be appropriate by the Compensation and Management Development Committee; and reviews the Company’s strategies and policies related to human capital management, including with respect to matters such as employee engagement and talent development. The Compensation and Management Development Committee has the power to form subcommittees and delegate responsibility to them. The Board has determined that each of the members of the Compensation and Management Development Committee is independent within the meaning of the Company’s categorical standards and the NYSE rules.
Ms. Grisé is currently the Chair of the Compensation and Management Development Committee. Ms. Grisé works with the Company’s Executive Vice President, and Chief People Officer, or other senior leadership in our human resources department, to establish meeting agendas and determine whether any members of PulteGroup’s management or outside advisors should attend meetings. The Compensation and Management Development Committee also meets regularly in executive session. At various times during 2024 at the request of the Compensation and Management Development Committee, Ryan R. Marshall, the President and Chief Executive Officer of the Company; Robert T. O’Shaughnessy, the Executive Vice President and Chief Financial Officer of the Company; Todd N. Sheldon, the Executive Vice President, General Counsel and Corporate Secretary of the Company; and Kevin A. Henry, Executive Vice President and Chief People Officer of the Company, may attend Compensation and Management Development Committee meetings, or portions of Compensation and Management Development Committee meetings, to provide the Compensation and Management Development Committee with information regarding the Company’s operational performance, financial performance or other topics requested by the Compensation and Management Development Committee to assist it in carrying out its responsibilities.
The Chief Executive Officer annually reviews the performance of each member of senior management (other than our Chief Executive Officer’s performance, whose performance is reviewed by the Compensation and Management Development Committee). Recommendations based on these reviews, including salary adjustments, annual bonuses, long-term incentives and equity grants, are presented to the Compensation and Management Development Committee. Recommendations regarding salary adjustments, annual bonuses, long-term incentives and equity grants for our Chief Executive Officer are made by the Compensation and Management Development Committee and approved by the full Board. All decisions for 2024 made with respect to the executives listed in the Summary Compensation Table (other than the Chief Executive Officer) were made after deliberation with Mr. Marshall.
The Compensation and Management Development Committee is also responsible for overseeing the development of the Company’s succession plan for the President and Chief Executive Officer and other key members of senior management, as well as the Company’s leadership development programs.
The Compensation and Management Development Committee receives and reviews materials provided by the Compensation and Management Development Committee’s consultant and the Company’s management. These materials include information that the consultant and management believe will be helpful to the Compensation and Management Development Committee, as well as materials the Compensation and Management Development Committee specifically requests.
The Compensation and Management Development Committee has the authority to engage its own outside compensation consultant and any other advisors it deems necessary. Since May 2019, the Compensation and Management Development Committee has engaged Semler Brossy to act as its independent consultant. Semler Brossy regularly provides the Compensation and Management Development Committee with information regarding market compensation levels, general compensation trends and best practices. The Compensation and Management Development Committee also regularly asks Semler Brossy to opine on the reasonableness of specific pay decisions and actions for the named executive officers, as well as the appropriateness of the design of the Company’s executive compensation programs.
The activities of Semler Brossy are directed by the Compensation and Management Development Committee, although Semler Brossy may communicate with members of management, as appropriate, to gather data and prepare analyses as requested by the Compensation and Management Development Committee. During 2024, the Compensation and Management Development Committee asked Semler Brossy to review market data and advise the Committee on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program; review and advise the Compensation and Management Development Committee regarding the Company’s pay for performance, equity grant and dilution levels, each as relative to the Company’s peers; review and advise the Compensation and Management Development Committee regarding regulatory, disclosure and other technical matters; and review and advise the Compensation and Management Development Committee regarding the

12	PULTEGROUP, INC. | 2025 PROXY STATEMENT

COMMITTEES OF THE BOARD OF DIRECTORS
Company’s compensation risk assessment procedures. The Compensation and Management Development Committee also asked Semler Brossy to provide opinions on named executive officer pay decisions.
In 2024, Semler Brossy did not provide any other services to the Company. The Compensation and Management Development Committee assessed the independence of Semler Brossy pursuant to SEC rules and concluded that the work of the compensation consultants for the Compensation and Management Development Committee does not raise any conflict of interest. The Compensation and Management Development Committee has determined that Semler Brossy is independent because it does no work for the Company other than that requested by the Compensation and Management Development Committee. The Chair of the Compensation and Management Development Committee reviews the consultant’s invoices, which are paid by the Company.
Nominating and Governance Committee
The Nominating and Governance Committee met seven times in 2024. The Nominating and Governance Committee establishes criteria for the selection of new members of the Board and makes recommendations to the Board based on qualified identified individuals, including any qualified candidates nominated by shareholders, as described in “Director Nomination Recommendations” below. The Nominating and Governance Committee is also responsible for matters related to the governance of the Company and for developing and recommending to the Board the criteria for Board membership, the selection of new Board members, and the assignment of directors to the committees of the Board. The Nominating and Governance Committee assures that a regular evaluation is conducted of the performance, qualifications, and integrity of the Board and the committees of the Board. Please see “Corporate Governance—Board Assessments” for further information regarding the regular evaluations. The Nominating and Governance Committee also reviews and makes recommendations with respect to the compensation of members of the Board.
The Nominating and Governance Committee is also responsible for reviewing the Company’s environmental sustainability, social responsibility and governance policies, practices and disclosures, reviewing the Company’s cultural metrics, and assessing and monitoring the Company’s enterprise risk management initiatives. With respect to our reporting on these matters, the Nominating and Governance Committee oversaw our Company’s process of beginning to report sustainability metrics consistent with the Sustainability Accounting Standards Board for Home Builders along with other disclosures related to our environmental and social initiatives. Sustainability-related metrics and initiatives have been included in our CEO’s performance objectives since 2023. With respect to our Company’s culture initiatives, the Nominating and Governance Committee reviews, at least twice annually, key company metrics with regard to workforce stability, health and safety, as well as our compliance policies relating to employee conduct and anti-harassment.
The Board has determined that each of the members of the Nominating and Governance Committee is independent within the meaning of the Company’s categorical standards and the NYSE rules.
Finance and Investment Committee
The Finance and Investment Committee met six times in 2024. The Finance and Investment Committee reviews key aspects of the Company’s policies that relate to the management of the Company’s financial affairs. The Finance and Investment Committee also reviews the Company’s long-term strategic plans and annual budgets, capital commitments budget, certain land acquisition and sale transactions, and the Company’s cash needs and funding plans.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	13

COMMITTEES OF THE BOARD OF DIRECTORS

Board Meeting Information
The Board held a total of six meetings in 2024. During 2024, each director attended at least 90% of the aggregate number of meetings of the Board and of the committees on which such director served that were held during the period that such director served on the Board or applicable committee.
PulteGroup encourages its directors to attend each of the Company’s annual meeting of shareholders, and all of our directors serving on the date of last year’s annual meeting of shareholders attended that meeting.
Throughout the year, PulteGroup held regularly scheduled executive sessions of its non-management directors without management participation. In addition, in 2025, PulteGroup will hold at least one executive session of its non-management directors without the participation of management. Since January 1, 2023, Mr. Folliard has presided at these executive sessions. Provided that Mr. Folliard is re-elected at the annual meeting, he will continue to preside over the executive sessions as the Non-Executive Chairman (as discussed further below).

14	PULTEGROUP, INC. | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE
Corporate Governance Highlights
The Board continues to take steps that we believe improve our corporate governance and position our Company for long-term success, which have included:
    Commitment to Board Refreshment. Our Corporate Governance Guidelines provide that no director shall stand for election after the age of 75, and six of ten director nominees have served for nine years or less. This policy results in more vacancies and therefore more opportunities to enhance and include collective experiences and qualifications.
    Non-Executive Chairman of the Board. Since January 1, 2023, Mr. Folliard has served in the position of Non-Executive Chairman of the Board. The Non-Executive Chairman serves to help (i) ensure that the Board discharges its responsibilities, (ii) ensure that the Board has structures and procedures in place to enable it to function independently of management, (iii) provide leadership at independent directors’ executive sessions and in other work, (iv) promote director dialogue in and out of meetings and (v) ensure the Board clearly understands the respective roles and responsibilities of the Board and management.
Governance Guidelines; Insider Trading Policy; Code of Ethical Business Conduct; Code of Ethics; Prohibition on Hedging
The Board has adopted Corporate Governance Guidelines, which reflect the principles by which PulteGroup operates. The guidelines address an array of governance issues and principles including: director independence, committee independence, management succession, annual Board evaluations, director nominations, director time commitments, director age limitations, the role of the Non-Executive Chairman or Lead Director, and executive sessions of the independent directors. PulteGroup’s Governance Guidelines are available for viewing on our website at www.pultegroupinc.com. The Company has also adopted an insider trading policy governing the purchase and sale and other disposition of Company securities by our directors, officers and employees, and by the Company itself. The Company believes this policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of the PulteGroup, Inc. Insider Trading and Confidentiality Policy is filed as Exhibit 19 to the Annual Report and is also available on our website at www.pultegroupinc.com. The Board also has adopted a Code of Ethical Business Conduct, which applies to all directors and employees and a Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Controller and other senior officers. The Code of Ethical Business Conduct and the Code of Ethics are also available on the Company’s website at www.pultegroupinc.com, and the Company intends to include on such website any waivers of its Code of Ethical Business Conduct that relate to executive officers and directors as well as any amendments to, or waivers from, a provision of its Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller that relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K. Among other provisions, our Code of Ethical Business Conduct prohibits all employees and directors from engaging in hedging or monetization transactions such as zero-cost collars or forward sale contracts, with respect to their Company security holdings.
Board Leadership
Our Corporate Governance Guidelines currently contemplate that the independent directors will annually designate one of the independent directors to serve as Non-Executive Chairman for a one-year term. As noted above, the Board appointed Thomas Folliard as Chairman of the Board, and, provided that Mr. Folliard is re-elected at the annual meeting, as an independent director, he will continue to serve as Non-Executive Chairman.
Mr. Folliard will work with the President and Chief Executive Officer to ensure that the Board discharges its responsibilities, has procedures in place to enable it to function independently of management, and clearly understands the respective roles and responsibilities of the Board and management. In addition, the Non-Executive Chairman’s duties have historically included and will continue to include convening and chairing regular executive session meetings of the non-management directors and, as appropriate, providing prompt feedback to the President and Chief Executive Officer; coordinating and developing the agenda for executive sessions of the independent directors; convening meetings of the independent directors if necessary; coordinating feedback to the President and Chief Executive Officer on behalf of the independent directors regarding business issues and management; providing final approval, after consultation with the President and Chief Executive Officer, as to the agendas for meetings of the Board and informational needs associated with those agendas and presentations; performing such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole or by the non-management directors; serving as the designated spokesperson for the Board when it is appropriate for the Board to comment publicly on any matter; and being available for consultation and communication if requested by the Company’s major shareholders. The Board recognizes that no single leadership model is right for all companies at all times, and, as appropriate, the Board will continue to review its leadership model to determine the correct leadership structure for the Company.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	15

CORPORATE GOVERNANCE
Board Role in Risk Oversight
The Board’s involvement in risk oversight includes both formal and informal processes and involves the Board and committees of the Board.
On an annual basis, the Nominating and Governance Committee of the Board oversees a formal risk assessment during which the principal operational risks facing PulteGroup and associated responses are evaluated and enterprise risks are reviewed to determine the appropriate allocation of oversight of those risks amongst the Board and its various committees. For instance, the Audit Committee receives materials on a frequent basis to address the identification and status of certain risks to the Company, including: financial risks, regulatory risks, litigation claims and risks, and cybersecurity risks. At meetings of the full Board, these risks are identified to Board members, and the Chair of the Audit Committee reports on the activities of the Audit Committee regarding risk analysis. In addition, two times per year, the Audit Committee receives a report from PulteGroup’s Ethics Committee regarding current helpline reports and associated responses. The other committees of the Board also consider and address certain risks as they perform their respective responsibilities, and such committees report to the full Board from time to time as appropriate, including whenever a matter rises to a material or enterprise level risk. For example, annually, the Compensation and Management Development Committee reviews the potential risks associated with our compensation program.
The Nominating and Governance Committee has been designated to monitor risks related to the Company’s sustainability initiatives, and in 2019 the Nominating and Governance Committee began formally reviewing metrics regarding the Company’s culture, including key company metrics with regard to workforce stability, health and safety, as well as our compliance policies relating to employee conduct and anti-harassment.
In addition to their formal risk assessment activities and oversight, the Board and committees of the Board are also involved in risk oversight on a more informal basis at regular Board and committee meetings. The Board’s efforts include the receipt of regular financial and business updates from senior management, which involve detailed reports on financial and business risks facing PulteGroup when applicable.
Cybersecurity and risks related to our information technology and other computer resources are an important focus of our Board’s risk oversight. Our computer systems, including our back-up systems, are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, security breaches (through cyberattacks from computer hackers and sophisticated organizations), catastrophic events such as fires, tornadoes and hurricanes, usage errors by our employees, or cyber-attacks or errors by third party vendors who have access to our confidential data or that of our customers, vendors or employees. We have established processes and policies for assessing, identifying and managing material risks posed by cybersecurity threats. Our processes and policies are based upon the National Institute of Standards and Technology (NIST) Cybersecurity Framework with our processes focused on: (i) developing organizational understanding to manage cybersecurity risks, (ii) applying safeguards to protect our systems, (iii) detecting the occurrence of a cybersecurity incident, (iv) responding to a cybersecurity incident, and (v) recovering from a cybersecurity incident. Where appropriate, these processes and policies are integrated into our overall risk management systems and processes. For instance, all of our employees with network access are required to complete information security and privacy training on an annual basis. We are also frequently working to improve our information technology systems and provide employee awareness training around phishing, malware, and other cyber risks to enhance our levels of protection. We have engaged independent consultants and other third-parties to assist us in establishing and improving our policies. We conduct tabletop exercises with outside consultants at least annually to test our processes and policies and use feedback from those exercises to improve our processes. Our senior management team members are active participants in those exercises, and members of the Audit Committee of our Board have participated in some of those exercises as well. Our processes and policies include the identification of those third-party relationships which have the greatest potential to expose us to cybersecurity threats and, upon identification, we conduct additional due diligence as a part of establishing those relationships. We also maintain insurance coverage for cybersecurity insurance as part of our overall insurance portfolio. Our Audit Committee receives materials on a frequent basis to address the identification and status of information technology cybersecurity risks, and management, including our Chief Information Officers (CIO) and Chief Information Security Officer (CISO), provides quarterly updates to our Audit Committee and an update to our Board at least annually with respect to cybersecurity matters. Pursuant to our Cybersecurity Incident Response Plan (CIRP), when a cybersecurity event has been identified through our detection processes, it is assessed in order to determine whether the event is a cybersecurity incident. Our CIRP designates the primary manager of a cybersecurity incident, describes the parties who should be informed about the incident and outlines the processes for containment, eradication, recovery and resolution of the incident. Depending on the severity and impact of a cybersecurity threat, members of our senior management team and Board are notified of an incident and kept informed of the mitigation and remediation of the incident.

16	PULTEGROUP, INC. | 2025 PROXY STATEMENT

CORPORATE GOVERNANCE

ENTERPRISE RISK AND BOARD OF DIRECTORS’ OVERSIGHT

Board of Directors

- Competition
- Customer Demand
- Strategy and Business Model
- Organizational Structure
- Quality
- Construction, Labor & Materials
- Business Continuity
- Macroeconomic Risks

Nominating and Governance/ Compensation and Management Development Committee

- Incentive Plans
- Health, Safety & Wellness
- Culture/Human Capital
- Succession Planning
- Environmental & Social
- Political Spending
- ERM Program Oversight

Audit Committee

- Compliance – Code of Conduct Review
- Litigation – Major Cases
- Financial Reporting/ Accounting Standards
- Pulte Financial Services (PFS)
- Cybersecurity and AI
- Construction Defect Claims – Actuarial Estimates
- Tax
- Insurance Programs

Finance and Investment Committee

- Capital Allocation – Share Repurchases and Dividends
- Land Investment
- Treasury Activities – Debt and Liquidity
- Equity Markets
- Investor Relations

Board Assessments
Each year, the Nominating and Governance Committee leads a confidential assessment process under which our Board and its committees conduct self-assessments. Additionally, every other year, the Nominating and Governance Committee leads a confidential assessment process under which each individual director completes a formal self-assessment and an assessment of each other director. The following is a summary of the assessment process:
    Board assessments—Each year, the Board and the Nominating and Governance Committee review and discuss the results of the Board’s self-assessment. The discussion includes an assessment of the Board’s compliance with the principles in the Corporate Governance Guidelines and an identification of areas in which the Board could improve its performance.
    Committee assessments—Each year, each committee of the Board and the Nominating and Governance Committee review and discuss the results of the respective committee’s self-assessment. Each committee discussion includes an assessment of the respective committee’s compliance with the principles in the Corporate Governance Guidelines and the committee’s charter, as well as an identification of areas in which the committee could improve its performance.
    Director assessments—Every other year, each director completes a self-assessment and an assessment of each other director, and that feedback is shared in one-on-one discussions with each director. The Chair of the Nominating and Governance Committee conducts these assessments, except for the Chair’s own assessment, which is currently conducted by the Non-Executive Chairman. These assessments are designed to enhance each director’s participation and role as a member of the Board, as well as to assess the competencies and skills each individual director is expected to bring to the Board. While formal self-assessments are conducted every other year, the Chair and the Nominating and Governance Committee regularly solicit feedback from the other directors and take action as necessary to ensure a well-functioning Board.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	17

CORPORATE GOVERNANCE

In 2024, the Board, committee and individual director assessments were completed in December. Our Board believes that one of the best measures of the effectiveness of an assessment process is how a Board uses the information and whether it takes action on the results. Our Board’s assessment process and annual review of our experience matrix have been the key component in our proactive Board refreshment process resulting in six new Board members over the last nine years. The Board has also used the assessment process to assess the additional skills and experiences that would be useful to add to our Board. Our Board intends to continue to review the matrix for appropriate revisions at least annually.
Board Oversight of Director Time Commitments
As part of our individual director assessment process, our Board not only assesses each member’s attendance record, but also his or her engagement on the Board during and between meetings. As noted above, our Board members each attended at least 90% of their scheduled meetings in 2024. In addition to this strong record of commitment and engagement and a rigorous assessment process, our Corporate Governance Guidelines also provide for specified limitations on director time commitments. Our Corporate Governance Guidelines provide that a director may not serve on more than four total boards of directors of public companies, including the Company’s Board; a director who is an executive chair (or the equivalent) at another public company board of directors may not serve on more than three boards of directors of public companies, including the Company’s Board; a director who is a chief executive officer (or the equivalent) at another public company may not serve on more than two boards of directors of public companies, including the Company’s Board; and any management director may not serve on more than two boards of directors of public companies, including the Company’s Board. Our Corporate Governance Guidelines also provide that directors are expected to advise the Chairman of the Board and the Chairman of the Nominating and Governance Committee before accepting any other public company directorship or any assignment to the audit committee or compensation committee of the board of directors of any public company. Furthermore, our Nominating and Governance Committee also annually assesses a director candidate’s time commitments on other public company boards when making nomination recommendations. Currently all of our director nominees are compliant with these guidelines.
Available Information about PulteGroup
The following information is available on PulteGroup’s website at www.pultegroupinc.com and in print for any shareholder upon written request to our Corporate Secretary:
    Previously filed SEC current reports, quarterly reports, annual reports and reports under Section 16(a) of the Exchange Act
    Audit Committee Charter
    Compensation and Management Development Committee Charter
    Nominating and Governance Committee Charter
    Finance and Investment Committee Charter
    Code of Ethics (for Covered Senior Officers)
    Code of Ethical Business Conduct
    Corporate Governance Guidelines
    By-laws

18	PULTEGROUP, INC. | 2025 PROXY STATEMENT

DIRECTOR NOMINATION RECOMMENDATIONS
The Nominating and Governance Committee does not have a single method for identifying director candidates but will consider candidates suggested by a wide range of sources, including candidates recommended by shareholders. The Nominating and Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board. The Nominating and Governance Committee will review all proposed nominees, including those proposed by shareholders, in accordance with its charter and PulteGroup’s Corporate Governance Guidelines. The Nominating and Governance Committee considers the experience and skills for potential candidates adopted by the Board and summarized in the matrix on page 2. In addition, the Nominating and Governance Committee will review the person’s judgment, experience, qualifications, independence, understanding of PulteGroup’s business or other related industries and such other factors as the Nominating and Governance Committee determines are relevant in light of the needs of the Board and PulteGroup. The Nominating and Governance Committee will select qualified candidates and review its recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.
You may recommend a person to be nominated for director by submitting a written proposal by certified mail, return receipt requested, or by recognized overnight courier, to Todd N. Sheldon, Corporate Secretary, PulteGroup, Inc., 3350 Peachtree Road Northeast, Suite 1500, Atlanta, Georgia 30326. Shareholders wishing to directly nominate a candidate for election as a director at next year’s annual meeting of shareholders must deliver written notice to PulteGroup at the above address not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of shareholders (unless the annual meeting is convened more than thirty days before or more than 60 days after such anniversary date, in which case notice must be received no more than 120 days prior to the date of such annual meeting nor less than the later of (i) 90 days prior to such annual meeting and (ii) 10 days after the earlier of (A) the day on which notice of the date of the meeting was mailed or otherwise provided by the Company or (B) the day on which public disclosure of the meeting date was made), and the required notice must include the information and documents set forth in the By-laws.
In addition, the By-laws permit proxy access. The proxy access By-law provision permits a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common shares continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to two individuals or 20% of the board, whichever is greater, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the Company’s By-laws. Shareholders wishing to directly nominate a candidate for election as a director at next year’s annual meeting of shareholders and have such nomination included in the Company’s proxy materials must deliver written notice to PulteGroup at the above address not later than 120 days nor more than 150 days in advance of the date the Company’s proxy statement was released to security holders for the annual meeting (unless the date of such meeting has been changed by more than 30 days from the date contemplated at this time), and the required notice must include the information and documents set forth in the By-laws.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	19

2024 DIRECTOR COMPENSATION
The table below shows compensation for the Company’s non-employee directors for the fiscal year ended December 31, 2024.

	Fees Earned or Paid in Cash (1)	Share Awards (2)(3)	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

KRISTEN ACTIS-GRANDE	$62,115	$180,075	$—	$—	$242,190

BRIAN P. ANDERSON	$95,000	$180,075	$—	$—	$275,075

BRYCE BLAIR	$120,000	$180,075	$—	$—	$300,075

THOMAS FOLLIARD	$170,000	$180,075	$—	$—	$350,075

CHERYL W. GRISÉ	$111,346	$180,075	$—	$—	$291,421

ANDRE HAWAUX	$125,000	$180,075	$—	$—	$305,075

J. PHILLIP HOLLOMAN	$95,000	$180,075	$981	$—	$276,056

JOHN R. PESHKIN	$120,000	$180,075	$2,654	$—	$302,729

SCOTT F. POWERS	$103,654	$180,075	$648	$—	$284,377

LILA SNYDER	$95,000	$180,075	$—	$—	$275,075
(1)    The amounts in this column represent the fees earned or paid in cash for services as a director, including annual retainer, committee chairmanship and Non-Executive Chairman fees. Ms. Actis-Grande's fees were pro-rated to reflect her partial year of service on the Board for 2024 and Ms. Grisé's and Mr. Powers' fees were each pro-rated to reflect their partial year of service as Chair of the Compensation and Management Development Committee.
(2)    The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements included in our Annual Report for the fiscal year ended December 31, 2024. On May 6, 2024, the non-employee directors received their annual equity grant of 1,528 shares, which represents $180,000 divided by the average of the high and low share price on the date of grant. The amount reported in this column for Ms. Grisé and Messrs. Folliard, Holloman, Peshkin and Powers represent the value of share units deferred under the PulteGroup, Inc. Deferred Compensation Plan for Non-Employee Directors. The share units consist of fully vested deferred share units that are settled in common shares and subject to a deferral election consistent with Internal Revenue Code Section 409A.
(3)    As of December 31, 2024, each non-employee director had the number of deferred share units set forth below and did not hold any other equity awards as of December 31, 2024.

20	PULTEGROUP, INC. | 2025 PROXY STATEMENT

2024 DIRECTOR COMPENSATION

Director	Deferred Share Units

KRISTEN ACTIS-GRANDE	—

BRIAN P. ANDERSON	—

BRYCE BLAIR	—

THOMAS FOLLIARD	28,391

CHERYL W. GRISÉ	103,771

ANDRE HAWAUX	—

J. PHILLIP HOLLOMAN	7,533

JOHN R. PESHKIN	31,094

SCOTT F. POWERS	9,711

LILA SNYDER	12,725

PULTEGROUP, INC. | 2025 PROXY STATEMENT	21

2024 DIRECTOR COMPENSATION
Director Compensation
The Nominating and Governance Committee reviews the compensation of the Company’s non-employee directors. For 2024, the Nominating and Governance Committee did not make any changes to the non-employee director compensation program.
During 2024, non-employee directors were entitled to receive the following compensation for service as members of the Board and as members of Board committees:
    Annual Board membership fee of $95,000 in cash;
    Committee Chair retainer fee of $25,000 in cash for each of the Nominating and Governance Committee, Compensation and Management Development Committee and Finance and Investment Committee Chairs; $30,000 in cash for the Audit Committee Chair;
    Non-Executive Chairman retainer fee of $75,000 in cash; and
    Annual Equity Retainer Fee of $180,000 in Company common shares (the number of Company common shares determined by dividing $180,000 by the average of the high and low share price on the date of grant).
Directors who also are our employees do not receive any of the compensation described above. Accordingly, Ryan R. Marshall, our President and Chief Executive Officer, and also a director of the Company, received no additional compensation for his services as a director during 2024. The compensation received by Mr. Marshall as an employee of the Company is shown in the 2024 Summary Compensation Table set forth in this Proxy Statement.
Director Deferred Compensation
In 2024, non-employee directors were entitled to defer all or a portion of their cash and equity compensation. Deferred cash payments are credited with interest at a rate equal to the five-year U.S. treasury rate, plus 2%. Under the “Deferred Compensation Plan for Non-Employee Directors,” the payment of director cash fees may be deferred for up to eight years, and directors may elect to receive their deferred cash and equity compensation in a lump sum or in equal annual installments over a period not to exceed eight years. In the event of the director’s departure either before or after the commencement of a deferral period, such director’s deferred cash and equity compensation will be paid in a lump sum or in equal annual installments in accordance with the director's deferral choices (over a period not to exceed three years).

Equity Ownership Guidelines
Each non-employee member of the Board is expected to maintain an equity investment in the Company equal to at least five times the annual cash retainer, which must be achieved within five years of the director’s initial election to the Board. The holdings that may be counted toward achieving the equity investment guidelines include outstanding share awards or units, shares obtained through stock option exercises, shares owned jointly with or separately by the director’s spouse and shares purchased on the open market. Outstanding stock options do not count toward achieving the equity investment guidelines. As of the record date, all continuing non-employee members of the Board have met or, within the applicable period, are expected to meet, these share ownership guidelines.

22	PULTEGROUP, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (our “CD&A”) provides an overview of our executive compensation program for 2024 and our executive compensation philosophies and objectives applicable to our named executive officers. This CD&A is divided into four sections:

Executive Summary	• Overview • Return to Shareholders • Pay for Performance • Key Executive Compensation Decisions and Actions • Shareholder Feedback • Named Executive Officers

Establishing and Evaluating Executive Compensation	• Executive Compensation Philosophy • Key Factors in Setting 2024 Compensation • Market Comparisons

How We Make Executive Compensation Decisions	• The Compensation and Management Development Committee • Independent Compensation Consultant • Role of Executive Officers • Use of Tally Sheets

Executive Compensation Program Elements	• Base Salary • Annual Incentive Compensation • Long-Term Incentive Compensation • Equity Grants • Other Compensation Elements and Practices

PULTEGROUP, INC. | 2025 PROXY STATEMENT	23

COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE SUMMARY
Overview
As a result of a historic rise in inflation rates, the Federal Reserve began to increase the federal funds interest rate in March 2022 and continued to increase that rate into 2023. These increases had a direct impact on consumer home mortgage interest rates, causing rates to more than double during the second half of 2022 and remain at higher rates throughout 2023. The resulting increased cost of borrowing, combined with home price inflation in recent years and inflation elsewhere in the economy, resulted in persistent affordability challenges for consumers throughout 2023. These challenges and the fluctuations in interest rates during 2023 resulted in increased volatility in our new order pace in 2023. Most analysts believed that turbulent demand conditions would continue into 2024 as many economic indicators pointed to interest rates remaining elevated with most economic conditions showing limited signs of improvement in 2024. These persistent affordability challenges for consumers and other economic indicators served as the backdrop for when the Company prepared its budget for the year and the performance targets to be used under the Company's incentive programs. When the rate of inflation eased somewhat in 2024, the Federal Reserve began cutting their benchmark interest rate in September of 2024, but despite those reductions mortgage interest rates increased nearly 100 basis points in the fourth quarter of 2024.
Within an evolving macroeconomic environment, consumers across all buyer segments and price points have continued demonstrating a strong desire for homeownership despite continued interest rate variability. We responded to these affordability challenges in 2024 by adjusting sales prices where necessary and focusing sales incentives on closing cost incentives, especially mortgage interest rate buydowns. These strategic decisions contributed to 2% growth in new orders (units) from 2023 to 2024. These pricing initiatives also drove a slight decrease in gross margins from 2023 to 2024, however, through the application of cost containment strategies and a focus on reducing our production cycle times we were able to offset a significant amount of the discounts and incentives that we were required to offer to customers in order to achieve sales in 2024. This decrease in cycle times, coupled with our strong backlog and focus on spec home production, contributed to an increase in closings of 9% in 2024 as compared to 2023.
Despite mortgage rates remaining above 7% throughout portions of 2024, our Company’s ability to continue to adapt to a continually challenging demand environment resulted in our ability to deliver 31,219 homes in 2024 and record home sales of $17.3 billion. These financial results have allowed us to increase our returns to shareholders while strengthening our balance sheet. Specifically, we:
    Delivered gross margins of 28.9% which led to a 25% increase in diluted earnings per share to a record $14.69 in 2024 and a return on equity of 27.5%*;
    Increased activity under our share repurchase program, including the repurchase of $1.2 billion of shares in 2024;
    Increased our quarterly dividend by 10% to $0.22 per share effective for dividends paid beginning in 2025; and
    Retired over $310 million of our 2026 and 2027 senior notes and still ended the year with $1.7 billion of cash and a debt-to-capital ratio of 11.8% as of December 31, 2024.
We believe our compensation philosophy and practices support PulteGroup’s strategy to drive consistently high returns through the cycles inherent in the U.S. housing market. Our compensation planning is designed to focus executives on balancing short-term objectives and long-term priorities, to align executive and shareholder interests, and to attract and retain the leadership needed to continue to deliver strong results. Executive pay in 2024 reflects our financial performance relative to pre-established performance goals and also reflects significant external factors throughout the year and the significant actions management took to strengthen PulteGroup’s position for 2025 and beyond. We believe in incentivizing performance against a critical set of metrics through the volatility of market cycles. We also believe this compensation philosophy is reflected in the compensation delivered to our senior management team for 2024, as their effective execution in a rapidly changing operating environment in 2024 enabled the Company to continue to effectively operate in a challenging economic environment while delivering strong financial results and returns for our shareholders.

2024 Compensation Highlights
In the context of the operating environment described above and based on the Company’s performance, for 2024, we achieved the following results under our incentive compensation arrangements applicable to our named executive officers, which we believe demonstrates our continued commitment to a “pay for performance” culture:
    We achieved 200% performance with respect to both the adjusted pre-tax income and operating margin metrics under our 2024 Annual Program, resulting in a payout of 200% of target. This result was largely driven through a combination of our ongoing construction cost reduction initiatives, construction pacing, and sales strategies that capitalized on periods of strong consumer demand in the first half of 2024.
    Based on our 2024 adjusted pre-tax income performance relative to our Performance Peer Group, as described further below, payouts under the Pre-Tax Income Profit Participation Program were awarded at 146% of target.
    We achieved 200% performance with respect to the relative total shareholder return (“TSR”), and 184% performance on each of the return on invested capital (“ROIC”) and operating margin metrics applicable to the 2022-2024 performance-based equity awards, resulting in a payout of 189.5% of target.
* The Company's return on equity is calculated as net income for the trailing twelve months divided by average shareholders' equity, where average shareholders' equity is the sum of ending shareholders' equity balances of the trailing five quarters divided by five.

24	PULTEGROUP, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officers
For 2024, our named executive officers were:

Name	Title
RYAN R. MARSHALL	President and Chief Executive Officer

ROBERT T. O’SHAUGHNESSY	Executive Vice President and Chief Financial Officer*

MATTHEW KOART	Executive Vice President and Chief Operating Officer

TODD N. SHELDON	Executive Vice President, General Counsel and Corporate Secretary

KEVIN A. HENRY	Executive Vice President and Chief People Officer
* Mr. O’Shaughnessy retired as the Company’s Chief Financial Officer, effective February 7, 2025, and is expected to continue as an Executive     Vice President through December 31, 2025. James L. Ossowski assumed the role of Executive Vice President and Chief Financial Officer of the Company, effective February 7, 2025.
Return to Shareholders
The following chart shows how a $100 investment in the Company’s common shares on December 31, 2019 would have grown to $296.48 on December 31, 2024, with dividends reinvested quarterly. The chart also compares the TSR on the Company’s common shares to the same investment in the S&P 500 Index and the Dow Jones U.S. Select Home Construction Index, with dividends reinvested quarterly. We believe this chart illustrates the significant value created for shareholders over the five-year period as compared to both indices.

COMPARISON OF FIVE-YEAR TOTAL SHAREHOLDER RETURN*

Comparison of Cumulative Total Return Assuming $100 Investment as of 12/31/2019
$325.00
$300.00
$275.00
$250.00
$225.00
$200.00
$175.00
$150.00
$125.00
$100.00
$75.00
$50.00
2019
2020
2021
2022
2023
2024
PULTEGROUP, INC.
S&P 500 Index - Total Return
Dow Jones U.S. Select Home Construction Index

*    Assumes $100 invested on December 31, 2019, and the reinvestment of dividends.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	25

COMPENSATION DISCUSSION AND ANALYSIS

	2019	2020	2021	2022	2023	2024

PulteGroup, Inc.	100.00	112.65	151.00	121.98	279.07	296.48

S&P 500 Index – Total Return	100.00	118.40	152.39	124.79	157.59	197.02

Dow Jones U.S. Select Home Construction Index	100.00	126.99	190.20	140.90	238.93	244.95
The following chart illustrates the Company’s relative TSR over the last one-, three- and five-year periods versus each of the lowest, median and highest performing peer in our defined executive compensation peer group for each period as listed on page 29 including the impact of quarterly reinvestment of any dividends.

Pay for Performance
Our executive compensation program is designed to (1) reward executives for producing sustainable growth and improving shareholder returns consistent with PulteGroup’s strategy and (2) align compensation with the long-term interests of our shareholders. The Compensation and Management Development Committee (the “Committee”) strongly believes that a significant portion of executive compensation—both pay opportunities and pay actually realized—should be at-risk and tied to Company performance relative to the Company’s goals and share price performance. In addition, consistent with its practice in previous years, the Committee designed the 2024 executive compensation program so that variable pay elements (annual incentive awards, service-based restricted share units (“RSUs”) and performance-based restricted share units (“PSUs”)) constitute a significant portion of our total executive pay opportunities at target levels. The following charts demonstrate the variable pay elements as compared to the targeted annual compensation of our named executive officers. These charts demonstrate that the variable pay elements comprised at least 93% of the targeted annual compensation for our President and Chief Executive Officer and, on average, 80% of the targeted annual compensation for the other named executive officers in 2024.

26	PULTEGROUP, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

2024 TOTAL DIRECT COMPENSATION

PULTEGROUP, INC. | 2025 PROXY STATEMENT	27

COMPENSATION DISCUSSION AND ANALYSIS
Key Executive Compensation Decisions and Actions
We are committed to having strong governance standards with respect to our executive compensation program, policies and practices. Consistent with this focus, we maintain the following policies and practices that we believe demonstrate our commitment to executive compensation best practices.

WHAT WE DO	WHAT WE DO NOT DO
    Annual say-on-pay vote
    Shareholder engagement
    Compensation and Management Development Committee comprised entirely of independent directors
    Independent outside compensation consultant
    Pay for performance—CEO pay approximately 93% variable
    Multi-year vesting schedule for equity awards
    Meaningful share ownership guidelines
    Clawback policies for both financial restatements and executive misconduct
    Market comparison of executive compensation against a relevant peer group
    Primarily use different metrics for short-term and long-term incentive programs

    Prohibition on hedging and pledging Company securities
    No dividends or dividend equivalents paid on unearned performance-based equity awards
    No automatic single-trigger vesting of equity awards upon a change-in-control
    No change-in-control tax gross-ups for named executive officers
    No excessive perquisites
    No service-based defined benefit pension plan
    Plan prohibits re-pricing of underwater stock options
    Plan prohibits granting discounted stock options
    No fixed term employment agreements

Shareholder Feedback
In its compensation review process, the Committee considers whether our executive compensation and benefits program serves the interests of our shareholders. In that respect, as part of its ongoing review of our executive compensation program, the Committee considered the approval by approximately 92% of the votes cast for the Company’s “say-on-pay” vote at our 2024 Annual Meeting of Shareholders, which is consistent with the average approval percentage of approximately 92% over the last five years. The Committee was pleased with this favorable outcome and believe this level of support is an endorsement by our shareholders of our executive compensation program and policies. The Committee values continuing and constructive feedback from our shareholders on compensation and, as part of our regular process of seeking feedback from our shareholders, we did make some adjustments to our executive compensation program for 2024. Specifically, in 2024 we shifted a portion of our executive's long-term incentive program to more heavily weight the percentage that was awarded in performance-based units. We also added weighting relative to our peer group to all three components of the performance-based units of our LTI Program and incorporated a relative performance modifier to our Pre-Tax Income Profit Participation Program. The Committee will continue to monitor our executive compensation program and engage with our shareholders and take into account shareholder input.

28	PULTEGROUP, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
ESTABLISHING AND EVALUATING EXECUTIVE COMPENSATION
Executive Compensation Philosophy
To align the Company’s incentive compensation program with the Company’s overall executive compensation philosophy, the Committee has adopted the following compensation philosophy and guiding principles:

Our Executive Compensation Philosophy

Our overall compensation philosophy applicable to named executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company through fluctuating business cycles, provide them with incentives to achieve our strategic, operational and financial goals, increase shareholder value and reward long-term financial success.

Guiding Principles
Providing total compensation levels that are competitive with our direct competitors within the homebuilding industry, as well as companies of similar size and complexity in related industries.

Fostering a pay for performance environment by delivering a significant portion of total compensation through performance-based, variable pay.

    Aligning the long-term interests of our executives with those of our shareholders.

    Requiring our executives to own significant levels of Company shares.

    Balancing cash compensation with equity compensation so that each executive has a significant personal financial stake in the Company’s share price performance (in general, we seek to provide a significant portion of total compensation to named executive officers in the form of equity-based compensation).

    Balancing short-term compensation with long-term compensation to focus our senior executives on the achievement of both operational and financial goals and longer-term strategic objectives.

Key Factors in Setting 2024 Compensation
In establishing and evaluating our 2024 executive compensation program, the Committee, in consultation with our Chief Executive Officer, considered the following key factors:
    Overall Company performance and specific financial results relative to incentive performance goals established by the Committee in January 2024;
    Competitive pay practices (evaluated based on market comparisons and recommendations of the Committee’s independent compensation consultant);
    Individual performance of each of our named executive officers;
    Tally sheets presenting the potential compensation for each of our named executive officers based on equity grant values and performance levels under our incentive compensation programs; and
    Our ability to attract and retain and motivate key talent.
Market Comparisons
While the Committee considers relevant market pay practices when setting executive compensation, it does not believe that it is appropriate to establish compensation levels based only on market practices. The Committee believes that compensation decisions are complex and require a deliberate review of Company performance and peer compensation levels, as well as the overall business environment and the role and contributions of each individual. Accordingly, the review of peer information is one of many factors the Committee considers in determining compensation levels. For each element of compensation, the Committee reviews market data (i.e., peer group and survey data) to evaluate target compensation levels, while also considering the relative responsibilities of some of our named executive officers as compared to the peer group, revenue size relative to the peer group, our historical compensation practices, the overall mix of our compensation elements being weighted more heavily toward long-term and equity-based compensation,

PULTEGROUP, INC. | 2025 PROXY STATEMENT	29

COMPENSATION DISCUSSION AND ANALYSIS
management ownership and financial performance. Other factors that influence the amount of compensation awarded include an individual’s experience and past performance inside or outside the Company, compensation history, role and responsibilities within the Company, tenure with the Company and associated institutional knowledge, long-term potential with the Company, contributions derived from creative and innovative thinking and leadership and industry expertise.
The Committee believes that the Company’s peer group should reflect the industry in which the Company competes for business and executive talent. Accordingly, the Company’s peer group includes companies meeting the following criteria: (i) companies within, or operating in an industry similar to, the home-building industry and (ii) companies of similar size in terms of revenue or market capitalization (generally 1/3 to 3 times the Company’s revenue and market capitalization). The peer group used for evaluating 2024 compensation decisions and measuring relative performance under our Pre-Tax Income Profit Participation Program and 2024-2026 PSUs consisted of the companies below, which was the same peer group that was used for evaluating 2023 compensation decisions, except M.D.C. Holdings, Inc. was removed due to it being acquired in January 2024, and Masco Corporation, Mohawk Industries, Inc. and Owens Corning were removed and M/I Homes, Inc. and Tri Pointe Homes, Inc. were added in order to align all of the members of our peer group with the homebuilding sector. When discussing measuring relative performance, we refer to this group as the Performance Peer Group.

D.R. Horton, Inc.	NVR, Inc.

KB Home	Taylor Morrison Home Corporation

Lennar Corporation	Toll Brothers, Inc.

Meritage Homes Corporation	Tri Pointe Homes, Inc.

M/I Homes, Inc.

In addition to reviewing compensation practices among the compensation peer group, the Committee believes it is important to review compensation practices within the industry generally. The Company participates in and purchases a number of compensation surveys. With the assistance of Semler Brossy, the Committee's independent compensation consultant, the Committee reviewed general industry and peer group data in establishing target compensation levels and evaluating whether our compensation policies are in line with market data. The 2024 general industry survey data represented comparably sized companies and similarly situated executive positions from general industry companies. The Committee believes that the compensation practices at companies of this size are most relevant to the Committee’s decision-making process.
Based on Semler Brossy’s competitive market analysis prepared for evaluating 2024 compensation decisions, the Committee found that target compensation opportunities, in total, for the named executive officers were generally competitive. As noted above, the Committee also considered the relative responsibilities of some of our named executive officers as compared to the market data, revenue size relative to the market data, our historical compensation practices, the overall mix of our compensation elements being weighted more heavily toward long-term and equity-based compensation, management ownership and financial performance, as well as the other individual factors noted above.
HOW WE MAKE EXECUTIVE COMPENSATION DECISIONS
Role of the Compensation and Management Development Committee
The Committee establishes our executive compensation philosophies and oversees the development and implementation of our executive compensation program. The Committee operates under a written charter adopted by the Committee. A copy of the charter is available at www.pultegroupinc.com. In general, the scope of the Committee’s authority is determined by the Board, or established by formal incentive plan documents. The fundamental responsibilities of the Committee include the following with respect to our senior executives:
    Establish compensation-related performance objectives to determine annual and long-term incentive compensation;
    Establish individual performance goals and objectives for the Chief Executive Officer and evaluate the job performance of the Chief Executive Officer in light of those goals and objectives;
    Evaluate the job performance of the other named executive officers;
    Annually review and recommend compensation levels for our Chief Executive Officer for full Board approval and approve compensation levels for other named executive officers, with input from the Committee’s compensation consultant;
    Administer the Company’s equity compensation;
    Develop and review succession plans for the Chief Executive Officer position, including assessing and creating development plans for internal talent;

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COMPENSATION DISCUSSION AND ANALYSIS
    Review succession planning, leadership development programs and bench strength for all other senior executive positions; and
    Annually review the potential risks associated with our compensation program.
Information on the Committee’s processes and procedures for consideration of executive compensation are addressed under “Committees of the Board of Directors—Compensation and Management Development Committee” above.
The Committee is currently comprised of Ms. Cheryl W. Grisé, Mr. J. Phillip Holloman, Mr. John R. Peshkin and Ms. Lila Snyder, with Ms. Grisé currently serving as the Committee Chair.
Each current member of the Committee qualifies as an independent director under NYSE listing standards and our Corporate Governance Guidelines.
Role of the Independent Compensation Consultant
Semler Brossy provides independent executive consulting services to the Committee. Semler Brossy is retained by and reports to the Committee and participates in Committee meetings, as requested by the Committee. Semler Brossy also:
    Participates in the design of our executive compensation program to help the Committee evaluate the linkage between pay and performance;
    Provides and reviews market data and advises the Committee on setting executive compensation and the competitiveness and reasonableness of our executive compensation program;
    Reviews and advises the Committee regarding the elements of our executive compensation program, equity grant and dilution levels, each as relative to our peers;
    Reviews and advises the Committee regarding individual executive pay decisions;
    Reviews and advises the Committee with respect to new compensation plans and programs;
    Reviews and advises the Committee regarding regulatory, disclosure and other technical matters;
    Reviews and advises the Committee regarding our compensation risk assessment procedures; and
    Reviews and advises the Nominating and Governance Committee regarding our non-employee director compensation.
The Committee assessed the independence of Semler Brossy and determined that Semler Brossy is independent and the engagement of Semler Brossy did not raise any conflicts of interest.
Role of Executive Officers
As noted above, the Committee is responsible for all compensation recommendations and/or decisions for our senior executives (which include the named executive officers). Our Chief Executive Officer annually reviews the performance of each member of senior management (other than his own performance). Recommendations based on these reviews, including salary adjustments, annual bonuses and equity grants, are presented to the Committee. Recommendations regarding salary adjustments, annual bonuses and equity grants for the Chief Executive Officer are made by the Committee for full board approval. All decisions for 2024 made with respect to the named executive officers other than the Chief Executive Officer were made by the Committee after deliberation with Mr. Marshall. Mr. Marshall is not present during discussions of his compensation.
At various times during the year, at the request of the Committee, Messrs. Marshall, O’Shaughnessy, Sheldon and Henry, attended Committee meetings, or portions of Committee meetings, to provide the Committee with information regarding our operational performance, financial performance or other topics requested by the Committee to assist the Committee in making its compensation decisions.
Use of Tally Sheets
The Committee reviews tally sheets, prepared by management and reviewed by the compensation consultant, which present comprehensive data on the total potential compensation for each of the named executive officers based on various equity grant values and performance levels under our incentive compensation programs. The tally sheets provide the Committee with a framework of historical compensation earned and potential compensation levels that each named executive officer may earn under our executive compensation program. While the tally sheets provide a framework for the Committee, they are not determinative of the elements or amounts of compensation paid.

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COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION PROGRAM ELEMENTS
The Committee has designed the elements of the compensation program for the named executive officers to advance the operational objectives and the long-term strategies of the Company. The following table lists the principal elements of our 2024 executive compensation program. The Committee believes that the design of the Company’s executive compensation program balances fixed and variable compensation elements and provides alignment with our short and long-term financial and operational priorities and shareholder interests through the annual and long-term incentive compensation programs. Our incentives are designed to drive overall corporate and individual performance, with compensation payouts varying from target based on actual performance against pre-established and communicated performance objectives.

Pay Element

	Salary	Annual Incentive Awards	PSUs	RSUs

WHO RECEIVES	All named executive officers

WHEN GRANTED	Annually

FORM OF DELIVERY	Cash	Cash	Equity

TYPE OF PERFORMANCE	Short-term emphasis (fixed)	Short-term emphasis (variable)	Long-term emphasis (variable)

PERFORMANCE PERIOD	1 year	1 year	3-year cliff vesting based on performance	3-year cliff vesting based on service

WHY WE PAY THIS ELEMENT	Provides base pay levels that are competitive with market practices to attract and retain top executive talent.	Provides annual incentive opportunities competitive with market practices to attract, motivate and retain top executive talent.	Provides equity incentives competitive with market practices in order to attract, motivate and retain top executive talent.
		Rewards executives for annual performance results relative to pre-established goals deemed critical to the success of the Company and its strategy and for relative performance in adjusted pre-tax income.	Focuses executives on long-term performance of the Company.
		Focuses on key annual results that we believe will position the Company for success over time, in keeping with the interests of our shareholders.	Directly aligns interests of executives with those of our shareholders.
		Retention of talent over performance period.	Retention of talent over performance / vesting period.

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COMPENSATION DISCUSSION AND ANALYSIS

Pay Element

	Salary	Annual Incentive Awards	PSUs	RSUs
HOW PAYOUT IS DETERMINED	Responsibilities, individual performance and tenure, internal equity, market data and recommendations from the Committee’s independent compensation consultant.	Market practice and individual performance. Annual Program: Participants are eligible to receive a cash payout ranging from 0% - 200% of target based on the achievement of corporate goals.	Market practice, individual performance and Company performance over the 2024-2026 performance period.	Market practice and individual performance.

Pre-Tax Income Profit Participation Program: Participants are eligible to receive a cash payout based on our adjusted pre-tax income achievement, modified based on our adjusted pre-tax income performance relative to our peers.
Participants vest in PSUs, with vesting levels ranging from 0% - 200% of target based on the achievement of corporate goals.

PERFORMANCE MEASURES	Individual	Adjusted pre-tax income Operating margin	Relative TSR Relative return on equity Relative operating margin	Share price
Base Salary
The Committee determines the appropriateness of executives’ base salaries by considering the responsibilities of their positions, their individual performance and tenure, a comparison to the base salary levels of executives in the compensation peer group and industry compensation surveys, and the recommendations of the Committee’s independent compensation consultant, as described below. Base salary increases are considered annually and are based upon both individual and Company performance in the prior year; however, historically the Committee has not had a practice of regularly adjusting base salaries for our executive officers on an annual basis.
None of our named executive officers other than Mr. O’Shaughnessy received a base salary adjustment with respect to 2024. Mr. O’Shaughnessy’s base salary was increased from $750,000 to $800,000 in order to more closely align his base salary with the base salaries for chief financial officer positions in our compensation peer group. Mr. Marshall’s base salary has remained the same since 2019.
The table below sets forth the 2023 and 2024 base salary levels for each of our named executive officers.

Named Executive Officer	2023 Base Salary	2024 Base Salary

RYAN R. MARSHALL	$ 1,000,000	$ 1,000,000

ROBERT T. O’SHAUGHNESSY	$ 750,000	$ 800,000

MATTHEW KOART	$ 750,000	$ 750,000

TODD N. SHELDON	$ 550,000	$ 550,000

KEVIN A. HENRY	$ 550,000	$ 550,000

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COMPENSATION DISCUSSION AND ANALYSIS
Annual Incentive Compensation
We provide annual incentive compensation in order to motivate and reward our named executive officers for achieving short-term performance objectives. Annual incentive compensation is intended to be a significant component of an executive’s total compensation opportunity in a given year, helping create a “pay for performance” culture. In 2024, there were two components to the Company’s annual incentive compensation program. For the first component, the Committee established a 2024 Annual Incentive Program (the “Annual Program” or the “2024 Annual Program”) similar to its historical approach, with payouts determined based on the Company’s performance against pre-established financial performance goals. This component is designed to reward progress against the achievement of the Company’s annual operating plan. For the second component, the Committee determined to replace the Growth Incentive Pool, the funding of which had been based on the Company’s adjusted pre-tax income growth, with a Pre-Tax Income Profit Participation Program effective for 2024, payouts under which are based on a percentage of the Company’s adjusted pre-tax income and subject to modification based on our adjusted pre-tax income growth relative to the adjusted pre-tax income growth of the companies in our Performance Peer Group, as described below. The Committee made this change because it believed that the Growth Incentive Pool was subject to significant volatility due to the high variability of our adjusted pre-tax income growth, with factors outside of management’s control having the ability to significantly influence the variability on a year-over-year basis. To minimize the impact of these external factors and to continue to incentivize growth in our adjusted pre-tax income aligned with the interests of the Company’s shareholders, the Committee approved the Pre-Tax Income Profit Participation Program. The Committee chose adjusted pre-tax income as the relevant measurement due to its significant correlation to overall Company performance. Improvements in adjusted pre-tax income are viewed as directly reflecting the efficiency of the Company's operations and the appeal of the Company's new homes to consumers and provide for cash flows that will allow the Company to grow. In addition, based on input of the Committee’s independent compensation consultant, we believe that this type of program is a common component of pay for senior leaders within our industry. The Annual Program and Pre-Tax Income Profit Participation Program are described in further detail below.
2024 Annual Program
The financial measures used to assess corporate performance under the 2024 Annual Program were adjusted pre-tax income and operating margin, each as defined in the Annual Program and weighted equally. Pursuant to the terms of the Annual Program, each performance goal is measured independently of the other performance goal, and payouts are determined based on the weighted average result of the performance goals, with a potential payout ranging from 0% to 200% of the participant’s target opportunity. The Committee believes that the 2024 Annual Program performance metrics were meaningful measures of 2024 performance because these metrics increase the focus of participants on profitability and are tied to our strategy with respect to shareholder value creation.
The Committee established the payout formula for performance objectives to encourage strong, focused performance. The financial performance required to achieve target payout levels were higher than the 2023 targets, but lower than the 2023 actual achievement levels because of the continued uncertainty impacting the homebuilding sector due to the persistent affordability challenges for consumers created by inflation and the volatility in interest rates at the time such target payout levels were established. At the time the 2024 Annual Program performance metrics and requisite performance levels were established, the targets were consistent with internal and external projections and the Committee believed that they were robust and would require a significant amount of ingenuity, planning and execution by the named executive officers. This required ingenuity, planning and execution is illustrated by management's successful efforts to respond to the affordability challenges faced by consumers by adjusting sales prices where necessary and focusing sales incentives on closing cost incentives, especially mortgage interest rate buydowns. These strategic decisions contributed to 2% growth in new orders (units) from 2023 to 2024 but also drove a slight decrease in gross margins from 2023 to 2024. Through the application of cost containment strategies and a focus on reducing our production cycle times we were able to offset a significant amount of the discounts and incentives we were required to offer customers in order to achieve sales in 2024. This decrease in cycle times, coupled with our strong backlog and focus on spec home production, contributed to an increase in closings of 9% in 2024 as compared to 2023 and largely drove the Company's above maximum performance under the 2024 Annual Program.
The table below indicates the financial performance metrics and potential payouts with respect to the Company’s achievement of the 2024 Annual Program goals.

	2024 Consolidated Goals ($ in 000s)(1)

	Weighting	Threshold Payout (50%)	Target Payout (100%)	Maximum Payout (200%)	Performance Results	Achieved Payout	Weighted Payout

Adjusted Pre-Tax Income(2)	50%	$2,643,449	$3,304,311	$3,965,173	$4,260,858	200.0%	100.0%

Operating Margin %(3)	50%	16.7%	19.7%	22.7%	22.8%	200.0%	100.0%

					Total % of Target:		200.0%

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COMPENSATION DISCUSSION AND ANALYSIS
(1)    Payouts for performance between threshold and target payout levels and between target and maximum payout levels are calculated using straight line interpolation.
(2)    Adjusted Pre-Tax Income represents Income Before Income Taxes as reported in the Company’s Annual Report, as adjusted to exclude the impact of certain items, including, where applicable: certain incentive compensation, Company-wide restructuring costs as offset by savings associated with those restructuring efforts, changes in U.S. Generally Accepted Accounting Principles (“GAAP”), gain or loss on debt retirements, and adjustments to Pulte Financial Services reserves related to mortgage origination and other legacy mortgage exposures prior to 2012.
(3)    Operating Margin represents the quotient of (i) Home Sale Gross Margin less SG&A expenses (excluding, where applicable, certain incentive compensation, Company-wide restructuring costs as offset by savings associated with those restructuring efforts, changes in GAAP, gain or loss on debt retirements, and adjustments to Pulte Financial Services reserves related to mortgage origination and other legacy mortgage exposures prior to 2012), divided by (ii) Home Sale Revenues.

The table below sets forth the award opportunities established by the Committee and the cash payout under the Annual Program applicable to the named executive officers. The Committee determined the target payout level for each of the named executive officers based on each named executive officer’s position within the Company, historical pay levels, the incentive pay for executives at companies in our Performance Peer Group, the general industry compensation surveys and the recommendations of the Committee’s independent compensation consultant. For 2024, the Committee decided to transition from the Growth Incentive Pool to the new Pre-Tax Income Profit Participation Program due to the volatility of the Growth Incentive Pool payouts based on factors outside of management’s control. The design and construct of the Pre-Tax Income Profit Participation Program are similar to those used by companies in our Performance Peer Group. In determining the appropriate amount to be allocated between the Annual Program and the Pre-Tax Income Profit Participation Program the Committee noted the Pre-Tax Income Profit Participation Program’s emphasis on relative performance. This resulted in an overall pay mix structure of 10%, 23% and 60% of pay attributable to the Annual Plan, Pre-Tax Income Profit Participation Program and LTI Program, respectively, for our CEO and 10%, 20% and 50% for our other NEOs.

Executive	Base Salary 2024	Target as a % of Salary(1)	Threshold(2)	Target	Maximum	Total Payout(2)

RYAN R. MARSHALL	$1,000,000	150.0%	$375,000	$1,500,000	$3,000,000	$3,000,000

ROBERT T. O’SHAUGHNESSY	$800,000	65.6%	$131,250	$525,000	$1,050,000	$1,050,000

MATTHEW KOART	$750,000	70.0%	$131,250	$525,000	$1,050,000	$1,050,000

TODD N. SHELDON	$550,000	45.5%	$62,500	$250,000	$500,000	$500,000

KEVIN A. HENRY	$550,000	41.8%	$57,500	$230,000	$460,000	$460,000
(1)    The Committee sets target opportunities under the Annual Program at whole dollar values. The amounts in this column reflect such target opportunities at the approximate percentage of each named executive officer’s base salary.
(2)    The threshold amount represents the minimum award that could be paid to the named executive officer upon the Company’s satisfaction of threshold performance for only one of the performance goals. As noted previously, each performance goal is measured independently of the other performance goal.
Pre-Tax Income Profit Participation Program
As described above, in 2024, the Committee established the Pre-Tax Income Profit Participation Program, pursuant to which the named executive officers were eligible to receive payouts based on our adjusted pre-tax income performance, both on an absolute and relative basis. A named executive officer’s payout under the Pre-Tax Income Profit Participation Program is calculated based on the named executive officer’s target payout percentage (as reflected in the table below), multiplied by the Company’s adjusted pre-tax income performance as a percentage of the target goal of $3,304,311,000, with adjusted pre-tax income calculated in the same manner as under the 2024 Annual Program. This amount is then subject to a modifier based on the Company’s adjusted pre-tax income growth relative to the Performance Peer Group (also reflected in the table below).

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COMPENSATION DISCUSSION AND ANALYSIS

Name	2024 Pre-Tax Income Profit Participation Program Target Payout Percentage

RYAN R. MARSHALL	0.1059%

ROBERT T. O’SHAUGHNESSY	0.0393%

MATTHEW KOART	0.0409%

TODD N. SHELDON	0.0136%

KEVIN A. HENRY	0.0067%

Pre-Tax Income Growth Rank(1)	Modifier
1	130%
2	125%
3	120%
4	110%
5	100%
6	90%
7	85%
8	80%
9	75%
10	70%

(1)    The Performance Peer Group used to measure performance under the Pre-Tax Income Profit Participation Program was the same peer group used to evaluate executive compensation decisions for 2024, as described above, and consisted of the following companies: D.R. Horton, Inc.; KB Home; Lennar Corporation; Meritage Homes Corporation; M/I Homes, Inc.; NVR, Inc.; Taylor Morrison Home Corporation; Toll Brothers, Inc.; and Tri Pointe Homes, Inc. The applicable modifier percentage will be interpolated based on Company's adjusted pre-tax income performance compared to the companies ranked immediately above and below the Company in the Performance Peer Group.

The Committee established the Pre-Tax Income Profit Participation Program in order to recognize and incentivize strong absolute and relative adjusted pre-tax income performance and to further align the interests of the participants with the interests of the Company’s shareholders. By including a modifier based on our relative adjusted pre-tax income performance, the program motivates the participants to outperform our closest peers. The Committee approved the Pre-Tax Income Profit Participation Program target payout opportunity for each named executive officer as shown in the table below. In setting these target payout opportunities, the Committee’s objective was to establish competitive target total compensation for our named executive officers, considering the expected level of payout under the Pre-Tax Income Profit Participation Program based on expected Company performance for 2024. Our adjusted pre-tax income performance in 2024 was $4,260,858,000 and ranked fourth in the Performance Peer Group, resulting in a modifier of 113.7% and the payouts set forth in the following table:

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COMPENSATION DISCUSSION AND ANALYSIS

Name	2024 Pre-Tax Income Profit Participation Program Target Payout Percentage	x	2024 Adjusted Pre-Tax Income ($ in 000s)	x	2024 Pre-Tax Income Profit Participation Program Modifier	=	2024 Pre-Tax Income Profit Participation Program Actual Payout

RYAN R. MARSHALL	0.1059%	x	$4,260,858	x	113.7%	=	$5,131,504

ROBERT T. O’SHAUGHNESSY	0.0393%	x	$4,260,858	x	113.7%	=	$1,905,987

MATTHEW KOART	0.0409%	x	$4,260,858	x	113.7%	=	$1,979,294

TODD N. SHELDON	0.0136%	x	$4,260,858	x	113.7%	=	$659,765

KEVIN A. HENRY	0.0067%	x	$4,260,858	x	113.7%	=	$322,552

(1)    Actual payout amounts may not match the amounts calculated based on the formula reflected in the table above due to rounding.

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COMPENSATION DISCUSSION AND ANALYSIS
Long-Term Equity Incentive Compensation
In order to provide management with incentives to achieve our long-term goals, in 2024, the Committee continued its practice of providing a significant portion of our named executive officer’s compensation in the form of both performance-based and time-based equity incentive awards over the same three-year period. The Committee believes this balance of long-term incentives encourages outsized performance during the incentive period as well as a meaningful retentive effect. The entire award is in the form of equity compensation, with the 2024 performance-based component delivered as PSUs. For 2024, the Committee increased the percentage of long-term incentive compensation granted in the form of PSUs from 50% to 60% (with a corresponding decrease in the percentage granted as RSUs) in order to further emphasize our “pay for performance” culture, tie a greater percentage of our long-term incentive compensation to the achievement of pre-established performance goals, and align the compensation of our named executive officers with the long-term interests of our shareholders.
We believe that equity awards:
    Balance the overall compensation program by providing an appropriate mix of equity and cash compensation;
    Properly focus executives on long-term value creation for shareholders; and
    Encourage executive retention, particularly through fluctuating business cycles.
Our philosophy is to award equity grants to our named executive officers in amounts that reflect market data, the participant’s position, the participant’s ability to influence our overall performance, and individual performance based on a review of results during the prior year against pre-determined objectives, such as operational efficiency, employee engagement, and retention and development of key talent. In addition, the Committee considers historical grant practices and market compensation levels in determining grants for individual executives.
The Committee believes that these annual equity incentive grants to the named executive officers should be determined after a review of the Company’s financial statements for a full year. As a result, all annual equity awards are expected to be granted on the date of the regular Compensation Committee meeting to be held early in the following year. The Company does not schedule its equity grants in anticipation of the release of material non-public information (“MNPI”) nor does the Company time the release of MNPI based on equity grant dates. In determining the annual equity grants the Committee considered the following: (i) the Company’s historical year-over-year compensation practices, including historical grant levels; (ii) total compensation awarded to the named executive officers; (iii) a peer group analysis conducted by the Committee’s independent compensation consultant of the compensation of executive officers holding comparable positions at the companies within the compensation peer group and survey data; and (iv) the Company’s objective to provide a significant portion of executive incentives based on long-term Company performance. Once the appropriate amount was determined for 2024 for each executive, 60% of the award was granted as PSUs under our LTI Program described below and 40% was granted in the form of a service-based RSU award, which cliff vest three years after the grant date.
Annual Performance-Based Equity awards – LTI Program
2024-2026 LTI Program
In 2024, the Committee approved PSU awards for the 2024-2026 LTI Program that vest based on the Company’s TSR, return on equity and operating margin performance, in each case, relative to the Company’s Performance Peer Group, as described below, with each goal weighted equally. Compared to the PSU awards for the 2023-2025 LTI Program, the Committee determined to replace the ROIC and operating margin performance metrics with relative return on equity and relative operating margin, respectively, because the Committee believes that the inclusion of relative performance goals for the entire award will help to incentivize stronger relative performance through dynamic market cycles. These performance measures were deemed by the Committee to be effective long-term measures of performance reflective of our success in executing on our long-term business plan and aligning the executives’ interests with the interests of shareholders.
For purposes of each of the 2024-2026 LTI Program performance metrics, the table below sets forth the ranking relative to members in the Performance Peer Group that the Company is required to achieve during the three-year performance period. To measure relative performance, the Committee approved a Performance Peer Group consisting of the same group of homebuilders in the Company’s compensation peer group – namely, D.R. Horton, Inc.; KB Home; Lennar Corporation; Meritage Homes Corporation; M/I Homes, Inc.; NVR, Inc.; Taylor Morrison Home Corporation; Toll Brothers, Inc.; and Tri Pointe Homes, Inc. The Committee determined that this was an appropriate measure of performance as the members of the Performance Peer Group were also subject to the cyclical nature of the homebuilding industry.

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COMPENSATION DISCUSSION AND ANALYSIS

Performance Peer Group Rank	Achievement
1	200%
2	170%
3	150%
4	120%
5	100%
6	80%
7	60%
8	40%
9	20%
10	0%
Under the 2024-2026 LTI Program, return on equity and operating margin are defined as follows:
    Return on equity is defined as the Company's net income for the trailing twelve months divided by average shareholders' equity, where average shareholders' equity is the sum of ending shareholders' equity balances of the trailing five quarters divided by five.
    Operating margin represents the quotient of (i) Home Sale Gross Margin less SG&A expenses, divided by (ii) Home Sale Revenues.
The table below shows the award opportunities established by the Committee relating to the 2024-2026 LTI Program. As described above, for 2024, the Committee determined to increase the percentage of the named executive officers’ compensation that was paid in the form of equity awards, in order to recalibrate the overall compensation mix following the introduction of the Pre-Tax Income Profit Participation Program and more closely align the long-term interests of our named executive officers with those of our shareholders and the preference of shareholders to deliver a greater percentage of compensation in the form of equity-based awards.
The vesting level of the awards will be determined after the end of the three-year performance period based on the Company’s TSR, return on equity and operating margin performance, in each case, relative to the Company’s Performance Peer Group, during that time. Under the award agreements, the 2024-2026 LTI Program PSU awards are share-denominated and will be settled in Company common shares following the end of the performance period.
Award Opportunity Under 2024-2026 LTI Program

Executive	Base Salary(1)	Target as % of Salary(2)	Threshold	Target	Maximum

RYAN R. MARSHALL	$ 1,000,000	540.0%	$2,700,000	$5,400,000	$10,800,000

ROBERT T. O’SHAUGHNESSY	$ 800,000	196.9%	$787,500	$1,575,000	$3,150,000

MATTHEW KOART	$ 750,000	210.0%	$787,500	$1,575,000	$3,150,000

TODD N. SHELDON	$ 550,000	136.4%	$375,000	$750,000	$1,500,000

KEVIN A. HENRY	$ 550,000	98.2%	$270,000	$540,000	$1,080,000
(1)    Base salary was measured as of the first day of the performance period.
(2)    The Committee sets target opportunities under the LTI Program at whole dollar values. The amounts in this column reflect such target opportunities at the approximate percentage of each named executive officer’s base salary.
Outstanding Performance-Based Equity Awards under the LTI Program
The 2023-2025 LTI Program remains outstanding and will be settled following the completion of the three-year performance period, based on (i) the Company’s TSR performance relative to the TSR of the Performance Peer Group, (ii) the Company’s ROIC performance, and (iii) the Company’s operating margin performance, with each goal weighted equally.

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COMPENSATION DISCUSSION AND ANALYSIS

At the end of 2024, the 2022-2024 LTI Program concluded, with each named executive officer other than Messrs. Koart and Henry (who were not employed with the Company in 2022) achieving 189.5% of their target award pursuant to the terms of the 2022-2024 LTI Program established at the time of grant. The table below sets forth the performance metrics and achievement levels with respect to the 2022-2024 LTI Program goals.

2022-2024 LTI Program Consolidated Goals(1)
	Weighting	Threshold Payout (50%)	Target Payout (100%)	Maximum Payout (200%)	Performance Results	Achieved Payout (of target)	Weighted Payout

Relative TSR(2)	33.34%	Ranked 6th in peer group	Ranked 4th in peer group	Ranked 1st in peer group	1 of 9	200%	66.8%

ROIC(3)	33.33%	28.6%	31.6%	34.6%	34.1%	184.3%	61.4%

Operating Margin(4)	33.33%	17.0%	20.0%	23.0%	22.5%	184.0%	61.3%

					Total % of Target:		189.5%
(1)    Payouts for performance between threshold and target payout levels and between target and maximum payout levels are calculated using straight line interpolation.
(2)    Measured relative to the Performance Peer Group.
(3)    ROIC is defined as (i) consolidated earnings before interest and taxes (adjusted to exclude, where applicable, the expense related to certain incentive compensation, Company-wide restructuring costs as offset by savings associated with those restructuring efforts, changes in GAAP, gain or loss on debt retirements, and adjustments to Pulte Financial Services reserves relating to mortgage origination and other legacy mortgage exposures prior to January 1, 2012), divided by (ii) consolidated shareholders’ equity plus homebuilding debt (each as adjusted to exclude consolidated deferred taxes, internal mortgage company debt and changes in GAAP).
(4)    Operating Margin represents the quotient of (i) Home Sale Gross Margin less SG&A expenses (excluding, where applicable, certain incentive compensation, Company-wide restructuring costs as offset by savings associated with those restructuring efforts, changes in GAAP, gain or loss on debt retirements, and adjustments to Pulte Financial Services reserves relating to mortgage origination and other legacy mortgage exposures prior to January 1, 2012) divided by (ii) Home Sale Revenues.
2025 Long Term Equity Incentive Awards
In determining the annual equity grants made in February 2025 for 2024 performance – of the Company and of each executive – the Committee considered the following: (i) the Company’s historical year-over-year compensation practices, including historical grant levels; (ii) total compensation earned by the named executive officers; (iii) a peer group analysis conducted by the Committee’s independent compensation consultant of the compensation of executive officers holding comparable positions at the companies within the compensation peer group; and (iv) the Company’s objective to provide a significant portion of executive incentives based on long-term Company performance.
As set forth in the tables below, in February 2025, the Committee granted RSUs to each named executive officer, informed by his individual contributions during 2024. The value of these awards is excluded from the 2024 Summary Compensation Table, which instead reflects the value of the equity awards granted in 2024 in recognition of the named executive officers’ performance in 2023. The first portion (60%) of these awards comprise our 2025-2027 LTI Program and include TSR, return on equity and operating margin, each

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COMPENSATION DISCUSSION AND ANALYSIS
as measured against the Performance Peer Group, as the performance metrics and amounts as follows, with a comparison to the 2024 – 2026 LTI Program amounts:

	2024-2026 LTI Program Target		2025-2027 LTI Program Target
Executive	#	Value	#	Value

RYAN R. MARSHALL	50,939	$5,400,000	48,411	$5,400,000

ROBERT T. O’SHAUGHNESSY	14,858	$1,575,000	7,397	$825,000

MATTHEW KOART	14,858	$1,575,000	14,389	$1,605,000

TODD N. SHELDON	7,075	$750,000	6,993	$780,000

KEVIN A. HENRY	5,094	$540,000	5,379	$600,000
The remaining portion (40%) of these awards include annual grants of service-based equity in the form of service-based RSU awards with a three-year cliff vesting period in the amounts as follows:

	Time-Based Restricted Share Units(1)
Executive	#	Value(2)

RYAN R. MARSHALL	32,274	$3,600,003

ROBERT T. O’SHAUGHNESSY	4,931	$550,028

MATTHEW KOART	9,593	$1,070,051

TODD N. SHELDON	4,662	$520,023

KEVIN A. HENRY	3,586	$400,000
(1)    These equity awards were granted in 2025 and, accordingly, are excluded from the 2024 Summary Compensation Table.
(2)    The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.
Other Compensation Elements and Practices
Employment Arrangements
The Company generally executes an offer of employment before an executive joins the Company. This offer describes the basic terms of the executive’s employment, including his or her start date, starting salary, annual incentive target and long-term incentive award target. The terms of the executive’s employment are based thereafter on sustained good performance rather than contractual terms, and the Company’s policies, such as the Executive Severance Policy, will apply as warranted.
Severance Arrangements
The Committee has adopted the PulteGroup, Inc. Executive Severance Policy (the “Executive Severance Policy”), which provides for severance benefits ranging from one times base salary to two times base salary, depending on the length of service with the Company and the executive’s position at the time of a qualifying termination of employment. In January 2024, the Committee approved an amendment and restatement of the Executive Severance Policy in order to, among other things, (i) remove a provision providing for prorated vesting of performance-based equity awards upon a qualifying termination of employment, and (ii) provide that a participant who experiences a qualifying termination of employment within two years following a “Change in Control” (as defined in the Executive

PULTEGROUP, INC. | 2025 PROXY STATEMENT	41

COMPENSATION DISCUSSION AND ANALYSIS
Severance Policy) will receive an amount equal to 1/12 of his or her target bonus multiplied by the severance multiple applicable to such participant under the Executive Severance Policy. In approving the amendment and restatement of the Executive Severance Policy, the Committee considered the input of its compensation consultant as well as market practices within the compensation peer group.
The Committee also has adopted the PulteGroup, Inc. Retirement Policy (“the “Retirement Policy”), which establishes administrative guidelines for the treatment of outstanding equity and long-term incentive awards following an employee’s qualifying retirement. The Committee believes that these policies help us accomplish our compensation philosophy of attracting and retaining exemplary talent and reduce the need to negotiate individual severance arrangements with new and departing executives. In January 2024, the Committee amended the Retirement Policy, effective for grants on or after January 31, 2024, in order to provide that, (i) following a participant’s qualifying retirement, 100% of a participant’s outstanding RSU awards will continue to vest in accordance with the original vesting schedule as if such participant had remained employed with the Company through each vesting date, instead of 50% of a participant’s outstanding RSUs vesting immediately upon such qualifying retirement, and (ii) any performance-based equity awards will vest based on actual performance during the performance period with no pro-ration, except that any performance-based equity awards granted in the same calendar year of a participant’s qualifying retirement will be forfeited. In connection with his separation, Mr. O’Shaughnessy’s outstanding equity and long-term incentive awards will receive retirement vesting treatment in accordance with the terms of the award agreements and the Retirement Policy.
While these policies reduce the need to negotiate individual severance provisions, the Committee recognizes that under certain circumstances individual severance arrangements may be desirable or beneficial to the Company. Pursuant to the Company’s Executive Severance Policy, the Company is prohibited from entering into a severance agreement with a senior executive of the Company without shareholder approval if such agreement would provide for specified benefits exceeding 2.99 times the sum of (a) the senior executive’s annual base salary as in effect immediately prior to termination of employment and (b) the senior executive’s target annual bonus in the fiscal year in which the termination of employment occurs. Benefits excluded from this policy are (i) the value of any accelerated vesting of any outstanding equity-based award provided under plans, programs or arrangements of the Company applicable to one or more groups of employees in addition to the Company’s senior executives, (ii) a pro-rata portion of the value of any accelerated vesting of any outstanding long-term cash-based incentive award provided under plans, programs or arrangements of the Company applicable to one or more groups of employees in addition to the Company’s senior executives, (iii) compensation and benefits for services rendered through the date of termination of employment, (iv) any  post-termination retirement and other benefits, special benefits or perquisites provided under plans, programs or arrangements of the Company applicable to one or more groups of employees in addition to the Company’s senior executives and (v) payments that are required by the Company’s By-laws regarding indemnification and/or a settlement of any claim made against the Company. The policy is available for viewing on our website at www.pultegroupinc.com.
Benefits
Named executive officers participate in employee benefit plans on the same terms as generally available to all employees. In addition, each of the named executive officers is eligible to participate in our Financial Counseling Reimbursement Plan and our Health Exam Reimbursement Plan. Mr. Koart also receives a monthly living stipend of $12,000. The named executive officers, as well as other Company executives, may also participate in the Company’s Non-Qualified Deferral Program, under which they may elect to defer the receipt of their annual incentive cash awards. This plan is discussed further under the section “2024 Non-Qualified Deferred Compensation Table.” We do not have a defined benefit pension plan.

In 2024, as part of its enterprise risk oversight responsibilities, the Board authorized a third-party security assessment on the security risks associated with the Company's executive team, including the Chief Executive Officer. Based on that risk assessment, and following a discussion with the Board, the Compensation Committee established a security program for members of our executive team and have authorized specified expenses associated with the establishment and operation of the program. The Board believes that this security program is essential to the safety and well-being of our executive team, which in turn promotes the continuity of our business strategy and the stability of our business. The security program includes certain one-time initial setup costs that will not recur in future years for those executives that use the program, as well as costs related to ongoing services. We believe that the expenses associated with this security program are reasonable, necessary and appropriate business expenses and integral parts of the Company’s enterprise risk initiatives. However, because they may be viewed as conveying a personal benefit to our named executive officers, SEC disclosure rules require that we include them in the total value of personal benefits paid to our named executive officers.
Clawback Policies
The Company has adopted a compensation recovery, or “clawback,” policy for cash and equity incentive awards paid to executive officers providing for the recovery of applicable incentive-based compensation from current and former executive officers of the Company in the event the Company is required to restate its financial results due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws as required by the Dodd-Frank Act and corresponding NYSE listing standards.

42	PULTEGROUP, INC. | 2025 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS
The Company also maintains an additional clawback policy with respect to the Annual Program, Pre-Tax Income Profit Participation Program, LTI Program, and equity grants. Under the policy, in the event any current or former executive officer (or other employee deemed by the Board to be subject to the policy) engages in “detrimental conduct” (as defined in the policy), the Committee may require that such employee (i) reimburse the Company for all or any portion of any bonus, incentive payment, equity-based award, or other compensation received by such employee within the 36 months following such detrimental conduct and (ii) remit to the Company any profits realized from the sale of Company securities within the 36 months following such detrimental conduct.
Prohibition Against Pledging and Hedging of Company Securities
To further enhance the linkage between executives’ long-term incentive compensation and shareholder value, the Company’s insider trading policy prohibits directors and executive officers from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to their Company security holdings. See page 15 for further information regarding the Company’s anti-hedging policy. Additionally, under the Company’s insider trading policy, directors and executive officers are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan, as such arrangements could result under some circumstances in a margin sale or foreclosure sale occurring at a time when the director or executive officer is aware of material nonpublic information or otherwise is not permitted to trade in Company securities. The policy is available for viewing on our website at www.pultegroupinc.com.
Share Ownership Guidelines
To align our executives’ interests with those of our shareholders and to assure that our executives own meaningful levels of Company common shares throughout their tenures with the Company, our executive officers are subject to share ownership guidelines adopted by the Committee. The share ownership guidelines require, within a five-year period from date of hire, promotion or determination that a position is subject to Section 16 of the Exchange Act, the Chief Executive Officer to own Company common shares equal in value to at least six times his base salary and each of the other named executive officers to own Company common shares equal to at least three times their respective base salary. Included in the definition of share ownership are restricted shares and RSUs, any Company common shares owned outright (including the value of restricted shares that have vested at the higher of the current market price or the share price on the date of vesting) and Company common shares in any Company benefit plan. Stock options, whether vested or unvested, and unearned PSU awards do not count towards meeting share ownership guidelines. As of the record date, all of the continuing named executive officers have either met the share ownership guidelines or are within the five-year period to become in compliance with the guidelines.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	43

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE

The Compensation and Management Development Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation and Management Development Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and this Proxy Statement.

Cheryl W. Grisé, Chair J. Phillip Holloman John R. Peshkin Lila Snyder

44	PULTEGROUP, INC. | 2025 PROXY STATEMENT

2024 EXECUTIVE COMPENSATION
2024 Summary Compensation Table
The table below sets forth information concerning the compensation of our named executive officers for 2024 and 2023 and, to the extent required by SEC disclosure rules, 2022.

Name and Principal Position	Year	Salary ($)	Bonus	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

RYAN R. MARSHALL President and CEO	2024	$1,000,000	—	$9,226,706	$8,131,504	—	$78,958	$18,437,168
	2023	$1,000,000	—	$7,406,576	$4,089,119	—	$35,213	$12,530,908
	2022	$1,000,000	—	$8,605,099	$4,848,040	$37	$30,848	$14,484,024

ROBERT T. O’SHAUGHNESSY EVP & CFO	2024	$800,000	—	$2,691,289	$2,955,987	—	$23,453	$6,470,729
	2023	$750,000	—	$2,042,003	$2,055,699	—	$21,886	$4,869,588
	2022	$750,000	—	$2,903,183	$2,685,025	—	$23,266	$6,361,474

MATTHEW KOART(4) EVP & COO	2024	$750,000	—	$2,691,289	$3,029,294	$415	$162,700	$6,633,698
	2023	$467,308	—	$2,049,500	$1,596,589	$603	$82,257	$4,196,257

TODD N. SHELDON EVP GC & Corp Secretary	2024	$550,000	—	$1,281,521	$1,159,765	—	$25,960	$3,017,246
	2023	$550,000	—	$963,264	$1,122,280	—	$29,556	$2,665,100
	2022	$550,000	—	$1,301,300	$1,281,010	—	$19,556	$3,151,866

KEVIN A. HENRY(4) EVP & Chief People Officer	2024	$550,000	—	$922,559	$782,552	—	$18,460	$2,273,571
	2023	$294,039	—	$709,482	$599,635	—	$12,705	$1,615,861

(1)    The amounts reported in this column for 2024 are awards granted pursuant to the Company’s 2022 Stock Incentive Plan and are valued based on the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements included in our Annual Report for the fiscal year ended December 31, 2024. The amounts included in the Stock Awards column for the PSUs granted during 2024 to each of the named executive officers are calculated based on the probable satisfaction of the performance conditions for such awards. Assuming the highest level of performance is achieved for the 2024 – 2026 PSU awards, the maximum value of these awards at the grant date would be as follows: Mr. Marshall—$10,8000,000; Mr. O’Shaughnessy—$3,150,000; Mr. Koart—$3,150,000; Mr. Sheldon—$1,500,000; and Mr. Henry—$1,080,000.
(2)    For 2024, the amounts reflect the actual cash payouts received under the Annual Program and Pre-Tax Income Profit Participation Program, as follows: Mr. Marshall—Annual Program—$3,000,000, Pre-Tax Income Profit Participation Program—$5,131,504; Mr. O’Shaughnessy—Annual Program—$1,050,000, Pre-Tax Income Profit Participation Program—$1,905,987; Mr. Koart—Annual Program—$1,050,000, Pre-Tax Income Profit Participation Program—$1,979,294; Mr. Sheldon—Annual Program—$500,000, Pre-Tax Income Profit Participation Program—$659,765; and Mr. Henry—Annual Program—$460,000, Pre-Tax Income Profit Participation Program—$322,552.
(3)    Amounts in this column consist of (i) the cost of financial planning services reimbursed for each of the named executive officers, (ii) life insurance premiums for each of the named executive officers, (iii) reimbursement of the cost of an annual executive physical (which for healthcare privacy reasons each named executive officer has been attributed a cost of $4,000 regardless of whether such benefit was used), (iv) a Company match under the Company’s 401(k) plan equal to $13,800 for each named executive officer, (v) with respect to Mr. Koart, $12,000 in monthly stipends, and (vi) with respect to Mr. Marshall, $43,608 in reimbursements pursuant to the Company's executive security program.
(4)    Messrs. Koart and Henry commenced employment with the Company effective May 18, 2023 and June 20, 2023, respectively.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	45

2024 EXECUTIVE COMPENSATION
2024 Grants of Plan-Based Awards Table
The following table sets forth information concerning award opportunities under our LTI Program and grants under the 2022 Stock Incentive Plan to the named executive officers during the fiscal year ended December 31, 2024.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	(#)	Awards(1)

RYAN R. MARSHALL	(2)	$375,000	$1,500,000	$3,000,000
	(3)		$3,500,000
	1/31/2024(4)				25,470	50,939	101,878		$5,626,606
	1/31/2024(5)							33,960	$3,600,100

ROBERT T. O’SHAUGHNESSY	(2)	$131,250	$525,000	$1,050,000
	(3)		$1,300,000
	1/31/2024(4)				7,429	14,858	29,716		$1,641,260
	1/31/2024(5)							9,905	$1,050,029

MATTHEW KOART	(2)	$131,250	$525,000	$1,050,000
	(3)		$1,350,000
	1/31/2024(4)				7,429	14,858	29,716		$1,641,260
	1/31/2024(5)							9,905	$1,050,029

TODD N. SHELDON	(2)	$62,500	$250,000	$500,000
	(3)		$450,000
	1/31/2024(4)				3,538	7,075	14,150		$781,472
	1/31/2024(5)							4,717	$500,049

KEVIN A. HENRY	(2)	$57,500	$230,000	$460,000
	(3)		$220,000
	1/31/2024(4)				2,547	5,094	10,188		$562,549
	1/31/2024(5)							3,396	$360,010

(1)    The amounts reported in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of the PSUs, are valued based upon the probable outcome of the applicable performance conditions. Assumptions used in the calculation of these amounts are included in Note 7 to the Company’s audited financial statements included in our Annual Report for the fiscal year ended December 31, 2024.
(2)    Consists of award opportunities under the Annual Program. For each of our named executive officers, the performance goals under the Annual Program were adjusted pre-tax income and operating margins. See the “Annual Incentive Compensation” section of the CD&A for further information regarding the Annual Program.
(3)    Consists of target payouts under the Pre-Tax Income Profit Participation Program for 2024. As noted in the CD&A, during 2024, each named executive officer was eligible to receive a payout under the Pre-Tax Income Profit Participation Program based on the Company’s adjusted pre-tax income performance and modified based on its performance relative to the Performance Peer Group.
See the “Annual Incentive Compensation” section of the CD&A for further information regarding the Pre-Tax Income Profit Participation Program.
(4)    Represents the PSUs under the LTI Program relating to the Company’s performance for the 2024-2026 performance period. Vesting of the PSUs depends on the Company’s TSR, return on equity and operating margin performance, each relative to the Performance Peer Group, measured over the 2024-2026 performance period. The PSUs will be settled in Company common shares in accordance with the terms of the underlying award agreements. Please see the CD&A for further information regarding the 2024 PSU awards.
(5)    Consists of RSU awards under the 2022 Stock Incentive Plan, which are scheduled to vest on the third anniversary of the grant date. During the restriction period, the named executive officers are entitled to dividends which will be accrued and settled in cash upon vesting.

46	PULTEGROUP, INC. | 2025 PROXY STATEMENT

2024 EXECUTIVE COMPENSATION
2024 Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information regarding unvested share awards held by each of the named executive officers at December 31, 2024. As of December 31, 2024, none of our named executive officers held any outstanding option awards.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

RYAN R. MARSHALL	197,249(3)	$ 21,480,416	223,916	$24,384,452

ROBERT T. O’SHAUGHNESSY	67,396(4)	$ 7,339,424	62,842	$6,843,494

MATTHEW KOART	24,550(5)	$ 2,673,495	58,352	$6,354,533

TODD N. SHELDON	30,236(6)	$ 3,292,700	29,842	$3,249,794

KEVIN A. HENRY	8,207(7)	$ 893,742	19,586	$2,132,915
(1)    Reflects the value using the closing share price at the 2024 fiscal year end of $108.90.
(2)    Includes PSUs granted under the 2023-2025 LTI Program and 2024-2026 LTI Program that will vest on December 31, 2025 and December 31, 2026, respectively, following the completion of the three-year performance periods. The PSUs granted under the 2023-2025 LTI Program will be settled based on (i) the Company’s TSR performance relative to the TSR of the Performance Peer Group, (ii) the Company’s ROIC performance, and (iii) the Company’s operating margin performance, with each goal weighted equally. The PSUs granted under the 2024-2026 LTI Program will be settled based on the Company’s TSR, return on equity and operating margin performance each relative to the Performance Peer Group, with each goal weighted equally. In accordance with SEC executive compensation disclosure rules, these awards are being reported based on achieving the maximum performance goals with respect to both performance periods. For the 2023-2025 performance period, the named executive officers had outstanding PSU awards at maximum in the following share amounts: Mr. Marshall—122,038; Mr. O’Shaughnessy—33,126; Mr. Koart—28,636; Mr. Sheldon—15,692; and Mr. Henry—9,398. For the 2024-2026 performance period, the named executive officers had outstanding PSU awards at maximum in the following share amounts: Mr. Marshall—101,878; Mr. O’Shaughnessy—29,716; Mr. Koart—29,716; Mr. Sheldon—14,150; and Mr. Henry—10,188.
(3)    This amount includes 36,403 RSUs that vested on February 1, 2025, 65,026 RSUs that vested on February 2, 2025, 841 RSUs that are scheduled to vest on January 31, 2026, 61,019 RSUs that are scheduled to vest on February 1, 2026, and 33,960 RSUs that are scheduled to vest on January 31, 2027.
(4)    This amount includes 22,752 RSUs that vested on February 1, 2025, 17,650 RSUs that vested on February 2, 2025, 526 RSUs that are scheduled to vest on January 31, 2026, 16,563 RSUs that are scheduled to vest on February 1, 2026, and 9,905 RSUs that are scheduled to vest on January 31, 2027.
(5)    This amount includes 327 RSUs that are scheduled to vest on January 31, 2026, 14,318 RSUs that are scheduled to vest on May 18, 2026, and 9,905 RSUs that are scheduled to vest on January 31, 2027.
(6)    This amount includes 9,101 RSUs that vested on February 1, 2025, 8,361 RSUs that vested on February 2, 2025, 211 RSUs that are scheduled to vest on January 31, 2026, 7,846 RSUs that are scheduled to vest on February 1, 2026, and 4,717 RSUs that are scheduled to vest on January 31, 2027.
(7)    This amount includes 112 RSUs that are scheduled to vest on January 31, 2026, 4,699 RSUs that are scheduled to vest on June 20, 2026, and 3,396 RSUs that are scheduled to vest on January 31, 2027.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	47

2024 EXECUTIVE COMPENSATION

2024 Option Exercises and Stock Vested Table
The following table provides information regarding the vesting of share awards for each of the named executive officers during 2024. During 2024, none of our named executive officers held any outstanding option awards.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)

RYAN R. MARSHALL	—	—	136,584	$14,597,003

ROBERT T. O’SHAUGHNESSY	—	—	37,073	$3,962,063

MATTHEW KOART	—	—	—	—

TODD N. SHELDON	—	—	17,561	$1,876,776

KEVIN A. HENRY	—	—	—	—
(1)    Included in this column are RSUs that vested on February 3, 2024, with the value determined based on the number of RSUs vesting multiplied by the average market value of the Company’s stock on the applicable vesting date. Also included in this column is the value of the performance-based awards that vested under the 2022-2024 LTI Program based on performance and service through December 31, 2024, with the value determined based on the average market value of the Company’s stock on December 31, 2024.
2024 Non-Qualified Deferred Compensation Table
The following table provides information regarding the Company’s Non-Qualified Deferral Program.

Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY (1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE

RYAN R. MARSHALL	—	—	—	—	—

ROBERT T. O’SHAUGHNESSY	—	—	—	—	—

MATTHEW KOART	—	—	$8,504	-$30,860	$151,410

TODD N. SHELDON	—	—	—	—	—

KEVIN A. HENRY	—	—	—	—	—
(1)    Amounts in this column include the following amounts that were previously reported in the Summary Compensation Table for 2023: Mr. Koart - $603.

Non-Qualified Deferral Program
Pursuant to the Company’s Non-Qualified Deferral Program, certain executives, including each of our named executive officers, may defer awards earned under the Annual and LTI Programs. Deferral elections are made by executives prior to the beginning of the performance period in which awards are earned. Executives may elect to defer from 5% to a maximum of 90% of their incentive pay, with a minimum deferral amount of $10,000. The executive selects a deferral period that may range from two to twenty years. Payout period elections are restricted to either a lump-sum or annual installments over a period of up to ten years. In the event of death, permanent disability or termination from employment, any remaining deferral period is overridden with the payouts to occur as either a lump-sum or in two or three annual installments. Unfunded deferral accounts are credited with interest on a monthly basis. The annual interest rate is determined each January 1 for a period of one calendar year and is equal to the applicable yield on the five-year U.S. Treasury Note as of the first business day of January, plus 2%. The interest crediting rate for 2024 was 6.36%.

48	PULTEGROUP, INC. | 2025 PROXY STATEMENT

2024 EXECUTIVE COMPENSATION
Potential Payments Upon Termination or Change in Control
The Committee has adopted an Executive Severance Policy, which provides for the payment of certain benefits to named executive officers and other eligible executives and key employees of the Company upon a qualifying termination of employment. Under the terms of the policy, a qualifying termination of employment is generally defined as a termination of employment other than due to cause, death, disability, resignation other than for constructive termination or as a result of a sale, spin-off, other divestiture, merger or other business combination where the executive obtains or is offered comparable employment with the resulting entity. In the event of a qualifying termination of employment, the Executive Severance Policy provides for the following severance benefits, subject to the executive’s timely execution of a release and restrictive covenant agreement. As described above, the Committee amended and restated the Executive Severance Policy in 2024 in order to, among other things, (i) remove a provision providing for prorated vesting of performance-based equity awards upon a qualifying termination of employment as the treatment of such awards will be governed by the terms of the underlying award agreements, and (ii) provide that a participant who experiences a qualifying termination of employment within two years following a Change in Control will receive an amount equal to 1/12 of his or her target bonus multiplied by the severance multiple applicable to such participant under the Executive Severance Policy.
    Severance Pay. For named executive officers employed by the Company for five or more years as of the termination date, a severance payment equal to 1/12 of the executive’s base salary in effect as of the termination date, multiplied by 24. For named executive officers employed by the Company for less than five years as of the termination date, a severance payment equal to 1/12 of the executive’s base salary in effect as of the termination date, multiplied by 18. As of December 31, 2024, Messrs. Marshall, O’Shaughnessy and Sheldon were each eligible to receive a multiple equal to 24 and Messrs. Koart and Henry were each eligible to receive a multiple equal to 18.
    Bonus. The executive will receive a prorated bonus under the Annual Incentive Program for the year in which the termination occurs, calculated based on actual performance during the year. In lieu of this prorated bonus, an executive who experiences a qualifying termination of employment within two years following a Change in Control (as defined in the Executive Severance Policy) will receive an amount equal to 1/12 of his or her target bonus, multiplied by 24 (in the case of Messrs. Marshall, O’Shaughnessy and Sheldon) or 18 (in the case of Messrs. Koart and Henry).
    Continued Benefits Coverage. Provided that the executive properly elects continued health care coverage under applicable law, a payment equal to the difference between active employee premiums and continuation coverage premiums for up to 18 months of coverage.
In addition, the Committee has adopted a Retirement Policy which clarifies the definition of retirement for purposes of determining the treatment of equity and long-term incentive awards following a qualifying retirement. Under the policy, a qualifying retirement will occur upon a separation from the Company (i) on or after attaining age 60 and completing five consecutive years of service or (ii) on or after attaining age 55 and completing ten consecutive years of service; in both cases, provided that the employee gives at least six months’ notice to the Company. In the event of a qualifying retirement, the Retirement Policy provides for outstanding equity and long-term incentive awards to be treated as follows, subject to the employee’s timely execution of a release and restrictive covenant agreement:
    Time-Based RSUs. For any outstanding time-based RSU awards granted before 2024, fifty percent (50%) of the Company common shares subject to the award that were not vested immediately prior to the employee’s qualifying retirement will vest upon such retirement date. The remaining Company common shares subject to the award will continue to vest in accordance with the original vesting schedule set forth in the underlying agreement. Beginning with RSU grants in 2024, one hundred percent (100%) of such time-based RSU awards will remain outstanding and will continue to vest in accordance with the original vesting schedule.
    Stock Options. Any outstanding stock options will be exercisable only to the extent that the options are exercisable as of such retirement date or become exercisable pursuant to the terms of the underlying agreement.
    Performance-Based Awards. The employee will be entitled to a prorated portion of any outstanding performance-based awards granted prior to 2024 under the long-term incentive plan at the end of the applicable performance period, based on actual performance during the period. However, beginning with performance-based awards granted in 2024, performance-based equity awards will vest based on actual performance during the performance period with no pro-ration, except that any performance-based equity awards granted in the same calendar year of a participant’s qualifying retirement will be forfeited.
Additionally, upon a qualifying retirement, the employee is eligible for the employee’s annual bonus under the 2024 Annual Program and the Pre-Tax Income Profit Participation Program, in each case, based on actual performance of the Company and prorated based on the number of days employee was employed in the year in which retirement occurs.
As of December 31, 2024, Mr. O’Shaughnessy was our only continuing named executive officer who satisfied the age and service requirements under the Retirement Policy. If Mr. O’Shaughnessy had experienced a qualifying retirement on December 31, 2024, he would have been eligible to continue vesting in RSU awards with respect to 67,396 shares valued at $7,339,425, based on our December 31, 2024 share price, with 28,483 shares vesting immediately upon such retirement) and pro-rated vesting of his outstanding performance-based awards based on actual performance during the performance period (valued at $5,084,210, based on our December 31, 2024 share price and target performance). As noted above, Mr. O'Shaughnessy has announced his intention to retire as of December 31, 2025.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	49

2024 EXECUTIVE COMPENSATION

Our Stock Incentive Plans and LTI Programs provide for the payment of awards following a change in control and certain terminations of employment. In general, our Stock Incentive Plans and LTI Programs define a change in control as follows:
    The acquisition by any individual, entity or group of the beneficial ownership of 40% or more of the then outstanding Company common shares of the Company or the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors;
    Individuals who constitute the Board as of the date of the applicable Stock Incentive Plan or future directors approved by such Board cease for any reason to constitute at least a majority of such Board;
    Subject to certain exceptions contained in the Stock Incentive Plans, the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company; or
    The consummation of a plan of complete liquidation or dissolution of the Company.
The tables below reflect the amount of compensation to be received by each of the named executive officers in the event of a change in control and certain terminations of each executive’s employment. The amounts shown assume that such change in control or termination was effective as of December 31, 2024, and thus include amounts earned through such time and are estimates of the amounts which would be received by the executives upon a change in control or their termination. The calculations in the tables below are based on our closing share price on December 31, 2024 of $108.90 per share. The actual amounts to be received by the executives can only be determined at the time of such change in control or separation from the Company.
Involuntary Termination without Cause or Termination for Good Reason(1)

Cash Severance(2)		Annual Incentive(3)	Acceleration of Long-Term Incentive Awards(5)	Acceleration of Outstanding Restricted Share Units(5)	Continued Benefits Coverage(6)	Total Benefits

RYAN R. MARSHALL	$2,000,000	$8,131,504	$11,818,108	$21,792,292	$35,222	$43,777,126

ROBERT T. O’SHAUGHNESSY	$1,600,000	$2,955,987	$3,270,639	$7,444,192	$38,145	$15,308,963

MATTHEW KOART	$1,125,000	$3,029,294	$2,949,847	$2,701,071	$38,145	$9,843,357

TODD N. SHELDON	$1,100,000	$1,159,765	$1,551,554	$3,339,804	$35,222	$7,186,345

KEVIN A. HENRY	$825,000	$782,552	$981,355	$902,916	$38,145	$3,529,968

50	PULTEGROUP, INC. | 2025 PROXY STATEMENT

2024 EXECUTIVE COMPENSATION

Termination due to Death or Disability

	Acceleration of Long-Term Incentive Awards(5)	Acceleration of Outstanding Restricted Share Units(5)	Total Accelerated Long-Term Awards

RYAN R. MARSHALL	$6,273,337	$21,792,292	$28,065,629

ROBERT T. O’SHAUGHNESSY	$1,740,230	$7,444,192	$9,184,422

MATTHEW KOART	$1,577,392	$2,701,071	$4,278,463

TODD N. SHELDON	$825,689	$3,339,804	$4,165,493

KEVIN A. HENRY	$525,580	$902,916	$1,428,496
Change In Control and a Qualifying Termination

	Cash Severance(2)	Annual Incentive(4)	Acceleration of Long-Term Incentive Awards(5)	Acceleration of Outstanding Restricted Share Units(5)	Total Benefits

RYAN R. MARSHALL	$2,000,000	$8,131,504	$12,192,226	$21,792,292	$44,116,022

ROBERT T. O’SHAUGHNESSY	$1,600,000	$2,955,987	$3,421,747	$7,444,192	$15,421,926

MATTHEW KOART	$1,125,000	$3,029,294	$3,177,266	$2,701,071	$10,032,631

TODD N. SHELDON	$1,100,000	$1,159,765	$1,624,897	$3,339,804	$7,224,466

KEVIN A. HENRY	$825,000	$782,552	$1,066,458	$902,916	$3,576,926
(1)    Under the terms of the Executive Severance Policy, the named executive officers are eligible to receive cash severance, a prorated payout of the annual incentive award for the year of termination and a cash payment equal to health care continuation coverage in the event of a termination other than due to cause, death, disability or resignation other than for constructive termination or as a result of a corporate transaction where the executive is offered comparable employment. In addition, pursuant to the terms of the award agreements, the named executive officers are eligible to receive additional equity vesting in the event of an involuntary termination without cause (as described in footnote 4 to this table). In the event of a qualifying termination of employment within two years following a Change in Control, in lieu of the prorated annual incentive award described above, the named executive officers are eligible to receive an amount equal to 1/12 of the named executive officers’ target bonus, multiplied by 24 (in the case of Messrs. Marshall, O’Shaughnessy and Sheldon) or 18 (in the case of Messrs. Koart and Henry).
(2)    Amounts reported in this column represent cash severance (base salary multiplied by the applicable severance multiple) under the Executive Severance Policy for a qualifying termination of employment under the Executive Severance Policy. Under the terms of the Executive Severance Policy, as of December 31, 2024, the severance multiple applicable to Messrs. Marshall, O’Shaughnessy and Sheldon was two and the multiple applicable to Messrs. Koart and Henry was one and one-half. This benefit is also payable in the event of a qualifying termination following a Change in Control.
(3)    In the event of a qualifying termination of employment other than within two years following a Change in Control, the executives will receive a prorated bonus under the Annual Incentive Program for the year in which the termination occurs, calculated based on actual performance during the year.
(4)    Amounts reported in this column represent an amount equal to 1/12 of the named executive officers’ target bonus, multiplied by 24 (in the case of Messrs. Marshall, O’Shaughnessy and Sheldon) or 18 (in the case of Messrs. Koart and Henry), which are payable to the named executive officers in the event of a qualifying termination of employment within two years following a Change in Control.
(5)    Amounts in these columns reflect the long-term incentive awards and equity-based awards to be received upon a termination calculated in accordance with the 2013 Stock Incentive Plan and the 2022 Stock Incentive Plan, long-term award agreements and Retirement Policy. In the case of share grants, the equity value represents the value of the shares (determined by multiplying the closing price of $108.90 per share on December 31, 2024 by the number of unvested RSUs that would vest following a qualifying termination of employment, death, disability or retirement). The calculation with respect to unvested long-term incentive awards and annual equity-based awards reflects the additional assumptions set forth below under the 2013 Stock Incentive Plan, the 2022 Stock Incentive Plan and long-term award agreements.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	51

2024 EXECUTIVE COMPENSATION

Event	Unvested RSUs	2023-2025 And 2024-2026 Performance-Based Awards

Voluntary Termination of Employment (Other than for Good Reason Following a Change in Control or Retirement)	Forfeit	Forfeit
Voluntary Termination of Employment Due to Constructive Termination Under Executive Severance Policy	Forfeit	For 2023-2025 PSUs, prorated, based on actual Company performance and service through termination date. For 2024-2026 PSUs, forfeit.
Involuntary Termination of Employment (Other than for Cause)
Forfeit, unless Committee
exercises discretion pursuant to
the applicable stock incentive plan
to provide for acceleration. For
purposes of quantifying potential
payments that may be received
upon a termination of employment, we have assumed that the
Committee exercised discretion to
provide for acceleration upon a
termination of employment as of
December 31, 2024.
Prorated, based on actual Company performance and service through termination date
Retirement (with consent of Company and execution of a non-competition, non- solicitation and confidentiality agreement)	For awards granted prior to 2024, 50% of the common shares subject to the award that were not vested immediately prior to the employee’s qualifying retirement will vest upon such retirement date and remaining common shares will continue to vest in accordance with the original vesting schedule set forth in the underlying award agreement. For awards granted in 2024, the Company common shares subject to award that were not vested immediately prior to the employee's qualifying retirement will remain outstanding and will continue to vest in accordance with the original vesting schedule.	For 2023-2025 PSUs, prorated, based
on actual Company performance and
service through termination date. For 2024-2026 PSUs, vest based on actual performance during the performance period with respect to retirements that occur after December 31st of the year in which the grant date occurs.
Termination due to a Reduction in Force and Other than Due to Death, Disability, Retirement or Change in Control	Prorated based on service through termination date	N/A
Death or Termination due to Disability	Accelerate	Prorated, based on target performance and service through termination date
Change in Control	N/A—acceleration requires change in control and a qualifying termination of employment	If executive remains employed with the Company following the change in control, award will be settled at the greater of (i) target and (ii) actual performance
Termination of Employment by the Company without Cause or by the Executive for Good Reason following a Change in Control	Accelerate	Target payout
(5)    Under the Executive Severance Policy, if the executive properly elects continued health care coverage under applicable law, the executive will receive a payment equal to the difference determined as of the date of termination between active employee premiums and continuation coverage premiums for up to 18 months of coverage. This benefit is also payable in the event of a qualifying termination following a Change in Control.
Risk Management and Compensation
As noted in our CD&A, a key objective of the Company’s compensation program is to appropriately incentivize our executives so that they may act in the best interests of the Company and its shareholders. The Compensation and Management Development Committee believes that its incentive compensation programs should encourage risk within parameters that are appropriate for the long-term health and sustainability of the Company’s business.

52	PULTEGROUP, INC. | 2025 PROXY STATEMENT

2024 EXECUTIVE COMPENSATION
At its February 2025 meeting, the Compensation and Management Development Committee, in consultation with Semler Brossy, reviewed each compensation element, the group of employees eligible to receive each compensation element, the current performance measures and payout ranges, the potential risks posed by each compensation element as well as the processes used to mitigate any such risks. The Compensation and Management Development Committee determined that any risks associated with the Company’s executive and broad-based compensation plans were appropriately mitigated. For example, the maximum payouts under our executive and broad-based annual incentive plans are capped at 200% of target. In addition, the Company uses multiple performance metrics under the Annual Program and LTI Program (i.e., consolidated adjusted pre-tax income, operating margin, relative TSR, relative return on equity and relative operating margin), each of which is subject to the scrutiny of our internal control system as well as the Company’s annual audit. The Compensation and Management Development Committee also believes that equity-based, long-term incentive awards which vest over a period of years aligns the interests of our executives and employees with those of our shareholders in support of the long-term health of the Company. Finally, the Compensation and Management Development Committee believes that its overall review of the competitiveness and reasonableness of the Company’s compensation programs against market data serves as another mechanism to evaluate the compensation program and to identify any risks.
The Company has adopted a clawback policy. Under the policy, in the event any named executive officer engages in “detrimental conduct” (as defined in the policy), the Committee may require that such named executive officer (i) reimburse the Company for all or any portion of any bonus, incentive payment, equity-based award or other compensation received by such named executive officer within the 36 months following such detrimental conduct and (ii) remit to the Company any profits realized from the sale of Company securities within the 36 months following such detrimental conduct. The purpose of this policy is to discourage inappropriate and excessive risks, as executives will be held accountable for conduct which is harmful to the Company. In addition, the Company maintains an additional compensation recovery, or “clawback,” policy for cash and equity incentive awards paid to executive officers providing for the recovery of applicable incentive-based compensation from current and former executive officers of the Company in the event the Company is required to restate its financial results due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws as required by the Dodd-Frank Act and corresponding NYSE listing standards.
Based on its review, the Compensation and Management Development Committee determined that the risks arising from the Company’s executive and broad-based compensation programs are not reasonably likely to have a material adverse effect on the Company.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following disclosure about the relationship of the median of the annual total compensation of our employees to the annual total compensation of Mr. Marshall, our President and Chief Executive Officer.
Ratio
For 2024,
    The median of the annual total compensation of all of our employees, other than Mr. Marshall, was $114,436.
    Mr. Marshall’s annual total compensation, as reported in the Total column of the 2024 Summary Compensation Table, was $18,437,168.
    Based on this information, the ratio of the annual total compensation of Mr. Marshall to the median of the annual total compensation of all employees was estimated to be 161 to 1.
Identification of Median Employee
As permitted under the SEC executive compensation disclosure rules, we are electing to use the same median employee that we used for purposes of preparing our 2023 pay ratio disclosure. Since December 31, 2023 (the date used to select the 2023 median employee), there have been no changes in the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. Accordingly, we selected December 31, 2023 as the date on which to determine our median employee. As of that date, we had approximately 6,497 employees. For purposes of identifying the median employee, we considered the W-2 wages of all employees in the Company’s full-time employee population. In addition, we measured compensation for purposes of determining the median employee using the 12-month period ended December 31, 2023.
In determining the annual total compensation of the median employee, we calculated such employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K as required pursuant to SEC executive compensation disclosure rules. This calculation is the same calculation used to determine total compensation for purposes of the 2024 Summary Compensation Table with respect to each of the named executive officers.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	53

PAY VERSUS PERFORMANCE

The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our named executive officers, as calculated in accordance with SEC disclosure rules:

Pay Versus Performance
Year(1)					Value Of Initial Fixed $100 Investment Based On: (4)
	Summary Compensation Table Total For PEO ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total For Non-PEO Named Executive Officers ($)(2)	Average Compensation Actually Paid To Non-PEO Named Executive Officers ($)(3)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(5)	Net Income ($000s)	Adjusted Pre-Tax Income ($)(6)

2024	18,437,168	24,987,189	4,598,811	5,725,542	296.48	244.95	3,083,262	4,260,858

2023	12,530,908	39,665,057	2,876,471	5,515,664	279.07	238.93	2,602,372	3,675,219

2022	14,484,024	10,931,300	4,404,050	3,902,172	121.98	140.90	2,617,317	3,638,086

2021	16,149,555	20,598,773	5,000,888	5,794,393	151.00	190.20	1,946,320	2,768,070

2020	13,157,584	16,176,749	3,572,954	3,678,362	112.65	126.99	1,406,839	1,909,230
(1)    Mr. Marshall has served as the Principal Executive Officer (“PEO”) for the entirety of 2024, 2023, 2022, 2021 and 2020 and our other named executive officers for the applicable years were as follows:
•    2024: Robert T. O’Shaughnessy; Matthew Koart; Todd N. Sheldon; and Kevin A. Henry.
•    2023: Robert T. O’Shaughnessy; Matthew Koart; Todd N. Sheldon; Kevin A. Henry; John J. Chadwick; and Michelle H. Hairston.
•    2022: Robert T. O’Shaughnessy; John J. Chadwick; Todd N. Sheldon; and Michelle H. Hairston.
•    2021: Robert T. O’Shaughnessy; John J. Chadwick; Todd N. Sheldon; and Michelle H. Hairston.
•    2020: Robert T. O’Shaughnessy; John J. Chadwick; Todd N. Sheldon; Michelle H. Hairston; and Stephen P. Schlageter.
(2)    Amounts reported in these columns represent (i) the total compensation reported in the Summary Compensation Table for the applicable year in the case of Mr. Marshall and (ii) the average of the total compensation reported in the Summary Compensation Table for the applicable year for our other named executive officers reported for the applicable year other than the PEO for such years.
(3)    To calculate “compensation actually paid,” adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Marshall and for the average of the other named executive officers is set forth following the footnotes to this table.
(4)    Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historic stock price performance is not necessarily indicative of future stock price performance.
(5)    The TSR Peer Group consists of the Dow Jones U.S. Select Home Construction Index, an independently prepared index that includes companies in the home construction industry.
(6)    As noted in the CD&A, for 2024, the Compensation Committee determined that adjusted pre-tax income continues to be viewed as a core driver of the Company’s performance and shareholder value creation and, accordingly, was utilized as a component in the Company’s Annual Program and Pre-Tax Income Profit Participation Program. Adjusted pre-tax Income represents Income Before Income Taxes as reported in the Company’s Annual Report, as adjusted to exclude the impact of certain items, including, where applicable: certain incentive compensation, Company-wide restructuring costs as offset by savings associated with those restructuring efforts, changes in U.S. GAAP, gain or loss on debt retirements, and adjustments to Pulte Financial Services reserves related to mortgage origination and other legacy mortgage exposures prior to 2012.

54	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE

Reconciliation of Compensation Actually Paid Adjustments

Year	Summary Compensation Table Total ($)(a)	(Minus) Grant Date Fair Value of Stock Awards Granted in Fiscal Year ($)(b)	Plus Fair Value At fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year ($)(c)	Plus/(Minus) Change in Fair Value of Outstanding And Unvested Stock Awards Granted in Prior Fiscal Years ($)(d)	Plus Fair Value At Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year ($)(e)	Plus/(Minus) Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($)(f)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year ($)(g)	Equals Compensation Actually Paid ($)

Ryan R. Marshall
2024	18,437,168	(9,226,706)	12,610,748	1,852,057	—	1,313,922	—	24,987,189

2023	12,530,908	(7,406,576)	18,236,896	13,634,578	—	2,669,251	—	39,665,057

2022	14,484,024	(8,605,099)	6,699,396	(1,056,262)	—	(590,759)	—	10,931,300

2021	16,149,555	(7,000,001)	8,978,946	2,330,059	—	140,214	—	20,598,773

2020	13,157,584	(6,000,038)	7,035,981	1,069,563	—	913,659	—	16,176,749

Other Named Executive Officers (Average)(h)
2024	4,598,811	(1,896,665)	2,592,298	299,705	—	131,393	—	5,725,542

2023	2,876,471	(1,283,034)	2,436,639	1,120,634	—	364,954	—	5,515,664

2022	4,404,050	(1,864,740)	1,679,345	(189,553)	—	(126,930)	—	3,902,172

2021	5,000,888	(1,162,523)	1,491,175	440,962	—	23,891	—	5,794,393

2020	3,572,954	(995,030)	1,046,661	(34,562)	—	88,339	—	3,678,362
(a)    Represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other named executive officers, amounts shown represent averages.
(b)    Represents the grant date fair value of the stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(c)    Represents the fair value as of the indicated fiscal year-end of the outstanding and unvested stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(d)    Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.
(e)    Represents the fair value at vesting of the stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(f)    Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(g)    Represents the fair value as of the last day of the prior fiscal year of the stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.
(h)    See footnote 1 above for the named executive officers included in the average for each year.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	55

PAY VERSUS PERFORMANCE

Relationship Between Pay and Performance
We believe the “compensation actually paid” in each of the years reported above and over the four-year cumulative period are reflective of the Committee’s emphasis on “pay for performance” as the “compensation actually paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our Annual Program and our LTI Program, including our adjusted pre-tax income performance. The following graphics reflect the relationship between the compensation actually paid to our NEOs and our TSR, net income and adjusted pre-tax income (“APTI”), respectively, as well as our TSR versus the TSR of the TSR Peer Group.

Pay Versus Performance - Company TSR
$400
$300
$200
$100
$0
$50,000
$40,000
$30,000
$20,000
$10,000
$0
2020
2021
2022
2023
2024
Company TSR
Actual NEOs Avg
Actual CEO

Pay Versus Performance - Net Income
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$50,000
$40,000
$30,000
$20,000
$10,000
$0
2020
2021
2022
2023
2024
Net Income (in $000s)
Actual NEOs Avg
Actual CEO

Pay Versus Performance - APTI
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$0
$50,000
$40,000
$30,000
$20,000
$10,000
$0
2020
2021
2022
2023
2024
Adjusted PTI (in $000s)
Actual NEOs Avg
Actual CEO

Historic TSR Performance
$350
$300
$250
$200
$150
$100
$50
$0
2020
2021
2022
2023
2024
PulteGroup
Peer Group

56	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PAY VERSUS PERFORMANCE
 Performance Measures Used to Link Company Performance and Compensation Actually Paid to the NEOs
The following is a list of financial performance measures, which in the Company’s assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the named executive officers for 2024. Please see the “CD&A” for a further description of the metrics used in the Company’s executive compensation program.
•    Adjusted Pre-Tax Income
•    Operating Margin
•    Relative Total Shareholder Return
•    Relative Return on Equity
•    Relative Operating Margin

PULTEGROUP, INC. | 2025 PROXY STATEMENT	57

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2024 with respect to Company common shares that may be issued under our existing equity compensation plans:

Plan Category	Number of Common Shares to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Common Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Common Shares Reflected in Column (a)) (c)

Equity compensation plans approved by shareholders	0	$0	10,264,761

Equity compensation plans not approved by shareholders	—	—	—

Total	0	$0	10,264,761
Information regarding the material features of the equity compensation plans under which equity securities are authorized for issuance as of December 31, 2024 is included in Note 7 to the Company’s consolidated financial statements included in the Annual Report.

58	PULTEGROUP, INC. | 2025 PROXY STATEMENT

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with a “related party.” Related parties include our executive officers, directors, nominees for director, 5% or more beneficial owners of our Company common shares, and immediate family members of these persons. We refer to transactions involving amounts in excess of $120,000 and in which the related party has a direct or indirect material interest as an “interested transaction.” The Nominating and Governance Committee of the Board conducts a reasonable prior review and oversight of transactions pursuant to our written Related Party Transaction Policies. Each interested transaction must be approved or ratified by the Nominating and Governance Committee of the Board in accordance with our written Related Party Transaction Policies. The Nominating and Governance Committee will consider, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances as well as the extent of the related party’s interest in the transaction.
As previously disclosed, Matthew Koart, the Company’s Executive Vice President and Chief Operating Officer, had operated a real estate business for the 12 years prior to his appointment on May 18, 2023, and he had transactions in process that remained for a period following the start of his employment at the Company. At the time of his appointment, he had minority ownership interests in two development properties (the “Development Properties”) in the Greater Bay area of California through a subsidiary and had a minority ownership interest in an entity that sold a 58-lot subdivision asset to the Company in 2022. Under the terms of an escrow arrangement entered into in connection with that transaction, Mr. Koart was entitled to a payment from the escrow of approximately $179,000 if certain conditions were met. As previously disclosed, the Board reviewed Mr. Koart’s ownership interests in these and other assets and determined that it would be able to implement appropriate safeguards to adequately mitigate any actual or perceived conflicts of interests. The Board also determined that the contemplated safeguards would not adversely impact Mr. Koart’s ability to perform his duties as Chief Operating Officer and would not otherwise adversely affect the Company. In connection with his appointment as Chief Operating Officer, the Board determined to grant a limited waiver to its Code of Ethical Business Conduct to provide Mr. Koart a limited time to wind down or dispose of his interests in the two development properties and approved the potential related party transaction that could result from a payment to Mr. Koart under the escrow arrangement described above. On December 29, 2023, the escrow payment was made to an entity in which Mr. Koart has a minority ownership and through which Mr. Koart received a payout of approximately $175,000. As of March 14, 2025, one of the Development Properties has been sold and the last portion of the other is under contract.
Quinten Payne, the son-in-law of Thomas J. Folliard, our non-Executive Chairman of the Board, is employed by the Company as a manager in our asset management function working out of the Company’s Central Florida Division. Mr. Payne's employment began with the Company prior to his marriage into Mr. Folliard's family. In fiscal year 2024, the aggregate compensation paid to Mr. Payne, including base salary, bonus and equity compensation, was less than $200,000. Mr. Payne’s aggregate compensation is similar to the aggregate compensation of other employees holding similar positions.
Since January 1, 2024, there have been no other interested transactions or proposed interested transactions.
Our Related Party Transaction Policies provide that the Nominating and Governance Committee has determined that the following types of transactions are pre-approved or ratified, as applicable, by the Nominating and Governance Committee, even if such transactions involve amounts in excess of $120,000:
    employment by the Company of an executive officer of the Company if: (i) the related compensation is required to be reported in our proxy statement or (ii) the compensation would have been reported in our proxy statement if the executive officer was a named executive officer and the executive officer is not an immediate family member of another executive officer or director of the Company;
    compensation paid to a director if the compensation is required to be reported in our proxy statement;
    any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1 million or 2% of that company’s total annual revenues;
    any charitable contribution grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1 million or 2% of the charitable organization’s total annual receipts;
    any transaction where the related party’s interest arises solely from the ownership of the Company’s common shares and all holders of the Company’s common shares received the same benefit on a pro rata basis; and
    any transaction involving a related party where the rates or charges involved are determined by competitive bids.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	59

REPORT OF AUDIT COMMITTEE

The Audit Committee is comprised of five directors, all of whom meet the independence standards contained in the applicable NYSE and SEC rules, and operates under a written charter adopted by the Audit Committee. The Audit Committee selects, subject to shareholder ratification, the Company’s independent public accountants.
PulteGroup management is responsible for the Company’s internal controls and financial reporting process. The Company’s independent public accountants, Ernst & Young LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, as well as an independent audit of the Company’s internal control over financial reporting and issuing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee monitors the Company’s financial reporting process and reports to the Board of Directors on its findings.
During the last year, the Audit Committee met and held discussions with management and Ernst & Young LLP. The Audit Committee reviewed and discussed with PulteGroup management and Ernst & Young LLP the audited financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. The Audit Committee also discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence. The Audit Committee also discussed and confirmed with Ernst & Young LLP such firm’s independence.
The Audit Committee also considered whether the provision of other non-audit services by Ernst & Young LLP to the Company is compatible with maintaining the independence of Ernst & Young LLP, and the Audit Committee concluded that the independence of Ernst & Young LLP is not compromised by the provision of such services.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Members of the Audit Committee André J. Hawaux, Chair Kristen Actis-Grande Brian P. Anderson Cheryl W. Grisé J. Phillip Holloman

60	PULTEGROUP, INC. | 2025 PROXY STATEMENT

OTHER AUDIT MATTERS

Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2024 and 2023, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2024	2023

Audit Fees(1)	$ 2,436,675	$ 2,340,300

Audit-Related Fees(2)	3,600	3,600

Tax Fees(3)	—	—

All Other Fees(3)	—	—

	$ 2,440,275	$ 2,343,800
Notes:
(1)    Audit services consisted principally of the audit of the consolidated financial statements included in the Company’s Annual Report, the audit of the effectiveness of the Company’s internal control over financial reporting, reviews of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and various statutory audit reports.
(2)    Audit-related services consisted principally of fees for online subscriptions.
(3)    The Company did not engage Ernst & Young LLP to perform any other services during the years ended December 31, 2024 and 2023.
Audit Committee Preapproval Policies
The Audit Committee has adopted strict guidelines and procedures on the use of Ernst & Young LLP to provide any services, including a requirement that the Audit Committee approve in advance any services to be provided by Ernst & Young LLP. The Audit Committee approves the annual audit services and fees at its meeting in the first quarter and then reviews the Ernst & Young LLP audit plan for the current year during its second quarter meeting. Prior to the commencement of any other proposed audit-related, tax or other service above previously approved cost levels, the Audit Committee reviews each individual arrangement, including the nature of the services to be provided and the estimate of the fees to be incurred, prior to engaging Ernst & Young LLP to perform the service to confirm that such services will not impair the independence of Ernst & Young LLP. Pursuant to its charter, the Audit Committee has delegated to its Chairman the authority to approve any permitted services from Ernst & Young LLP for which fees are not expected to exceed $50,000. The Chairman will report any such approvals to the full Audit Committee for ratification at the next scheduled meeting. The Chairman did not exercise such authority in 2023 or 2024.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	61

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR 2025

The Board recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accountant for 2025.

•    Independent firm with a reputation for integrity and competence

•    Provides significant financial reporting expertise

•    Few ancillary services and reasonable fees

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent external audit firm that performs audit services for the Company. The Audit Committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for 2025, and the Board of Directors and the Audit Committee recommend that the shareholders ratify this appointment.
In considering Ernst & Young LLP’s appointment for the 2025 fiscal year, the Audit Committee reviewed the firm’s qualifications and competencies, including the following factors:
    Ernst & Young LLP’s historical performance and its performance during its engagement for the 2024 fiscal year;
    Ernst & Young LLP’s capability and expertise in handling the breadth and complexity of the Company’s operations;
    the qualifications and experience of key members of the engagement team, including the lead audit partner, for the audit of the Company’s financial statements;
    the quality of Ernst & Young LLP’s communications with the Audit Committee during the audit, and with management with respect to issues identified in the audit;
    external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on Ernst & Young LLP; and
    Ernst & Young LLP’s reputation for integrity and competence in the fields of accounting and auditing.
In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent auditor. The Audit Committee also ensures that the mandated rotation of Ernst & Young LLP’s personnel occurs.
Although there is no requirement that Ernst & Young LLP’s appointment be terminated if the ratification fails, the Audit Committee will consider the appointment of other independent registered public accounting firms if the shareholders choose not to ratify the appointment of Ernst & Young LLP. The Audit Committee may terminate the appointment of Ernst & Young LLP as our independent registered public accounting firm without the approval of the shareholders whenever the Audit Committee deems such termination appropriate.
Amounts paid by us to Ernst & Young LLP for audit and non-audit services rendered in 2024 and 2023 are disclosed elsewhere in this Proxy Statement.
Ernst & Young LLP served as our independent registered public accounting firm during 2024 and has served in this role for us since 1973. Representatives of Ernst & Young LLP are expected to attend the annual meeting and will be available to respond to appropriate questions, and to make a statement if they wish to do so.

The Board of Directors and the Audit Committee recommend that shareholders vote “FOR” ratification of the appointment of Ernst & Young LLP as PulteGroup’s independent registered public accountant for 2025.

62	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PROPOSAL 3: SAY-ON-PAY: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board recommends a vote FOR this proposal.

•    Ongoing review of compensation practices by Compensation and Management Development Committee with assistance from an independent compensation consultant

•    Compensation programs designed to reward executives for performance against established performance objectives and improving shareholder returns

•    Adherence to commonly viewed executive compensation best practices

Pursuant to Section 14A of the Exchange Act, we are providing shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules. The advisory vote to approve executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.”

The Company asks that you indicate your approval of the compensation paid to our named executive officers as described on pages 23 through 78 of this Proxy Statement. Because your vote is advisory, it will not be binding on the Board. However, the Board and the Compensation and Management Development Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

At the 2024 annual meeting of shareholders, the Company’s say-on-pay proposal was approved, on an advisory basis, by approximately 92% of the votes cast. At the Company’s 2023 annual meeting of shareholders, shareholders were asked to vote on a proposal seeking their views as to whether the say-on-pay vote should be held every year, every two years or every three years. A majority of shareholders voting on the matter indicated a preference for holding such vote on an annual basis. Accordingly, our Board decided that the advisory vote on executive compensation will be held on an annual basis, at least until the next non-binding shareholder vote on the frequency with which the advisory vote on executive compensation is held, which is planned to be at the 2029 annual meeting of shareholders.

As described in the Compensation Discussion and Analysis, our overall compensation philosophy applicable to named executive officers is to provide a compensation program that is intended to attract and retain qualified executives for the Company through fluctuating business cycles, provide them with incentives to achieve our strategic, operational, and financial goals, increase shareholder value, and reward long-term financial success.

Key principles of our executive compensation philosophy include:
    providing total compensation levels that are competitive with our direct competitors within the homebuilding industry, as well as companies of similar size and complexity in related industries;
    fostering a pay for performance environment by delivering a significant portion of total compensation through performance-based, variable pay;
    aligning the long-term interests of our executives with those of our shareholders;
    requiring our executives to own significant levels of Company shares;
    balancing cash compensation with equity compensation so that each executive has a significant personal financial stake in the Company’s share price performance (in general, we seek to provide a significant portion of total compensation to named executive officers in the form of equity-based compensation); and
    balancing short-term compensation with long-term compensation to focus our senior executives on the achievement of both operational and financial goals and longer-term strategic objectives.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	63

PROPOSAL 3: SAY-ON-PAY: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. For the reasons discussed above, we are asking our shareholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the annual meeting:
RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the 2024 Summary Compensation Table and the other related tables and disclosure).

The Board recommends that shareholders vote “FOR” the approval of the advisory resolution relating to the compensation of our named executive officers as disclosed in this Proxy Statement.

64	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PROPOSAL 4: SHAREHOLDER PROPOSAL ON AMENDMENT TO CLAWBACK POLICY ON UNEARNED INCENTIVE PAY

The Board recommends a vote AGAINST this proposal.
John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, who has represented to us that he beneficially owns approximately 50 of our shares, has submitted the following proposal. This shareholder proposal may be voted on at the Annual Meeting only if properly presented by the proponent or the proponent’s qualified representative at the Annual Meeting.
For the reasons set forth following the shareholder proposal, the Board opposes adoption of this proposal and recommends that you vote AGAINST this proposal.

Proposal 4 – Support Improved Clawback Policy for Unearned Executive Pay

Shareholders ask the Board of Directors to amend the Company Policy on recoupment of incentive pay to apply to the each Named Executive Officer and to state that conduct or negligence - not merely misconduct - shall trigger mandatory application of that policy. Also the Board shall report to shareholders in each annual meeting proxy the results of any deliberations regarding the policy, including the Board's reasons for not applying the policy after specific deliberations conclude, about whether or not to cancel or seek recoupment of unearned compensation paid, granted or awarded to NEOs under this policy.
This improved clawback policy shall at least be included in the Governess Guidelines of the Company or similar document and be easily accessible on the Company website.
The current Clawback Policy is clearly incomplete and can be difficult for shareholders to access.
Wells Fargo offers a prime example of why PulteGroup needs a stronger policy. After 2016 Congressional hearings, Wells Fargo agreed to pay $185 million to resolve claims of fraudulent sales practices. The Wells Fargo Board then moved to claw back $136 million from 2 top executives. Wells Fargo unfortunately concluded that the CEO had only turned a blind eye to the practice of opening fraudulent accounts and thus failed to attempt any clawback and left $136 million on the table.
At minimum this proposal alerts PHM shareholders that PHM executives can now be richly rewarded when they are negligent. This is the wrong incentive for PHM executives at a time when the best incentives for PHM executives should be supported.
Please vote yes:
Support Improved Clawback Policy for Unearned Executive Pay – Proposal 4

PULTEGROUP, INC. | 2025 PROXY STATEMENT	65

PROPOSAL 4: SHAREHOLDER PROPOSAL ON AMENDMENT TO CLAWBACK POLICY ON UNEARNED INCENTIVE PAY

The Board recommends that shareholders vote “AGAINST" the approval of the shareholder proposal on amending the Company's clawback policy on unearned executive pay.
• PulteGroup already has two clawback policies - one mandatory Dodd-Frank clawback policy and one discretionary misconduct clawback policy, which also applies to equity awards
• PulteGroup's existing policies define "detrimental conduct" and go beyond what is requested by the proponent - in addition to NEOs, our policies apply to other current and former executive officers and our misconduct policy also applies to other employees selected by the Board
• The proponent's expanded mandatory disclosure request is vague and unnecessary in light of existing disclosure requirements

BOARD STATEMENT IN OPPOSITION
The Board has thoughtfully considered this shareholder proposal and concluded that its adoption is not in the best interests of the Company or our shareholders. Accordingly, the Board unanimously recommends a vote AGAINST this shareholder proposal for the following reasons.
Our compliant clawback policies already go beyond required regulations, and we are already subject to applicable rules and listing standards regarding related disclosures.
In 2023, the Company adopted the PulteGroup, Inc. Dodd-Frank Clawback Policy (the “Dodd-Frank Clawback Policy”), in compliance with SEC rules and NYSE listing standards requiring companies to adopt, disclose, and enforce a clawback policy providing for the recovery of erroneously awarded incentive-based compensation received by current and former executive officers in connection with certain financial restatements, regardless of fault or misconduct. In accordance with SEC rules and NYSE listing standards, the Compensation and Management Development Committee is required to seek recoupment of covered compensation from covered individuals in the event the Dodd-Frank Clawback Policy is triggered. In addition, pursuant to SEC disclosure rules, the Company is required to indicate on its Form 10-K whether there were restatements that occurred that required the Company to perform a recovery analysis under the Dodd-Frank Clawback Policy. Further, pursuant to SEC executive compensation disclosure rules, in the event of a restatement, the Company is required to include comprehensive disclosure in its proxy statement regarding the restatement, the amounts recoverable and the status of that recovery as of year-end. In compliance with SEC rules, the Dodd-Frank Clawback Policy is filed as an exhibit to the Annual Report. The Dodd-Frank Clawback Policy is also available on the Company’s website at www.pultegroupinc.com.
While many companies have clawback policies that only apply in the event of financial statement restatements, in line with commonly viewed best corporate governance practices and as disclosed in this Proxy Statement, we maintain an additional discretionary clawback policy that applies in the event a current or former executive officer engages in “detrimental conduct,” which is broadly defined within the policy. Requiring a mandatory clawback in the event of misconduct would limit the Compensation and Management Development Committee’s discretion to assess the misconduct in question (taking into account the facts, circumstances, and requirements of the Company’s Code of Ethical Business Conduct) and to determine the appropriate remedy for that specific misconduct, which may or may not include recoupment. Further, mandating prescriptive disclosure requirements regarding Board deliberations regarding the Company’s clawback policies, as requested by the proposal, is unnecessary in light of applicable SEC executive compensation disclosure rules, which would generally require the disclosure of a current named executive officer’s forfeiture of compensation pursuant to a clawback policy, and could ultimately result in disclosure that is misleading to investors. For example, if the Board determined that an alternative remedy to address misconduct was more appropriate than a clawback of compensation, and the Company disclosed merely that no recoupment of compensation was sought after Board deliberation, investors may wrongfully conclude that no action was taken by the Company to address the identified misconduct.
Our clawback policies, in many respects, go above and beyond the policies requested by the proposal.
The proposal requests that the policy “apply to . . . each Named Executive Officer and . . . state that conduct or negligence – not merely misconduct – shall trigger mandatory application of the policy.” Both of our clawback policies go above and beyond the policy requested by the proposal by covering all current and former executive officers, not merely Named Executive Officers.
The proposal also requests that the policy apply to “conduct or negligence” – not merely misconduct. Our discretionary clawback policy was designed to allow the Compensation and Management Development Committee flexibility to distinguish conduct that could potentially result in a recoupment of compensation from conduct that could potentially be grounds for termination or other disciplinary action. If the Company were to adopt a misconduct policy, as requested by the proposal, that applies to “conduct or negligence,” we believe such a policy could interfere with our ability to attract, retain and incentivize qualified executives due to the potential chilling nature of the policy requested by the proposal in light of the ambiguous reference to “conduct or negligence.”
Further, consistent with SEC rules and NYSE listing standards, the Dodd-Frank Clawback Policy applies “[i]f the Company is required to prepare an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws . . . regardless of whether the [executive officer] was at fault or responsible for accounting errors that contributed to the need for the . . . [r]estatement or engaged in any misconduct.” In other words, the Dodd-Frank Clawback Policy has a “no fault” or “no conduct” standard, rather than a “conduct or negligence” standard, as requested by the proposal and is thus significantly more comprehensive than the policy requested by the proposal.

66	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PROPOSAL 4: SHAREHOLDER PROPOSAL ON AMENDMENT TO CLAWBACK POLICY ON UNEARNED INCENTIVE PAY

The Board has given careful consideration to this shareholder proposal. The Board believes that, in light of the Company’s existing clawback policies and disclosure obligations, the request in this non-binding and advisory shareholder proposal is unnecessary.

The Board recommends that shareholders vote “AGAINST” the approval of the shareholder proposal on amending the Company’s clawback policy on unearned executive pay.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	67

PROPOSAL 5: SHAREHOLDER PROPOSAL ON PARIS-ALIGNED EMISSION REDUCTION GOALS

The Board recommends a vote AGAINST this proposal.
As You Sow, on behalf of Laird Norton Family Foundation, 2020 Milvia Street, Suite 500, Berkeley, CA 94704, which has represented to us that it beneficially owns approximately 97 of our shares, has submitted the following proposal. This shareholder proposal may be voted on at the Annual Meeting only if properly presented by the proponent or the proponent’s qualified representative at the Annual Meeting.
For the reasons set forth following the shareholder proposal, the Board opposes adoption of this proposal and recommends that you vote AGAINST this proposal.
Proposal 5 – Adoption of Paris-Aligned Emission Reduction Goals
WHEREAS: The residential building sector is responsible for 20% of U.S. greenhouse gas emissions and is increasingly the focus of new, climate-protective regulations.[1] Home customers, too, are demanding more affordable energy efficient homes. PulteGroup, a leading residential construction company operating across 26 states, has not disclosed a comprehensive strategy to address these trends or to meet the Paris Agreement's greenhouse gas goals.
Climate-protective building regulations are increasing at the municipal and state levels. To date, municipal or state-wide policies that limit the use of fossil fuels in buildings have been adopted in eight states in which PulteGroup operates.[2] Notably, five of those states are in PulteGroup's western segment which generated 20% of the Company's 2023 home sales revenue.[3] Governments are also passing legislation to incentivize the adoption of low-carbon building technologies such as heat pumps and rooftop solar panels. The Inflation Reduction Act offers $8.8 billion in rebates for investments in home energy efficiency, electrification, and low-carbon appliances.[4]
While PulteGroup has set a modest goal that all its new homes be capable of the ENERGY STAR 3.1 certification starting in 2025, it has not set Paris-aligned goals.[5] The ENERGY STAR 3.1 certification is a relatively weak energy efficiency standard that PulteGroup's average home has already exceeded and is insufficient to meet many climate-related municipal and state regulations.[6] For example, California required all new residential buildings to be net zero ready by 2020 and most Massachusetts municipalities require residential buildings to reach a far greater energy efficiency than ENERGY STAR 3.1 certified homes.[7]
PulteGroup's peers Thrive Home Builders and Unity Homes offer net-zero ready homes at scale and have significantly better average energy efficiency performance.[8] As another indication that PulteGroup lags its peers, Meritage Homes began selling 100% ENERGY STAR homes in 2009.[9] PulteGroup’s comparatively weak energy efficiency performance puts it at a competitive disadvantage as customers increasingly seek more affordable homes.
By adopting Paris-aligned emission reduction goals and developing a comprehensive, forward-looking climate transition plan, PulteGroup can remain competitive, mitigate regulatory risk, and provide investors with confidence that the Company is prepared to thrive in a low-carbon economy.
RESOLVED: Shareholders request the Board adopt Paris-aligned greenhouse gas emission reduction goals.
[1] https://www.eia.gov/too1s/fags/fag.php?id=86&t=1
[2] https://buildingdecarb.org/zeb-ordinances
[3] https://d18rn0p2Snwr6d.cloudfront.net/CIK-0000822416/b0afcae4-9a3c-421f-90a2-2d3fc04b062f.pdf
[4] https://www.usgbc.org/sites/default/files/2024-02/USGBC-IRA-Green-Buildings_0.pdf
[5] https://pultegroupcares.com/sustainability/2023-report/, p.11
[6] https://www.pulte.com/energy-starbuilder#:~: text-The%20HERS%20Index%20(Home%20Energy,to%20save%20on%20electricity%20annually; https://www.meritagehomes.com/why-meritage/energy-efficiency
[7] https://www.cpuc.ca.gov/industries-and-topics/electrical-energy/demand-side-management/energy-efficiency/zero-netenergy#:~:text=All%20new%20residential%20construction%20will,will%20be%20ZNE%20by%20202S; https://www.mass.gov/info-details/building-energy-code#energy-efficiency-provisions-of-the-state-building-code-
[8] https://www.sunnova.com/-/media/Files/pdfs/Sunnova-Carbon-Neutral-Building-Thrive-Case-Study-20240202.pdf; https://unityhomes.com/blog/sustainable-homes-from-a-solar-powered-factory/
[9] https://dlio3yog0oux5.cloudfront.net/_e12b68c7bd4e63256b8e5d3d3c9b352d/meritagehomes/db/845/7273/pdf/Meritage+Homes_2023_ESG+Report__FINAL.pdf, p.7

68	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PROPOSAL 5: SHAREHOLDER PROPOSAL ON PARIS-ALIGNED EMISSION REDUCTION GOALS

The Board recommends a vote AGAINST this proposal.
• We already disclose Scope 1, Scope 2 and Scope 3 GHG emissions data and we have adopted most of the Task Force on Climate-related Financial Disclosures (TCFD) reporting recommendations
• The proposal is unnecessary and not in the best interests of the Company or its shareholders, because the Board believes the Company's ongoing efforts are already responsive to this proposal

BOARD STATEMENT IN OPPOSITION
The Board has thoughtfully considered this shareholder proposal and concluded that its adoption is not in the best interests of the Company or our shareholders. Accordingly, the Board unanimously recommends a vote AGAINST this shareholder proposal for the following reasons.
We recognize the importance of reducing greenhouse gas (GHG) emissions.
At PulteGroup, we share the proponent’s interest in reducing our GHG emissions, and we appreciate that climate change is one of the defining public policy issues of our time. Our approach combines innovative construction practices with a vision for homes that integrate emerging energy technologies and sustainability standards.
We are committed to building energy-efficient homes that not only reduce carbon emissions but also lower utility bills for homeowners, through features such as efficient insulation, high-performance windows, and renewable energy technology. In addition, we recognize the importance to shareholders of regular reporting on our progress towards reducing our GHG emissions and voluntarily report our Scope 1, Scope 2 and Scope 3 GHG emissions on our PulteCares website at www.pultegroupcares.com.
The Board is actively involved in overseeing and guiding our work in this area. The Nominating and Governance Committee is charged with oversight responsibility of the Company’s environmental matters. In particular, the Nominating and Governance Committee is responsible for reviewing the Company’s policies, practices and disclosures pertaining to sustainability issues and monitoring the Company’s performance against relevant sustainability indices. In addition, as noted above, sustainability-related metrics and initiatives have also been included in our CEO’s performance objectives since 2023.
We already disclose certain Scope 1, Scope 2 and Scope 3 GHG emissions data and adopted the Task Force on Climate-related Financial Disclosures (TCFD) reporting recommendations.
We have annually disclosed our Scope 1, Scope 2, and Scope 3 GHG emissions data since 2020. Most recently, in our 2023 Sustainability Report, we included Scope 1, Scope 2, and Scope 3 GHG emissions data for fiscal years 2022 and 2023.
Furthermore, in 2023, we took another step in our environmental transparency efforts by becoming one of the first major homebuilders in the United States to voluntarily adopt many of the TCFD reporting recommendations. TCFD recommendations guide companies to increased disclosures around climate-related risks and opportunities affecting their business. The recommendations cover four areas: governance, strategy, risk management, and metrics and targets. Opting in to TCFD reporting builds upon our existing efforts to reduce our environmental footprint and provide greater transparency. Additionally, we are actively engaged in the development of a homebuilding standard to measure embodied carbon and are working towards the goal of having reliable forward-looking data on embodied carbon in the components that make up our new homes. Once the standard is finalized, we will work to gather and analyze that information. In the interim, we made the decision to await the best data available in order to provide more accurate reduction targets for our GHG emissions.
In addition, we set the ambitious goal of having all new single-family homes started in 2025 and beyond capable of qualifying as ENERGY STAR® 3.1 Certified. This represents a significant commitment to building more energy efficient homes and helping lower GHG emissions to combat climate change. ENERGY STAR® certification meets strict U.S. Environmental Protection Agency requirements and is based on independent inspections and testing by certified professionals. According to the ENERGY STAR® website, through improvements such as efficient ventilation, high-performance windows, and energy-efficient lighting and appliances, ENERGY STAR®-certified homes are at least 10% more energy efficient than homes built to minimal code requirements – and many homeowners may experience a 20% improvement or more. Against an evolving regulatory landscape for energy efficiency in new home construction, PulteGroup believes adhering to well-established energy measurements carries more resonance for consumers than aggregate GHG emissions across our enterprise. While we respect the concern of our shareholders who want reduction targets, we are also cognizant of the fact that very few of our customers express concern about our lack of enterprise-wide GHG reduction targets pursuant to the Paris Climate Accords.
Our customers benefit from the Pulte Energy Advantage® and other efficiency efforts
Contrary to the assertions of the proponents that PulteGroup is at a “competitive disadvantage”, PulteGroup has been successful in providing a variety of energy-efficient and affordable options for our customers. Our responsible building includes radiant barrier roof decking to deflect solar heat to reduce attic temperatures, high-efficiency HVAC systems to lower energy consumption for climate control, programmable thermostats to optimize heating and cooling schedules, Low-E windows to keep heat in during winter and out during summer, plus enhanced wall and attic insulation, advanced air sealing techniques, and energy-efficient appliances. We also collaborate with utilities for

PULTEGROUP, INC. | 2025 PROXY STATEMENT	69

PROPOSAL 5: SHAREHOLDER PROPOSAL ON PARIS-ALIGNED EMISSION REDUCTION GOALS

real-world testing and implement feedback for continuous improvement. In 2024, we took another step and built our first two communities with Zero-Energy Ready standards. These standards require new homes to be significantly more energy efficient compared to current codes. We have also installed thousands of solar energy systems since 2020 and many of our California homes also have battery storage, which helps save money and reduce waste. By storing and using more of their own generated energy, solar system owners can reduce reliance on the utility grid, potentially lowering electricity bills and being less affected by rate hikes or grid failure.
We are committed to innovation and sustainability transparency.
PulteGroup has been participating in the Carbon Disclosure Project (CDP) to report on our environmental impact, showcasing our commitment to transparency in sustainability practices. We are focused on being a showcase for future home technologies, including homes with built-in capabilities for electric vehicle integration (using EVs for home power) and testing new solar energy systems, battery storage solutions plus smart home energy management systems.
Finally, the proponent compares us in certain instances to companies that are not peers – including a small regional builder located in one state and a manufacturer of factory-built prefabricated products assembled at home sites. Unlike two of the examples cited by the proponent, PulteGroup is a national production homebuilder. We remain committed to constantly improving the energy efficiency of our homes and are making concerted efforts to ensure that our homes are comprised of materials that have a lower carbon footprint and require fewer fossil fuels to operate. And we have had success in translating those efforts into tangible value-added features in our new homes and lower utility bills for our customers.
The Board has given careful consideration to this shareholder proposal. The Board believes that the proposal is unnecessary and not in the best interests of the Company or its shareholders because the Board believes the Company’s ongoing efforts are already responsive to this proposal.

The Board recommends that shareholders vote “AGAINST" the approval of the shareholder proposal on adopting Paris-aligned emission reduction goals.

70	PULTEGROUP, INC. | 2025 PROXY STATEMENT

BENEFICIAL SECURITY OWNERSHIP
The table below shows the number of Company common shares beneficially owned as of March 6, 2025 by each of our directors, each of our director nominees and each of our executive officers named in the Summary Compensation Table on page 45, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. The table also includes information about stock options exercisable within 60 days after March 6, 2025, restricted shares and Company common shares held in our 401(k) Plan.

Directors, Director Nominees and Named Executive Officers	Shares(1)	Exercisable Stock Options(2)	Percentage of Outstanding Shares

KRISTEN ACTIS-GRANDE	1,528	—	*

BRIAN P. ANDERSON	56,617(3)	—	*

BRYCE BLAIR	140,163(4)	—	*

THOMAS FOLLIARD	73,621(5)	—	*

CHERYL W. GRISÉ	111,291(6)	—	*

ANDRÉ J. HAWAUX	71,987(7)	—	*

KEVIN A. HENRY	11,793	—	*

J. PHILLIP HOLLOMAN	7,052(8)	—	*

MATTHEW KOART	34,143	—	*

RYAN R. MARSHALL	702,065(9)	—	*

ROBERT T. O’SHAUGHNESSY	86,191	—	*

JOHN R. PESHKIN	36,709(10)	—	*

SCOTT F. POWERS	35,181(11)	—	*

TODD N. SHELDON	74,758	—	*

LILA SNYDER	17,265(12)	—	*

All Directors and Executive Officers as a group of 17, including the above	1,522,722	—	*
*    Less than 1%.
Notes:
(1)    All directors, director nominees and executive officers listed in this table have sole voting and investment power over the shares they beneficially own, except as otherwise noted below.
(2)    These are shares that the listed director or executive officer has the right to acquire within 60 days of March 6, 2025, pursuant to PulteGroup’s stock option plans.
(3)    Includes 3,000 shares that Mr. Anderson owns jointly with his wife.
(4)    Includes 131,032 shares owned in a trust of which Mr. Blair is the sole trustee and beneficiary and 9,130 shares owned by a charitable foundation controlled by Mr. Blair.
(5)    Includes 28,391 deferred share units which would be required by the Deferred Compensation Plan for Non-Employee Directors to be distributed no later than 60 days after Mr. Folliard’s departure from the Board.
(6)    Includes 100,388 deferred share units which would be required by the Deferred Compensation Plan for Non-Employee Directors to be distributed no later than 60 days after Ms. Grisé’s departure from the Board.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	71

BENEFICIAL SECURITY OWNERSHIP

(7)    All shares are owned jointly by Mr. Hawaux and his wife.
(8)    Includes 2,622 deferred share units which would be required by the Deferred Compensation Plan for Non-Employee Directors to be distributed no later than 60 days after Mr. Holloman’s departure from the Board.
(9)    Includes (i) 145,217 shares owned in a trust of which Mr. Marshall is the trustee and beneficiary and (ii) 2,570 shares held in our 401(k) Plan as of March 6, 2025.
(10)    Includes 31,094 deferred share units which would be required by the Deferred Compensation Plan for Non-Employee Directors to be distributed no later than 60 days after Mr. Peshkin’s departure from the Board. All shares are owned jointly by Mr. Peshkin and his wife.
(11)    Includes 8,183 deferred share units which would be required by the Deferred Compensation Plan for Non-Employee Directors to be distributed no later than 60 days after Mr. Powers’ departure from the Board.
(12)    Includes 12,725 deferred share units which would be required by the Deferred Compensation Plan for Non-Employee Directors to be distributed no later than 60 days after Ms. Snyder’s departure from the Board.
Beneficial Ownership of Significant Shareholders
The following table provides information regarding security holders that beneficially own more than 5% of all outstanding PulteGroup common shares:

Name and Address of Beneficial Owner	Beneficial Ownership of Common Shares	Percentage of Outstanding Common Shares on March 6, 2025

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	24,792,886 (1)	12.30%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	21,338,135 (2)	10.59%

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403	11,250,213 (3)	5.58%

State Street Corporation One Congress Street, Suite 1 Boston, MA 02114	10,532,595 (4)	5.22%
Notes:
(1)    This information is derived from a Schedule 13G/A filed by The Vanguard Group on February 13, 2024. According to the Schedule 13G/A, The Vanguard Group had sole power to vote or direct the vote of no shares, sole power to dispose of or direct the disposition of 23,864,850 shares, shared power to vote or direct the vote of 283,763 shares and shared power to dispose of or direct the disposition of 928,036 shares.
(2)    This information is derived from a Schedule 13G/A filed by BlackRock, Inc. on March 7, 2024. According to the Schedule 13G/A, BlackRock, Inc. had sole power to vote or direct the vote of 19,682,373 shares, sole power to dispose of or direct the disposition of 21,338,135 shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares.
(3)    This information is derived from a Schedule 13G/A filed by Franklin Resources, Inc. ("FRI"), Charles B. Johnson ("CBJ"), Rupert H. Johnson, Jr. ("RHJ"), Putnam Investment Management, LLC ("PIM"), The Putnam Advisory Company ("PAC"), Franklin Advisers, Inc. ("FAI"), Franklin Advisory Services, LLC ("FAS"), Fiduciary Trust International LLC ("FTI"), Franklin Templeton International Services S.a.r.l. ("FTIS"), Fiduciary Trust Co International of Pennsylvania ("FTCIP"), and Fiduciary Trust Company International ("FTCI") on November 21, 2024. According to the Schedule 13G/A, none of the reporting persons had shared power to vote or to direct the vote of any shares; FRI had sole power to vote or direct the vote of 11,219,210 shares, sole power to dispose of or direct the disposition of 11,248,207 shares, and shared power to dispose of or direct the disposition of 2,006 shares; CBJ and RHJ each had sole power to vote or direct the vote of no shares, sole power to dispose of or direct the disposition of no shares, and shared power to dispose of or direct the disposition of no shares; PIM had sole power to vote or direct the vote of 7,853,816 shares, sole power to dispose of or direct the disposition of 7,854,967 shares, and shared power to dispose of or direct the disposition of no shares; PAC had sole power to vote or direct the vote of 2,925,804 shares, sole power to dispose of or direct the disposition of 2,925,260 shares, and shared power to dispose of or direct the disposition of 544 shares; FAI had sole power to vote or direct the vote of 313,443 shares, sole power to dispose of or direct the disposition of 340,891 shares, and shared power to dispose of or direct the disposition of 1,462 shares; FAS had sole power to vote or direct the vote of 117,695 shares, sole power to dispose of or direct the disposition of 117,695 shares, and shared power to dispose of or direct the disposition of no shares; FTI had sole power to vote or direct the vote of 6,376 shares, sole power to dispose of or direct the disposition of 6,376 shares, and shared power to dispose of or direct the disposition of no shares; FTIS had sole power to vote or direct the vote of 1,179 shares, sole power to dispose of or direct the disposition of 1,179 shares, and shared power to dispose of or direct the disposition of no shares; FTCIP had sole power to vote or direct the vote of 38 shares, sole power to dispose of or direct the disposition of 38 shares, and shared power to dispose of or direct the disposition of no shares; and FTCI had sole power to vote or direct the vote of 859 shares, sole power to dispose of or direct the disposition of 1,801 shares, and shared power to dispose of or direct.

72	PULTEGROUP, INC. | 2025 PROXY STATEMENT

BENEFICIAL SECURITY OWNERSHIP
(4) This information is derived from a Schedule 13G filed by State Street Corporation on October 16, 2024. According to the Schedule 13G, State Street Corporation had sole power to vote or direct the vote of, and sole power to dispose of or direct the disposition of, no shares, shared power to vote or direct the vote of 6,384,421 shares, and shared power to dispose of or direct the disposition of 10,531,718 shares.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	73

OTHER MATTERS
Multiple Shareholders Sharing the Same Address
The SEC permits companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report or Notice of Internet Availability of Proxy materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies. Shareholders who hold their shares through a broker may receive notice from their broker regarding the householding of proxy materials. As indicated in the notice that will be provided by these brokers, a single proxy statement and annual report or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholder. Once a shareholder has received notice that the broker will be householding, such householding will continue until the shareholder is notified otherwise or until the shareholder revokes its consent. If you would prefer to receive separate copies of the proxy materials, please contact your bank, broker or other intermediary. If you currently share an address with another shareholder but are nonetheless receiving separate copies of the proxy materials, you may request delivery of a single copy in the future by contacting your bank, broker or other intermediary. If you are a shareholder, you may request a copy of proxy materials by sending such request in writing to ATTN: Corporate Secretary at PulteGroup, Inc., 3350 Peachtree Road Northeast, Suite 1500, Atlanta, Georgia, 30326, and we will promptly deliver copies of the proxy materials. Alternatively, you may request proxy materials via the internet at www.proxyvote.com, by calling 1-800-579-1639 or by e-mail at sendmaterial@proxyvote.com.
Proxy solicitation cost
PulteGroup pays the cost of soliciting proxies. Additionally, we hired D.F. King & Co., Inc. to assist in the distribution of proxy materials. The fee is expected not to exceed $20,000, plus reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to shareholders.
Shareholder proposals for the 2026 Annual Meeting of Shareholders
To be included in our proxy statement for next year’s annual meeting of shareholders, shareholder proposals must be in writing, comply with SEC Rule 14a-8 and be received by PulteGroup by November 14, 2025. Shareholder proposals must be sent pursuant to the requirements of SEC Rule 14a-8 to Todd N. Sheldon, our Corporate Secretary, at the following address:
Todd N. Sheldon
Corporate Secretary
PulteGroup, Inc.
3350 Peachtree Road NE, Suite 1500
Atlanta, Georgia 30326
The By-laws also permit a shareholder, or a group of up to 20 shareholders, that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements (a “proxy access director nomination”). To be properly brought before the 2026 annual meeting of shareholders, a shareholder’s notice of a proxy access director nomination must be received by our Corporate Secretary, by certified mail, return receipt requested, or recognized overnight courier at the mailing address specified for him above, no earlier than October 15, 2025 and no later than November 14, 2025. Any such notice must meet the other requirements set forth in our By-laws.
Shareholder proposals and director nominations that are intended to be presented at our 2026 annual meeting of shareholders, other than pursuant to Rule 14a-8 or a proxy access director nomination, as applicable, must be made in proper written form to the Corporate Secretary and must be delivered to or mailed and received at the principal executive offices of the Company no earlier than December 31, 2025, and no later than January 30, 2026. Any such notice must meet the other requirements set forth in our By-laws. Our form of proxy will confer discretionary authority to vote on proposals not received by that date, and the persons named in our form of proxy will vote the shares represented by such proxies in accordance with their best judgment.

In addition to satisfying the foregoing requirements under the By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 2, 2026.
See “Director Nomination Recommendations” on page 19 for additional information.

74	PULTEGROUP, INC. | 2025 PROXY STATEMENT

OTHER MATTERS
Communicating with the Board
You (and any other shareholder or interested party) may communicate directly with the Board, the non-management directors as a group or any individual director or directors by writing to our Corporate Secretary at the mailing address specified for him above. You should indicate on the outside of the envelope the intended recipient (i.e., full Board, non-management directors as a group or any individual director or directors) of your communication. Each communication intended for the Board or any of PulteGroup’s non-management directors and received by our Corporate Secretary will be promptly forwarded to the specified party, other than those which are inappropriate or inconsistent with their duties as a director.
Cautionary Note Regarding Forward-Looking Statements and Disclaimer
This Proxy Statement contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “may,” “can,” “could,” “might,” “should,” “will” and similar expressions identify forward-looking statements, including statements related to any potential impairment charges and the impacts or effects thereof, expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.
Such risks, uncertainties and other factors include, among other things: interest rate changes and the availability of mortgage financing; the impact of any changes to our strategy in responding to the cyclical nature of the industry or deteriorations in industry changes or downward changes in general economic or other business conditions, including any changes regarding our land positions and the levels of our land spend; economic changes nationally or in our local markets, including inflation, deflation, changes in consumer confidence and preferences and the state of the market for homes in general; labor supply shortages and the cost of labor; the availability and cost of land and other raw materials used by us in our homebuilding operations; a decline in the value of the land and home inventories we maintain and resulting possible future writedowns of the carrying value of our real estate assets; competition within the industries in which we operate; rapidly changing technological developments including, but not limited to, the use of artificial intelligence in the homebuilding industry; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities, slow growth initiatives and/or local building moratoria; the availability and cost of insurance covering risks associated with our businesses, including warranty and other legal or regulatory proceedings or claims; damage from improper acts of persons over whom we do not have control or attempts to impose liabilities or obligations of third parties on us; weather related slowdowns; the impact of climate change and related governmental regulation; adverse capital and credit market conditions, which may affect our access to and cost of capital; the insufficiency of our income tax provisions and tax reserves, including as a result of changing laws or interpretations; the potential that we do not realize our deferred tax assets; our inability to sell mortgages into the secondary market; uncertainty in the mortgage lending industry, including revisions to underwriting standards and repurchase requirements associated with the sale of mortgage loans, and related claims against us; risks associated with the implementation of a new enterprise resource planning system; risks related to information technology failures, data security issues, and the effect of cybersecurity incidents and threats; the impact of negative publicity on sales; failure to retain key personnel; the impairment of our intangible assets; the disruptions associated with the COVID-19 pandemic (or another epidemic or pandemic or similar public threat or fear of such an event), and the measures taken to address it; the effect of cybersecurity incidents and threats; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See Item 1A – Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for a further discussion of these and other risks and uncertainties applicable to our businesses. We undertake no duty to update any forward-looking statement, whether as a result of new information, future events or changes in our expectations.
The information on our website, is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated herein or into any of our other filings with the Securities and Exchange Commission.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	75

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
What am I voting on?
You are voting on five proposals:
1.    The election of the ten nominees for director named in this Proxy Statement to serve a term of one year.
2.    The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.
3.    An advisory vote to approve executive compensation.
4.    Two shareholder proposals, each only if properly presented at the meeting.
What are the voting recommendations of the Board?
The Board of Directors recommends the following votes:
    FOR the election of the ten nominees for director named in this Proxy Statement.
    FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2025.
    FOR the proposal relating to the approval of the Company’s executive compensation.
    AGAINST each of the two shareholder proposals.
Will any other matter be voted on?
We are not aware of any other matters on which you will be asked to vote at the meeting. If you authorize a proxy to vote your shares and any other matter is properly brought before the meeting, Ryan R. Marshall and Todd N. Sheldon, acting as your proxies, will vote for you in their discretion.
How do I vote my shares?
If you are a shareholder of record as of the close of business on March 6, 2025 (the record date), you can give a proxy to be voted at the meeting either:
    if you received your proxy materials by mail, by mailing in the enclosed proxy card;
    by casting your vote during the virtual meeting by following the instructions on the virtual meeting website at: www.virtualshareholdermeeting.com/PHM2025;
    over the telephone by calling a toll-free number; or
    electronically, using the internet.
If you complete and mail in your proxy card, your shares will be voted as you indicate. If you do not indicate your voting preferences, Ryan R. Marshall and Todd N. Sheldon, acting as your proxies, will vote your shares in accordance with the Board’s recommendations.
The telephone and internet voting procedures have been set up for your convenience and have been designed to authenticate your identity, to allow you to give voting instructions and to confirm that those instructions have been recorded properly. If you are a shareholder of record and you would like to vote by telephone or by using the internet, please refer to the instructions on the Notice or proxy card.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker or nominee. Your broker or nominee has provided or will provide voting instructions for you to use in directing the broker or nominee on how to vote your shares.
What is the difference between a shareholder of record and a “street name” holder?
If your shares are registered directly in your name with Computershare Trust Company, N.A., the Company’s stock transfer agent, you are considered the shareholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of these shares, and your shares are held in “street name.”

76	PULTEGROUP, INC. | 2025 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
Can I change my vote?
Yes. You can change your vote or revoke your proxy before the meeting in any of three ways:
    by submitting another proxy by telephone, via the internet or by mail that is later dated and, if by mail, that is properly signed;
    by submitting written notice to the Corporate Secretary of the Company, which notice must be received by the Company by 5:00 P.M., Eastern Time, on April 29, 2025; or
    by voting via the internet at the virtual annual meeting.
What percentage of the vote is required for a proposal to be approved?
Each director will be elected by vote of a majority of the votes cast with respect to that director’s election. The service of such directors will be subject to the By-laws. For further details, see “Proposal One: Election of Directors” above. Proposals Two, Three, Four and Five each require the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on the action.
Although the advisory vote to approve executive compensation is non-binding, the Board of Directors will review the results of the vote and will take them into account in making determinations concerning executive compensation matters.
Who will count the vote?
Broadridge Financial Solutions, Inc. will act as the independent tabulator to receive and tabulate the proxies.
What does it mean if I get more than one Notice or proxy card?
It means your shares are held in more than one account. You should vote the shares on all of your proxy cards. To provide better shareholder service, we encourage you to have all your shares registered in the same name and address. To facilitate this preference, you should contact your bank, broker or intermediary where you would like the shares to be consolidated. They can assist you in the process of consolidating your accounts.
Why did I receive a one-page Notice in the mail regarding the internet availability of proxy materials instead of a full set of printed materials?
Pursuant to rules adopted by the SEC, the Company is required to provide access to its proxy materials via the internet and has elected to use the SEC’s Notice and Access Rules for soliciting proxies. Accordingly, the Company is sending a Notice to all of its shareholders as of the record date, which is March 6, 2025. All shareholders may access the Company’s proxy materials on the website referred to in the Notice. Shareholders may also request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials via the internet and how to request a printed copy can be found in the Notice. Additionally, by following the instructions in the Notice, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save the Company the cost of printing and mailing documents to you and will reduce the impact of the Company’s annual meetings of shareholders on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.
Who can attend the annual meeting?
All shareholders of record as of the close of business on March 6, 2025 can attend. The virtual meeting portal will open at 12:30 P.M., Eastern Time, and the meeting will begin promptly at 1:00 P.M., Eastern Time.
What do I need to do to attend the annual meeting?
You should plan to log on to the virtual annual meeting website at: www.virtualshareholdermeeting.com/PHM2025 at 12:30 P.M., Eastern Time on April 30, 2025.
Only shareholders who own PulteGroup common shares as of the close of business on March 6, 2025 will be entitled to attend the meeting. An admission ticket or recent bank or brokerage statement showing you owned PulteGroup shares as of March 6, 2025 will serve as verification of your ownership.

PULTEGROUP, INC. | 2025 PROXY STATEMENT	77

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
To be admitted electronically to the annual meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/PHM2025, and enter your 16-digit control code included in your proxy materials. Further instructions on how to participate in and vote at the annual meeting will be available at www.virtualshareholdermeeting.com/PHM2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 12:30 p.m., Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the meeting, please call the technical support number that will be posted on the virtual shareholder meeting login page.
If your shares are held in street name and your Notice of Internet Availability of Proxy Materials or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that Notice of Internet Availability of Proxy Materials. Otherwise, if you cannot locate your control number, shareholders who hold their shares in street name should contact their bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain their 16-digit control number in order to be able to attend, participate in, or vote at the Annual Meeting.
A list of shareholders entitled to vote at the annual meeting will be available at www.virtualshareholdermeeting.com/PHM2025 for examination during the annual meeting. Shareholders will need their 16-digit control code included in their proxy materials to access the list.
Can I ask questions at the annual meeting?
You may submit questions online during the annual meeting at www.virtualshareholdermeeting.com/PHM2025. We will endeavor to answer as many questions submitted by shareholders as time permits. Shareholder questions must be relevant to the meeting, pertinent to matters properly before the meeting, and briefly stated. The Company reserves the right to edit or reject any questions deemed duplicative, profane or inappropriate. Answers to questions that were appropriately submitted during the meeting will be posted at www.virtualshareholdermeeting.com/PHM2025 after the meeting.

What is the quorum requirement of the annual meeting?
On March 6, 2025, there were 201,585,399 shares issued and outstanding. The holders of a majority of the stock issued and outstanding and entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall constitute a quorum. If your shares are present in person or by proxy, your shares will be part of the quorum. Each share you owned on the record date shall be entitled to one vote. Shareholders participating in the virtual meeting are deemed to be present in person at the annual meeting.
How will abstentions be treated?
Abstentions will be counted as shares present at the meeting for purposes of determining whether a quorum exists. For each proposal, an abstention will not be counted as a vote cast and therefore will have no effect on whether the proposal is approved.
How will broker non-votes be treated?
Broker non-votes will be treated in the same manner, and have the same effect, as abstentions. A broker non-vote occurs when a broker cannot vote on a matter because the broker has not received instructions from the beneficial owner and lacks discretionary voting authority with respect to that matter. Brokers will lack discretionary voting authority with respect to the election of directors, the advisory vote to approve executive compensation and the shareholder proposals. Brokers will not lack discretionary voting authority with respect to the proposal to ratify the appointment of Ernst & Young LLP.

78	PULTEGROUP, INC. | 2025 PROXY STATEMENT

PULTEGROUP, INC.
3350 PEACHTREE ROAD NORTHEAST
SUITE 1500
ATLANTA, GA 30326
ATTN: TODD SHELDON

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 29, 2025 for shares held directly and by 11:59 P.M. ET on April 25, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/PHM2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 29, 2025 for shares held directly and by 11:59 P.M. ET on April 25, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64453-P27467-Z89498 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PULTEGROUP, INC.

The Board of Directors recommends you vote FOR all the nominees listed and FOR Proposals 2 and 3:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Kristen Actis-Grande	☐	☐	☐
1b. Brian P. Anderson	☐	☐	☐
1c. Bryce Blair	☐	☐	☐
1d. Thomas J. Folliard	☐	☐	☐
1e. Cheryl W. Grisé	☐	☐	☐
1f. André J. Hawaux	☐	☐	☐
1g. Ryan R. Marshall	☐	☐	☐
1h. John R. Peshkin	☐	☐	☐
1i. Scott F. Powers	☐	☐	☐
1j. Lila Snyder	☐	☐	☐

The Board of Directors recommends you vote AGAINST Proposals 4 and 5:	**For**	**Against**	**Abstain**
4. Shareholder proposal on amendment to clawback policy on unearned incentive pay, if properly presented at the meeting.	☐	☐	☐
5. Shareholder proposal on adoption of Paris-aligned emission reduction goals, if properly presented at the meeting.	☐	☐	☐

NOTE: If any other matter is properly brought before the meeting and any adjournments thereof, the persons named in the proxy will vote in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in the full corporate or partnership name by an authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Annual Meeting

PulteGroup, Inc. 2025 Annual Meeting of Shareholders
April 30, 2025 at 1:00 P.M. ET
Via the Internet at: www.virtualshareholdermeeting.com/PHM2025

V64454-P27467-Z89498

PULTEGROUP, INC.
2025 Annual Meeting of Shareholders
April 30, 2025 1:00 PM ET
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ryan R. Marshall and Todd N. Sheldon, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of PULTEGROUP, INC. that the shareholder(s) is/are entitled to vote at the 2025 Annual Meeting of Shareholders to be held at 1:00 PM ET, on April 30, 2025, via the internet at: www.virtualshareholdermeeting.com/PHM2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, Mr. Marshall and Mr. Sheldon are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side